EXHIBIT 4.1
                                                                     -----------


--------------------------------------------------------------------------------
             U.S.$2,000,000,000 NON-REVOLVING TERM CREDIT FACILITIES
--------------------------------------------------------------------------------




                                CREDIT AGREEMENT

                                     BETWEEN

                                   NEXEN INC.
                                   AS BORROWER

                                       AND

                       THE FINANCIAL INSTITUTIONS NAMED IN
                            SCHEDULE A ANNEXED HERETO
                                   AS LENDERS

                                       AND

                            THE TORONTO-DOMINION BANK
                             AS AGENT OF THE LENDERS



                          MADE AS OF NOVEMBER 26, 2004






--------------------------------------------------------------------------------



                                  TD SECURITIES
                        AS LEAD ARRANGER AND BOOK MANAGER


                            THE TORONTO-DOMINION BANK
                             AS ADMINISTRATION AGENT


--------------------------------------------------------------------------------

                                                TABLE OF CONTENTS
ARTICLE 1 INTERPRETATION..........................................................................................2
   1.1      DEFINITIONS...........................................................................................2
   1.2      HEADINGS; ARTICLES AND SECTIONS......................................................................28
   1.3      NUMBER; PERSONS; INCLUDING...........................................................................28
   1.4      ACCOUNTING PRINCIPLES................................................................................28
   1.5      REFERENCES TO AGREEMENTS AND ENACTMENTS..............................................................29
   1.6      PER ANNUM CALCULATIONS...............................................................................29
   1.7      SCHEDULES............................................................................................29

ARTICLE 2 THE CREDIT FACILITIES..................................................................................30
   2.1      THE CREDIT FACILITIES................................................................................30
   2.2      TYPES OF AVAILMENTS..................................................................................30
   2.3      PURPOSE..............................................................................................30
   2.4      AVAILABILITY AND NATURE OF THE CREDIT FACILITIES; AUTOMATIC REDUCTION OF BRIDGE
            FACILITY BY DEBT AND EQUITY ISSUES...................................................................30
   2.5      MINIMUM DRAWDOWNS....................................................................................31
   2.6      LIBOR LOAN AVAILABILITY..............................................................................31
   2.7      NOTICE PERIODS FOR DRAWDOWNS, CONVERSIONS AND ROLLOVERS..............................................31
   2.8      CONVERSION OPTION....................................................................................32
   2.9      LIBOR LOAN ROLLOVERS; SELECTION OF LIBOR INTEREST PERIODS............................................32
   2.10     ROLLOVERS AND CONVERSIONS NOT REPAYMENTS.............................................................33
   2.11     AGENT'S OBLIGATIONS WITH RESPECT TO CANADIAN PRIME RATE LOANS, U.S. BASE RATE
            LOANS AND LIBOR LOANS................................................................................33
   2.12     LENDERS' AND AGENT'S OBLIGATIONS WITH RESPECT TO CANADIAN PRIME RATE LOANS, U.S.
            BASE RATE LOANS AND LIBOR LOANS......................................................................33
   2.13     IRREVOCABILITY.......................................................................................33
   2.14     OPTIONAL CANCELLATION OR REDUCTION OF CREDIT FACILITIES..............................................33
   2.15     OPTIONAL REPAYMENT...................................................................................34
   2.16     MANDATORY REPAYMENT OF BRIDGE FACILITY...............................................................35
   2.17     MANDATORY REPAYMENT OF DEVELOPMENT FACILITY; EXTENSION OF DEVELOPMENT FACILITY MATURITY DATE.........36
   2.18     CURRENCY EXCESS......................................................................................37
   2.19     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES..............................................37

ARTICLE 3 CONDITIONS PRECEDENT TO DRAWDOWNS......................................................................38
   3.1      CONDITIONS FOR DRAWDOWNS.............................................................................38
   3.2      ADDITIONAL CONDITIONS FOR FIRST DRAWDOWN.............................................................38
   3.3      WAIVER...............................................................................................40

ARTICLE 4 EVIDENCE OF DRAWDOWNS..................................................................................40
   4.1      ACCOUNT OF RECORD....................................................................................40

ARTICLE 5 PAYMENTS OF INTEREST AND FEES..........................................................................40
   5.1      INTEREST ON CANADIAN PRIME RATE LOANS................................................................40
   5.2      INTEREST ON U.S. BASE RATE LOANS.....................................................................41
   5.3      INTEREST ON LIBOR LOANS..............................................................................41
   5.4      INTEREST ACT (CANADA)................................................................................41

                                                         --ii-


   5.5      NOMINAL RATES; NO DEEMED REINVESTMENT................................................................41
   5.6      STANDBY FEES.........................................................................................42
   5.7      ADDITIONAL FEE.......................................................................................42
   5.8      AGENT'S FEES.........................................................................................42
   5.9      INTEREST ON OVERDUE AMOUNTS..........................................................................42
   5.10     WAIVER...............................................................................................43
   5.11     MAXIMUM RATE PERMITTED BY LAW........................................................................43

ARTICLE 6 BANKERS' ACCEPTANCES...................................................................................43
   6.1      BANKERS' ACCEPTANCES.................................................................................43
   6.2      FEES.................................................................................................43
   6.3      FORM AND EXECUTION OF BANKERS' ACCEPTANCES...........................................................43
   6.4      POWER OF ATTORNEY; PROVISION OF BANKERS' ACCEPTANCES TO LENDERS......................................44
   6.5      MECHANICS OF ISSUANCE................................................................................46
   6.6      ROLLOVER, CONVERSION OR PAYMENT ON MATURITY..........................................................47
   6.7      RESTRICTION ON ROLLOVERS AND CONVERSIONS.............................................................48
   6.8      ROLLOVERS............................................................................................48
   6.9      CONVERSION INTO BANKERS' ACCEPTANCES.................................................................48
   6.10     CONVERSION FROM BANKERS' ACCEPTANCES.................................................................48
   6.11     BA EQUIVALENT ADVANCES...............................................................................48
   6.12     TERMINATION OF BANKERS' ACCEPTANCES..................................................................49

ARTICLE 7 PLACE AND APPLICATION OF PAYMENTS......................................................................49
   7.1      PLACE OF PAYMENT OF PRINCIPAL, INTEREST AND FEES; PAYMENTS TO AGENT..................................49
   7.2      DESIGNATED ACCOUNTS OF THE LENDERS...................................................................49
   7.3      FUNDS................................................................................................50
   7.4      APPLICATION OF PAYMENTS..............................................................................50
   7.5      SET OFF..............................................................................................50
   7.6      MARGIN CHANGES; ADJUSTMENTS FOR MARGIN CHANGES; NOTICE OF RATING CHANGES.............................51

ARTICLE 8 REPRESENTATIONS AND WARRANTIES.........................................................................52
   8.1      REPRESENTATIONS AND WARRANTIES.......................................................................52
      (A)      EXISTENCE AND GOOD STANDING.......................................................................52
      (B)      AUTHORITY.........................................................................................52
      (C)      VALID AUTHORIZATION AND EXECUTION.................................................................52
      (D)      VALIDITY OF AGREEMENT - NON-CONFLICT..............................................................52
      (E)      OWNERSHIP OF PROPERTY.............................................................................53
      (F)      ENCUMBRANCES......................................................................................53
      (G)      COMPLIANCE WITH OTHER INSTRUMENTS.................................................................53
      (H)      NO OMISSIONS......................................................................................53
      (I)   NON-DEFAULT..........................................................................................54
      (J)   FINANCIAL CONDITION..................................................................................54
      (K)      ABSENCE OF LITIGATION.............................................................................54
      (L)   COMPLIANCE WITH APPLICABLE LAWS, COURT ORDERS AND MATERIAL AGREEMENTS................................54
      (M)      AUTHORIZATIONS IN EFFECT..........................................................................55
      (N)      REMITTANCES UP TO DATE............................................................................55
      (O)      MATERIAL RESTRICTED SUBSIDIARIES..................................................................55
      (P)      ENVIRONMENTAL.....................................................................................55


                                                        -iii-


      (Q)      TAXES.............................................................................................56
      (R)      RESTRICTED SUBSIDIARY DEBT........................................................................56
      (S)      INFORMATION AND PROJECTIONS.......................................................................56
   8.2      DEEMED REPETITION....................................................................................57
   8.3      OTHER DOCUMENTS......................................................................................57
   8.4      EFFECTIVE TIME OF REPETITION.........................................................................57
   8.5      NATURE OF REPRESENTATIONS AND WARRANTIES.............................................................57

ARTICLE 9 GENERAL COVENANTS......................................................................................58
   9.1      AFFIRMATIVE COVENANTS OF THE BORROWER................................................................58
      (A)      PUNCTUAL PAYMENT AND PERFORMANCE..................................................................58
      (B)      MAINTENANCE AND OPERATION.........................................................................58
      (C)      COMPLIANCE WITH LEGISLATION GENERALLY.............................................................58
      (D)      MATERIAL LITIGATION...............................................................................58
      (E)      FINANCIAL STATEMENTS AND OTHER INFORMATION........................................................59
      (F)      RIGHTS OF INSPECTION..............................................................................60
      (G)      NOTICE OF DEFAULT OR EVENT OF DEFAULT.............................................................60
      (H)      NOTICE OF MATERIAL ADVERSE EFFECT.................................................................60
      (I)   PAYMENT OF TAXES, WITHHOLDINGS, ETC..................................................................60
      (J)   PAYMENT OF PREFERRED CLAIMS..........................................................................60
      (K)      ENVIRONMENTAL COVENANTS...........................................................................61
      (L)   USE OF LOANS.........................................................................................62
   9.2      NEGATIVE COVENANTS OF THE BORROWER...................................................................62
      (A)      CHANGE OF BUSINESS................................................................................62
      (B)      NEGATIVE PLEDGE...................................................................................62
      (C)      NO DISSOLUTION....................................................................................62
      (D)      NO MERGER, AMALGAMATION, ETC......................................................................62
      (E)      LIMIT ON RESTRICTED SUBSIDIARY DEBT...............................................................63
      (F)      NO GUARANTEE OF UNRESTRICTED SUBSIDIARY...........................................................63
   9.3      LONG TERM DEBT TO EBITDA RATIO.......................................................................64
   9.4      AGENT MAY PERFORM COVENANTS..........................................................................64

ARTICLE 10 EVENTS OF DEFAULT AND ACCELERATION....................................................................64
   10.1     EVENTS OF DEFAULT....................................................................................64
   10.2     ACCELERATION.........................................................................................66
   10.3     CONVERSION ON DEFAULT................................................................................67
   10.4     REMEDIES CUMULATIVE AND WAIVERS......................................................................67
   10.5     TERMINATION OF LENDERS' OBLIGATIONS..................................................................67

ARTICLE 11 CHANGE OF CIRCUMSTANCES...............................................................................68
   11.1     MARKET DISRUPTION RESPECTING LIBOR LOANS.............................................................68
   11.2     MARKET DISRUPTION RESPECTING BANKERS' ACCEPTANCES....................................................68
   11.3     CHANGE IN LAW........................................................................................69
   11.4     PREPAYMENT OF PORTION................................................................................71
   11.5     ILLEGALITY...........................................................................................71

ARTICLE 12 COSTS, EXPENSES AND INDEMNIFICATION...................................................................72
   12.1     COSTS AND EXPENSES...................................................................................72
   12.2     GENERAL INDEMNITY....................................................................................72


                                                        -iv-


   12.3     ENVIRONMENTAL INDEMNITY..............................................................................73
   12.4     JUDGMENT CURRENCY....................................................................................74

ARTICLE 13 THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES.................................................75
   13.1     AUTHORIZATION AND ACTION.............................................................................75
   13.2     PROCEDURE FOR MAKING LOANS...........................................................................75
   13.3     REMITTANCE OF PAYMENTS...............................................................................76
   13.4     REDISTRIBUTION OF PAYMENT............................................................................77
   13.5     DUTIES AND OBLIGATIONS...............................................................................78
   13.6     PROMPT NOTICE TO THE LENDERS.........................................................................79
   13.7     AGENT'S AND LENDERS' AUTHORITIES.....................................................................79
   13.8     LENDER CREDIT DECISION...............................................................................79
   13.9     INDEMNIFICATION OF AGENT.............................................................................80
   13.10       SUCCESSOR AGENT...................................................................................80
   13.11       TAKING AND ENFORCEMENT OF REMEDIES................................................................81
   13.12       RELIANCE UPON AGENT...............................................................................82
   13.13       NO LIABILITY OF AGENT.............................................................................82
   13.14       ARTICLE FOR BENEFIT OF AGENT AND LENDERS..........................................................82

ARTICLE 14 GENERAL...............................................................................................82
   14.1     EXCHANGE AND CONFIDENTIALITY OF INFORMATION..........................................................82
   14.2     NATURE OF OBLIGATION UNDER THIS AGREEMENT............................................................83
   14.3     NOTICES..............................................................................................84
   14.4     GOVERNING LAW........................................................................................85
   14.5     BENEFIT OF THE AGREEMENT.............................................................................85
   14.6     ASSIGNMENT...........................................................................................85
   14.7     PARTICIPATIONS.......................................................................................86
   14.8     SEVERABILITY.........................................................................................86
   14.9     WHOLE AGREEMENT......................................................................................86
   14.10       AMENDMENTS AND WAIVERS............................................................................86
   14.11       FURTHER ASSURANCES................................................................................87
   14.12       ATTORNMENT........................................................................................87
   14.13       TIME OF THE ESSENCE...............................................................................87
   14.14       CREDIT AGREEMENT GOVERNS..........................................................................87
   14.15       COUNTERPARTS......................................................................................88

                                CREDIT AGREEMENT

         THIS AGREEMENT is made as of November 26, 2004

B E T W E E N:

                  NEXEN INC., a corporation subsisting under the laws of Canada, (hereinafter referred to as the "BORROWER"),

                                                              OF THE FIRST PART,

                                     - and -

                  THE TORONTO-DOMINION BANK and those other financial institutions named on Schedule A annexed hereto, together with such other financial institutions as become parties hereto, as lenders (hereinafter sometimes collectively referred to as the "LENDERS" and sometimes individually referred to as a "LENDER"),

                                                             OF THE SECOND PART,

                                     - and -

                  THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders hereunder (hereinafter referred to as the "AGENT"),

                                                              OF THE THIRD PART.

                  WHEREAS the Purchaser, a Wholly-Owned Subsidiary, has entered into the Purchase and Sale Agreement and, pursuant thereto, has agreed to make the Acquisition;

                  AND WHEREAS the Borrower has requested the Lenders to provide the Bridge Facility to finance a portion of the cost of the Acquisition and to provide the Development Facility to finance a portion of its Subsidiaries' share of the costs for the development and operation of the Acquired Fields;

                  AND WHEREAS the Lenders have agreed to provide the Credit Facilities to the Borrower on the terms and conditions herein set forth;

                  AND WHEREAS the Lenders wish the Agent to act on their behalf with regard to certain matters associated with the Credit Facilities;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1               DEFINITIONS

                  In this Agreement, unless something in the subject matter or context is inconsistent therewith:

"ACQUIRED FIELDS" means the Buzzard Field and the Scott and Telford Fields (each as defined in the Purchase and Sale Agreement), together with the other oil fields located in the North Sea in which any or all of the Target Companies hold an interest and which are referenced in the Purchase and Sale Agreement, including all property and assets of the Target Companies related to any or all of such oil fields.

"ACQUISITION" means the acquisition by the Purchaser from the Seller of all of the issued and outstanding shares in the capital of the Target and certain inter-company debt owing by the Target Companies.

"ADDITIONAL COMPENSATION" has the meaning set out in Section 11.3(1).

"ADVANCE" means an advance of funds made by the Lenders or by any one or more of them to the Borrower, but does not include any Conversion or Rollover.

"AFFECTED LOAN" has the meaning set out in Section 11.4.

"AFFILIATE" means any person which, directly or indirectly, controls, is controlled by or is under common control with another person; and, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the power to direct or cause the direction of the management and policies of any person, whether through the ownership of shares or by contract or otherwise.

"AGENCY FEE AGREEMENT" means the Agency Fee Agreement dated as of even date herewith between the Borrower and the Agent respecting the payment of certain fees and other amounts to the Agent for its own account.

"AGENT'S ACCOUNTS" means the following accounts maintained by the Agent at The Toronto-Dominion Bank, International Centre Toronto, 66 Wellington Street West, 5th Floor, Toronto, Ontario, M5K 1A2 to which payments and transfers under this Agreement are to be effected:

         (a) for Canadian Dollars: The Toronto-Dominion Bank, International Centre Toronto, SWIFT: TDOMCATTTOR, for account: Agency Administration, Cdn.$ Account No. 0360-01-2176220, Ref: Nexen Inc.; and

         (b) for United States Dollars: Bank of America, N.A., New York, BOFAUS3N, ABA #026 009 593, for credit to: The Toronto-Dominion Bank, Toronto, Account No. 6550-8-26336, for further credit to: Agency Administration, U.S.$ Account No. 0360-01-2176317, Ref: Nexen Inc.,
or such other account or accounts as the Agent may from time to time designate by notice to the Borrower and the Lenders.

"AGREEMENT" means this credit agreement, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.

"APPLICABLE PRICING RATE", as regards any Loan or the standby fees payable in accordance with Section 5.6, means, when and for so long as the unsecured, unsubordinated long term debt of the Borrower is rated one of the following or is unrated (as the case may be) by a Designated Rating Agency, the percentage rate per annum set forth opposite such rating or indication in the column applicable to the type of Loan in question or such standby fee:

------------------------------------------------------------------------------------------------------------------------
     MOODY'S               S&P          MARGIN ON CANADIAN PRIME     MARGIN ON LIBOR LOANS AND        STANDBY FEE ON
                                        RATE LOANS AND U.S. BASE    ACCEPTANCE FEES FOR BANKERS'
                                               RATE LOANS                   ACCEPTANCES            DEVELOPMENT FACILITY
------------------------------------------------------------------------------------------------------------------------
   A2 or higher        A or higher           0.0% per annum               0.75% per annum            0.17% per annum
------------------------------------------------------------------------------------------------------------------------
        A3                 A-                0.0% per annum               0.80% per annum            0.18% per annum
------------------------------------------------------------------------------------------------------------------------
       Baa1               BBB+               0.0% per annum               0.90% per annum            0.20% per annum
------------------------------------------------------------------------------------------------------------------------
       Baa2                BBB               0.0% per annum               1.00% per annum            0.21% per annum
------------------------------------------------------------------------------------------------------------------------
       Baa3               BBB-              0.10% per annum               1.10% per annum            0.22% per annum
------------------------------------------------------------------------------------------------------------------------
 below Baa3 or if   below BBB- or if        0.35% per annum               1.35% per annum            0.23% per annum
   not rated by     not rated by S&P
     Moody's
------------------------------------------------------------------------------------------------------------------------

provided that:

         (a) the ratings in the above table refer to the unsecured, unsubordinated long term debt rating classifications of Moody's and S&P on the date hereof; all references in this definition to any such rating shall be deemed to be to the then equivalent rating of the relevant Designated Rating Agency;

         (b) the above rates per annum applicable to Libor Loans are expressed on the basis of a year of 360 days and the above rates per annum applicable to Bankers' Acceptances are expressed on the basis of a year of 365 days;

         (c) changes in Applicable Pricing Rate shall be effective in accordance with Section 7.6;

         (d) the above changes in Applicable Pricing Rate shall apply, as at the effective dates of such changes, to Libor Loans outstanding on such dates, but only for those portions of applicable Interest Periods falling within those times during which the changes in Applicable Pricing Rate are effective, as provided above;

         (e) if at any time the debt rating assigned by one of the Designated Rating Agencies is in a rating subcategory which is one rating subcategory higher than the debt rating assigned by the other such agency, then the Applicable Pricing Rate shall be determined by reference to the rates per annum opposite the higher of the debt ratings so assigned and if the debt rating so assigned by one of such agencies is in a rating subcategory which is more then one rating subcategory higher than the debt rating assigned by the other, then the Applicable Pricing Rate shall be the simple average of the relevant rates per annum opposite the debt rating assigned by each Designated Rating Agency;

         (f)      for the purposes of subparagraph (e) of this definition:

                  (i) the lack of a designation of a debt rating as "+" or "-", as the case may be, shall be deemed to be a designation by the relevant Designated Rating Agency of a rating in the middle of the relevant rating category;

                  (ii) "RATING SUBCATEGORY" means each designation of "1", "2", "3", "+", "-" or "middle" (whether expressly or in accordance with subparagraph (i) above) by the Designated Rating Agencies to indicate relative strength within rating categories; and

                  (iii) Moody's and S&P rating subcategories set forth in the same row of the above table are equivalent to the rating subcategory of the other Designated Rating Agency appearing immediately opposite the same in such row; and

         (g) the above rates shall be increased under the Bridge Facility as follows:

                  (i) on the 12 month anniversary of the Closing Date, each of the above rates per annum shall be increased by 0.25% per annum; and

                  (ii) on the 24 month anniversary of the Closing Date, each of the above rates per annum shall be increased by a further 0.25% per annum.

"ASSIGNMENT AGREEMENT" means an assignment agreement substantially in the form of Schedule B annexed hereto, with such modifications thereto as may be required from time to time by the Agent, acting reasonably.

"BA DISCOUNT RATE" means:

         (a) in relation to a Bankers' Acceptance accepted by a Schedule I Lender, the CDOR Rate;

         (b) in relation to a Bankers' Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

                  (i) the Discount Rate then applicable to bankers' acceptances accepted by such Schedule II Lender or
                           Schedule III Lender; and

                  (ii)     the CDOR Rate plus 0.10% per annum,

                  provided that if both such rates are equal, then the "BA Discount Rate" applicable thereto shall be the rate specified in (i) above; and

         (c)      in relation to a BA Equivalent Advance:

                  (i)      made by a Schedule I Lender, the CDOR Rate;

                  (ii) made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph
                           (b) of this definition; and

                  (iii) made by any other Lender, the CDOR Rate plus 0.10% per annum.

"BA EQUIVALENT ADVANCE" means, in relation to a Drawdown of, Conversion into or Rollover of Bankers' Acceptances, an Advance in Canadian Dollars made by a Non-Acceptance Lender as part of such Loan.

"BANKERS' ACCEPTANCE" means a draft in Canadian Dollars drawn by the Borrower, accepted by a Lender and issued for value pursuant to this Agreement.

"BANKING DAY" means, in respect of a Libor Loan, a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario, New York, New York and London, England and, for all other purposes, shall mean a day on which banks are open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, but does not in any event include a Saturday or a Sunday.

"BRIDGE FACILITY" means the credit facility in the maximum principal amount of U.S.$1,500,000,000 or the Equivalent Amount in Canadian Dollars to be made available to the Borrower by the Lenders in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

"BRIDGE FACILITY COMMITMENT" means the commitment by each Lender under the Bridge Facility to provide the amount of United States Dollars (or the Equivalent Amount thereof) set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the provisions hereof.

"BRIDGE FACILITY MATURITY DATE" means May 25, 2007.

"CANADIAN DOLLARS" and "CDN. $" mean the lawful money of Canada.

"CANADIAN PRIME RATE" means, for any day, the greater of:

         (a) the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers of varying degrees of creditworthiness in Canada for Canadian Dollar demand loans in Canada; and

         (b) the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers' acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.4) which rate is shown on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum;

provided that if both such rates are equal or if such one month bankers' acceptance rate is unavailable for any reason on any date of determination, then the "Canadian Prime Rate" shall be the rate specified in (a) above.

"CANADIAN PRIME RATE LOAN" means an Advance in, or Conversion into, Canadian Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Canadian Prime Rate.

"CANADIAN RESIDENT LENDER" means a Lender which is either:

         (a)      a resident of Canada for purposes of the INCOME TAX ACT
                  (Canada); or

         (b) an authorized foreign bank as defined in section 2 of the BANK ACT (Canada) which receives all amounts paid or credited to such Lender under this Agreement in respect of its "Canadian banking business" for purposes of paragraph 212(13.3)(a) of the INCOME TAX ACT (Canada).

"CAPITAL SECURITIES" means securities, including debt securities, issued by the Borrower which at all times have the following characteristics:

         (a) an initial final maturity extending beyond the last Maturity Date applicable to any Lender or Lenders;

         (b) no scheduled payments of principal thereunder prior to the last Maturity Date applicable to any Lender or Lenders;

         (c) a Default, Event of Default, acceleration of the payment of the Obligations or enforcement of the rights and remedies of the Lenders under the Documents or a default, event of default, acceleration or similar circumstance under any other Senior Debt shall not (i) cause a default or event of default (with the passage of time or otherwise) under such securities or the indenture governing the same, or (ii) cause or permit the obligations thereunder to be due and payable prior to the stated maturity thereof;

         (d) payments of principal due and payable thereunder can be satisfied by delivering common shares in the capital of the Borrower in accordance with the indenture governing such securities;

         (e) all amounts payable in respect to such securities are subordinate and junior in right of payment to the prior payment in full of all Obligations and any other Senior Debt upon a payment default on any Senior Debt in respect of which any applicable grace period has ended and such default has not been cured or waived or ceased to exist or the acceleration of any Senior Debt which has not been rescinded; and

         (f) such securities shall not be entitled to any distribution upon the distribution of assets of the Borrower to creditors for any reason (except in connection with any proceeding permitted under Section 9.2(d)), including dissolution, bankruptcy or any such similar proceedings, until all Obligations and all other Senior Debt have been paid in full;

provided that, for certainty, Capital Securities shall include the Borrower's 7.35% Subordinated Notes due November 1, 2043 issued pursuant to a Subordinated Debt Indenture dated as of November 4, 2003 between the Borrower and Deutsche Bank Trust Company Americas, provided that such Notes at all times have all of the characteristics described in subparagraphs (a) to (f), inclusive, above of this definition.

"CDOR RATE" means, on any date on which Bankers' Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers' acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers' acceptances in a comparable amount and with comparable maturity dates to the Bankers' Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day.

"CLEARING HOUSE" has the meaning set out in Section 6.4.

"CLOSING DATE" means the date of this Agreement.

"COMMITMENT" means either a Bridge Facility Commitment or a Development Facility Commitment.

"COMMODITY AGREEMENT" means any agreement for the making or taking of delivery of any commodity (including Petroleum Substances), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into by the Borrower or a Restricted Subsidiary where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity.

"COMPLIANCE CERTIFICATE" means a certificate of the Borrower signed on its behalf by the president, chief financial officer, vice president-finance or treasurer of the Borrower, substantially in the form annexed hereto as Schedule C, to be given to the Agent and the Lenders by the Borrower pursuant hereto.

"CONSOLIDATED NET TANGIBLE ASSETS" means, as at any date of determination, all consolidated assets of the Borrower (other than assets and liabilities of Unrestricted Subsidiaries) as shown in a consolidated balance sheet of the Borrower for such date, less the aggregate of the following amounts reflected upon such balance sheet:

         (a) all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

         (b) to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this subparagraph (b) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in (a) above;

         (c)      minority interests;

         (d)      current liabilities;

         (e) Non-Recourse Assets to the extent of the outstanding Non-Recourse Debt financing such assets;

         (f)      investments in and advances to Unrestricted Subsidiaries;

all as determined in accordance with generally accepted accounting principles.

"CONVERSION" means a conversion or deemed conversion of a Loan into another type of Loan pursuant to the provisions hereof; provided that, subject to Section 2.8 and to Article 6 with respect to Bankers' Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Loan into which such conversion was made.

"CONVERSION DATE" means the date specified by the Borrower as being the date on which the Borrower has elected to convert, or this Agreement requires the conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.

"CONVERSION NOTICE" means a notice substantially in the form annexed hereto as Schedule D to be given to the Agent by the Borrower pursuant hereto.

"CREDIT FACILITIES" means, collectively, the Bridge Facility and the Development Facility, and "CREDIT FACILITY" means either of such credit facilities.

"CURRENCY EXCESS" has the meaning set out in Section 2.18.

"CURRENCY EXCESS DEFICIENCY" has the meaning set out in Section 2.18.

"CURRENCY HEDGING AGREEMENT" means any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the

Borrower or a Restricted Subsidiary where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.

"DBNA" has the meaning set out in Section 6.4.

"DEBT" means all obligations, liabilities and indebtedness of the Borrower which would, in accordance with generally accepted accounting principles, be classified upon a consolidated statement of financial position of the Borrower as liabilities of the Borrower and, whether or not so classified, shall include (without duplication):

         (a) indebtedness of the Borrower and its Subsidiaries for borrowed money;

         (b) obligations of the Borrower and its Subsidiaries arising pursuant to bankers' acceptance facilities and commercial paper programs, or letters of credit and letters of guarantee supporting obligations which would otherwise constitute Debt within the meaning of this definition or indemnities issued in connection therewith;

         (c) obligations of the Borrower and its Subsidiaries under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the indebtedness of any other person or the obligations of any other person which would otherwise constitute Debt within the meaning of this definition and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another person in respect of indebtedness or such other Debt obligations, including endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

         (d) all obligations of the Borrower and its Subsidiaries created or arising under any: (i) conditional sales agreement or other title retention agreement, (ii) capital lease or (iii) other lease financing out of the ordinary course of business;

         (e)      deferred revenues relating to third party obligations; and

         (f) Financial Instrument Obligations under Interest Hedging Agreements, Currency Hedging Agreements and Commodity Agreements entered into for speculative purposes (determined, where relevant, by reference to generally accepted accounting principles) or other than in the ordinary course of business; for certainty, Interest Hedging Agreements having as a subject matter principal amounts (either individually or in the aggregate, but determined on a net basis taking into account transactions or agreements entered into to reverse the position or limit the exposure under an existing Interest Hedging Agreement) greater than the aggregate liability of the Borrower and its Subsidiaries for borrowed money shall be for speculative purposes;

and shall exclude:

         (g) for certainty, any Debt owing to the Borrower or a Restricted Subsidiary;

         (h)      Non-Recourse Debt;

         (i) Unrestricted Subsidiary Debt which the Borrower and its Restricted Subsidiaries have not guaranteed or otherwise become liable for or contingently liable for;

         (j) each of the following, determined (as required) in accordance with generally accepted accounting principles:

                  (i) accounts payable and accrued liabilities incurred in the ordinary course of business;

                  (ii) current taxes payable and future income tax liabilities;

                  (iii)    dividends payable;

                  (iv)     accrued interest payable;

                  (v) asset retirement obligations and other deferred credits and liabilities; and

                  (vi) such other similar liabilities as may be agreed by the Majority of the Lenders from time to time.

"DEFAULT" means any event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would constitute an Event of Default.

"DESIGNATED RATING AGENCIES" means Moody's and S&P.

"DEVELOPMENT FACILITY" means the credit facility in the maximum principal amount of U.S.$500,000,000 or the Equivalent Amount in Canadian Dollars to be made available to the Borrower by the Lenders in accordance with the provisions hereof, subject to any reduction in accordance with the provisions hereof.

"DEVELOPMENT FACILITY COMMITMENT" means the commitment by each Lender under the Development Facility to provide the amount of United States Dollars (or the Equivalent Amount thereof) set forth opposite its name in Schedule A annexed hereto, subject to any reduction in accordance with the provisions hereof.

"DEVELOPMENT FACILITY MATURITY DATE" means November 26, 2007; unless such date is extended to May 23, 2008 in accordance with Section 2.17(2).

"DISCOUNT PROCEEDS" means the net cash proceeds to the Borrower from the sale of a Bankers' Acceptance pursuant hereto or, in the case of BA Equivalent Advances, the amount of a BA Equivalent Advance at the BA Discount Rate, in any case, before deduction or payment of the fees to be paid to the Lenders under Section 6.2.

"DISCOUNT RATE" means, with respect to the issuance of a bankers' acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers' acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers' acceptance on its date of issuance and had repaid the respective face amount of such bankers' acceptance on the maturity date thereof.

"DOCUMENTS" means this Agreement, the Agency Fee Agreement and all certificates, notices, instruments and other documents delivered or to be delivered to the Agent or the Lenders, or both, in relation to the Credit Facilities pursuant hereto or thereto and, when used in relation to any person, the term "Documents" shall mean and refer to the Documents executed and delivered by such person.

"DRAWDOWN" means:

         (a) an Advance of a Canadian Prime Rate Loan, U.S. Base Rate Loan or Libor Loan; or

         (b) the issue of Bankers' Acceptances (or the making of a BA Equivalent Advance in lieu thereof) other than as a result of Conversions or Rollovers.

"DRAWDOWN DATE" means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.

"DRAWDOWN NOTICE" means a notice substantially in the form annexed hereto as Schedule E to be given to the Agent by the Borrower pursuant hereto.

"EBITDA" of the Borrower in any financial period means the Net Income for such period, plus:

         (a)      Interest Expense, to the extent deducted in determining Net
                  Income;

         (b) all amounts deducted in the calculation of Net Income in respect of the provision for income taxes (in accordance with generally accepted accounting principles);

         (c) all amounts deducted in the calculation of Net Income in respect of non-cash items, including depletion, depreciation, amortization and future income tax liabilities;

         (d) all amounts deducted in the calculation of Net Income in respect of exploration expense; and

         (e)      equity loss and extraordinary and non-recurring losses;

less:    (f)      equity income and extraordinary and non-recurring income and gains; and

         (g) any Net Income from or attributable to Non-Recourse Assets to which income (or proceeds thereof) the lenders or other creditors holding Non-Recourse Debt may have recourse under any circumstances.

"ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including:

         (a) any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

         (b) any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

"ENVIRONMENTAL LAWS" means all applicable federal, provincial, state, regional, municipal or local laws with respect to the environment or environmental or public health and safety matters contained in statutes, regulations, rules, ordinances, orders, judgments, approvals, notices, permits or policies, guidelines or directives having the force of law.

"EQUIVALENT AMOUNT" means, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of United States Dollars to Canadian Dollars or of Canadian Dollars to United States Dollars, as the case may be, at the noon rate of exchange for Canadian interbank transactions established by the Bank of Canada for the day in question, or, if such rate is for any reason unavailable, at the spot rate quoted for wholesale transactions by the Agent at approximately noon (Toronto time) on that date in accordance with its normal practice.

"EVENT OF DEFAULT" has the meaning set out in Section 10.1.

"EXCLUDED DEBT ISSUES" means any of the following:

         (a) Debt issued by a Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary or issued by the Borrower to a Wholly-Owned Subsidiary;

         (b) Debt issued by the Borrower pursuant to the credit facilities of the Borrower existing on the date hereof, or any extensions or replacements of such credit facilities, provided that, in each case, the principal amounts of such credit facilities are not increased; and

         (c) Debt issued by the Borrower or any of its Restricted Subsidiaries pursuant to new credit facilities established after the date hereof; provided that:

                  (i) such new credit facilities are either: (A) operating credit facilities relating to the provision of working capital for the Borrower or any Restricted Subsidiary or (B) credit facilities relating to the issuance of letters of credit in the ordinary course of business and, for certainty, not to assure the repayment of or to defease any Debt referenced in subparagraphs (a) to (e), inclusive, of the definition of Debt; and

                  (ii) the principal amount of such new credit facilities shall not, in the aggregate, exceed Cdn.$100,000,000 (or the equivalent thereof in any other currency) at any time.

"EXCLUDED DISPOSITION" means, in respect of the Borrower or any of its Subsidiaries, any of the following:

         (a) a sale or disposition of P&NG Rights (and related tangibles) resulting from any pooling or unitization entered into the ordinary course of business and in accordance with sound industry practice when, in the reasonable judgment of the Borrower, it is necessary to do so in order to facilitate the orderly exploration, development or operation of such P&NG Rights;

         (b) a sale or disposition of P&NG Rights or Leases in exchange for other P&NG Rights or Leases if the Borrower and its Subsidiaries do not receive any cash proceeds of disposition;

         (c) a sale or disposition by the Borrower or such Subsidiary in the ordinary course of business and in accordance with sound industry practice of tangible personal property that is obsolete, no longer useful for its intended purpose or being replaced in the ordinary course of business;

         (d) a sale or disposition of assets (including shares or ownership interests) by a Subsidiary to the Borrower, by a Subsidiary to another Subsidiary or by the Borrower to a Subsidiary;

         (e) any other sale or disposition of assets of the Borrower or such Subsidiary (including sales of receivables or proceeds thereof), provided that such sale or disposition: (i) does not include any Leases or P&NG Rights (for certainty, such restriction does not and is not intended to apply to sales of Petroleum Substances actually produced and taken pursuant to such Leases and P&NG Rights, as opposed to the Leases and P&NG Rights themselves); (ii) shall not, with respect to sales of receivables or proceeds thereof pursuant to any securitization or on-going factoring program or other on-going sale of receivables to any person, exceed, in the aggregate at any time with respect to all such sales of receivables or proceeds thereof, Cdn.$50,000,000; and (iii) is made in the ordinary course of business (and, for greater certainty, sales of receivables or proceeds thereof which are not part of a securitization or on-going factoring program or other on-going sale of receivables are agreed to be in the ordinary course of business and will constitute Excluded Dispositions); and

         (f) any other sale or disposition of assets of the Borrower or such Subsidiary; provided that the net proceeds of disposition of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries pursuant to this subparagraph (f) does not, in the aggregate, exceed Cdn.$75,000,000 in any 12 month period.

"EXCLUDED EQUITY ISSUES" means any of the following:

         (a) equity securities issued in connection with the Borrower's dividend reinvestment plan or flow-through equity issuances to directors, officers and employees of the Borrower and other stock-based compensation to directors, officers and employees of the Borrower; and

         (b) equity securities issued by a Wholly-Owned Subsidiary to the Borrower or another Wholly-Owned Subsidiary.

"FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, the "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate of interest per annum set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate per annum for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates per annum for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three major brokers of Federal funds transactions in New York City, selected by the Agent in its sole discretion, acting reasonably.

"FEDERAL RESERVE BOARD" or "FEDERAL" means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.

"FINANCIAL INSTRUMENT OBLIGATIONS" means obligations arising under Interest Hedging Agreements, Currency Hedging Agreements and Commodity Agreements entered into by the Borrower or a Subsidiary to the extent of the net amount due or accruing due by the Borrower or Subsidiary thereunder (determined by marking-to-market the same in accordance with their terms).

"GOVERNMENTAL AUTHORITY" means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.

"GOVERNMENTAL AUTHORIZATION" means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority.

"HAZARDOUS MATERIALS" means any substance or mixture of substances which, if released into the environment, would likely cause, immediately or at some future time, harm or degradation to the environment or to human health or safety and includes any substance defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.

"INDEMNIFIED PARTIES" means, collectively, the Agent and the Lenders, including a receiver, receiver manager or similar person appointed under applicable law, and their respective shareholders, Affiliates, officers, directors, employees and agents, and "INDEMNIFIED PARTY" means any one of the foregoing.

"INDEMNIFIED THIRD PARTY" has the meaning set out in Section 12.3.

"INFORMATION" has the meaning set out in Section 14.1.

"INTEREST EXPENSE" means, for any period, without duplication, interest expense of the Borrower determined on a consolidated basis (other than interest expense of Unrestricted Subsidiaries) in accordance with generally accepted accounting principles as the same would be set forth or reflected in a consolidated statement of income of the Borrower and, in any event and without limitation, shall include:

         (a) all interest of the Borrower and its Restricted Subsidiaries accrued or payable in respect of such period, including capitalized interest;

         (b) all fees of the Borrower and its Restricted Subsidiaries (including standby, commitment and stamping fees and fees payable in respect of letters of credit and letters of guarantee supporting obligations which constitute Debt) accrued or payable in respect of such period and which relate to any indebtedness or credit agreement, prorated (as required) over such period;

         (c) any difference between the face amount and the discount proceeds of any bankers' acceptances, commercial paper and other obligations of the Borrower or any Restricted Subsidiary issued at a discount, prorated (as required) over such period;

         (d) all net amounts charged or credited to interest expense under any Interest Hedging Agreements in respect of such period; and

         (e) all cash dividends declared and paid to holders of shares in the capital of the Borrower or any Restricted Subsidiary if such shares are then redeemable at the option of the holder thereof and are not then owned by the Borrower or a Restricted Subsidiary, less all interest accrued or payable in respect of Non-Recourse Debt of the Borrower and its Restricted Subsidiaries.

"INTEREST HEDGING AGREEMENT" means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Borrower or a Restricted Subsidiary where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).

"INTEREST PAYMENT DATE" means:

         (a) with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the last Banking Day of each calendar month; and

         (b) with respect to each Libor Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period;

provided that, in any case, the Maturity Date of a Credit Facility or, if applicable, any earlier date on which a Credit Facility is fully cancelled or permanently reduced in full, shall be an Interest Payment Date with respect to all Loans then outstanding under such Credit Facility.

"INTEREST PERIOD" means:

         (a) with respect to each Canadian Prime Rate Loan and U.S. Base Rate Loan, the period commencing on the applicable Drawdown Date or Conversion Date, as the case may be, and terminating on the date selected by the Borrower hereunder for the Conversion of such Loan into another type of Loan or for the repayment of such Loan;

         (b) with respect to each Bankers' Acceptance, the period selected by the Borrower hereunder and being of 1, 2, 3 or 6 months' duration, subject to market availability, (or, subject to the agreement of the Lenders, a longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan; and

         (c) with respect to each Libor Loan, the period selected by the Borrower and being of 1, 2, 3 or 6 months' duration (or, subject to the agreement of the Lenders, a longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be;

provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Borrower; and (iii) the last day of all Interest Periods for Loans outstanding under a given Credit Facility shall expire on or prior to the Maturity Date relevant to such Credit Facility.

"INVESTMENT GRADE" means:

         (a) BBB- (or the then equivalent rating) or higher in the case of the long term debt ratings of S&P, and

         (b) Baa3 (or the then equivalent rating) or higher in the case of the long term debt ratings of Moody's.

"JUDGMENT CONVERSION DATE" has the meaning set out in Section 12.4.

"JUDGMENT CURRENCY" has the meaning set out in Section 12.4.

"LEAD ARRANGER" means The Toronto-Dominion Bank carrying on business under the trade name "TD Securities".

"LEASES" means, collectively, any and all documents of title including leases, reservations, permits, licences, unit agreements, assignments, trust declarations, participation, exploration, farm-out, farm-in, royalty, purchase or other agreements by virtue of which the Borrower or any Subsidiary is entitled to explore for, drill for, recover, take or win Petroleum Substances of any kind whatsoever from or with respect to P&NG Rights owned by the Borrower or Subsidiary (as applicable), or to share in the production or proceeds of production or any part thereof or proceeds of royalty, production, profits or other interests out of, referable to or payable in respect of Petroleum Substances of any kind whatsoever from or with respect to P&NG Rights owned by the Borrower or Subsidiary (as applicable), and the rights of the Borrower or Subsidiary (as applicable) thereunder.

"LENDERS' COUNSEL" means the firm of McCarthy Tetrault LLP or such other firm of legal counsel as the Agent may from time to time designate.

"LIBOR LOAN" means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified that interest is to be calculated by reference to the Libor Rate, and each Rollover in respect thereof.

"LIBOR RATE" means, for each Interest Period applicable to a Libor Loan, the rate of interest per annum, expressed on the basis of a year of 360 days (as determined by the Agent):

         (a) appearing on the display referred to as "Telerate Page 3750" (or any display substituted therefor) of Telerate-The Financial Information Network published by Telerate-Systems, Inc. (or its successors) as of 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period; or

         (b) if such rate does not appear on such Telerate display, or if such display or rate is not available for any reason, the rate per annum at which United States Dollars are offered by the principal lending office in London, England of the Agent (or of its affiliates if it does not maintain such an office) in the London interbank market at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of such Interest Period, in each case in an amount similar to such Libor Loan and for a period comparable to such Interest Period.

"LOAN" means a Canadian Prime Rate Loan, U.S. Base Rate Loan, Libor Loan, Bankers' Acceptance or BA Equivalent Advance outstanding hereunder.

"LONG TERM DEBT" means, at any date:

         (a) all Debt of the Borrower and its Restricted Subsidiaries having an original maturity of more than 12 months or having an original maturity of 12 months or less but by its terms being renewable or extendible to one or more dates more than 12 months from its creation at the option of the debtor, determined on a consolidated basis;

         (b) if not already included therein, the amount of any Debt of the Borrower or any Restricted Subsidiary pursuant to a commercial paper or similar program where the relevant commercial paper or similar program is supported by a credit facility or arrangement for the provision of credit and where Debt outstanding under such credit facility or arrangement for the provision of credit would constitute "Long Term Debt" within subparagraph (a) of this definition; and

         (c) all amounts which would be required to be paid by the Borrower or any Restricted Subsidiary upon the redemption of shares in the capital of the Borrower or any Restricted Subsidiary if such shares are then redeemable at the option of the holder thereof and are not then owned by the Borrower or a Restricted Subsidiary;

provided, however, that Long Term Debt shall not include the amount of any Capital Securities.

"MAJORITY OF THE LENDERS" means:

         (a) during the continuance of a Default or an Event of Default, those Lenders the Rateable Portions of all Outstanding Principal of which are, in the aggregate, at least 66?% of all Outstanding Principal; and

         (b) at any other time, those Lenders the Commitments of which are, in the aggregate, at least 66?% of the Commitments of all Lenders hereunder.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on:

         (a) the financial condition of the Borrower on a consolidated basis and taken as a whole;

         (b) the ability of the Borrower on a consolidated basis and taken as a whole to observe or perform their respective obligations under the Documents; or

         (c) the property, business, operations, liabilities or capitalization of the Borrower on a consolidated basis and taken as a whole (taking into account the Acquired Fields and the interests of the Borrower and its Subsidiaries therein).

"MATERIAL RESTRICTED SUBSIDIARY" means (a) any Restricted Subsidiary of the Borrower the total assets of which (determined on an unconsolidated basis after excluding investments in and advances to the Borrower and its other Subsidiaries, in accordance with generally accepted accounting principles) exceeds 5.0% of Consolidated Net Tangible Assets of the Borrower and its Subsidiaries on a consolidated basis (as recorded on the Borrower's consolidated balance sheet in accordance with generally accepted accounting principles), or (b) any Restricted Subsidiary of the Borrower the total revenue of which, determined on an unconsolidated basis after excluding revenue from the Borrower and its other Subsidiaries, exceeds 5.0% of the Total Revenue of the Borrower, and in any event includes those Subsidiaries identified as such on Schedule J annexed hereto.

"MATURITY DATE" means:

         (a) in respect of the Bridge Facility and the Obligations under or pursuant to the Bridge Facility, the Bridge Facility Maturity Date; and

         (b) in respect of the Development Facility and the Obligations under or pursuant to the Development Facility, the Development Facility Maturity Date.

"MOODY'S" means Moody's Investors Service, Inc. and any successors thereto.

"NET INCOME" means, in respect of the period for which it is being determined, the net income of the Borrower determined on a consolidated basis (other than net income of Unrestricted Subsidiaries) in accordance with generally accepted accounting principles, as set forth in the consolidated financial statements of the Borrower for such period.

"NON-ACCEPTANCE LENDER" means a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers' Acceptances.

"NON-RECOURSE ASSETS" means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

"NON-RECOURSE DEBT" means any indebtedness in respect of any amounts borrowed, Purchase Money Obligations, obligations secured by a Security Interest existing on property owned subject to Security Interest (whether or not the obligations secured thereby shall have been assumed) and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them and, in each case, incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such indebtedness, liabilities and obligations has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which the lender has recourse.

"OBLIGATIONS" means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of the Borrower to the Lenders or the Agent under, pursuant or relating to the Documents or the Credit Facilities and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges, expenses and other amounts payable by the Borrower under this Agreement.

"OFFICER'S CERTIFICATE" means a certificate or notice (other than a Compliance Certificate) signed by any one of the president, a vice-president, treasurer, assistant treasurer, controller, corporate secretary or assistant secretary of the Borrower; provided, however, that Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices shall be executed on behalf of the Borrower by any one of the foregoing persons and such other persons as may from time to time be designated by written notice from the Borrower to the Agent.

"OUTSTANDING BAS COLLATERAL" has the meaning set out in Section 2.15(3).

"OUTSTANDING PRINCIPAL" means, at any time, the aggregate of (i) the principal amount of all outstanding U.S. Base Rate Loans and Libor Loans (ii) the Equivalent Amount in United States Dollars of the principal of all outstanding Canadian Prime Rate Loans, and (iii) the Equivalent Amount in United States Dollars of the amounts payable at maturity of all outstanding Bankers' Acceptances and BA Equivalent Advances.

"PERMITTED ENCUMBRANCES" means as at any particular time any of the following encumbrances on the property or any part of the property of the Borrower or any Restricted Subsidiary:

         (a) liens for taxes, assessments or governmental charges not at the time due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by the Borrower or Restricted Subsidiary (as applicable) and provided it shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation would not reasonably be expected to have a Material Adverse Effect and will not result in forfeiture of any part of its assets which are material to the Borrower and its Restricted Subsidiaries taken as a whole prior to the contestation of such validity being completed;

         (b) liens under or pursuant to any judgment rendered, or claim filed, against the Borrower or Restricted Subsidiary, which the Borrower or Restricted Subsidiary (as applicable) shall be contesting at the time in good faith and provided it shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation would not reasonably be expected to have a Material Adverse Effect and will not result in forfeiture of any part of its assets which are material to the Borrower and its Restricted

                  Subsidiaries taken as a whole prior to the contestation of such validity being completed;

         (c) undetermined or inchoate liens and charges incidental to construction or current operations which have not at such time been filed pursuant to law against the Borrower or Restricted Subsidiary or which relate to obligations not due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by the Borrower or Restricted Subsidiary and provided they shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation would not reasonably be expected to have a Material Adverse Effect and will not result in forfeiture of any part of its assets which are material to the Borrower and its Restricted Subsidiaries taken as a whole prior to the contestation of such validity being completed;

         (d) liens incurred or created in the ordinary course of business and in accordance with sound industry practice in respect of the exploration, development or operation of P&NG Rights, related production or processing facilities in which such person has an interest or the transmission of Petroleum Substances as security in favour of any other person conducting or participating in the exploration, development, operation or transmission of the property to which such liens relate, for the Borrower's or any Restricted Subsidiary's portion of the costs and expenses of such exploration, development, operation or transmission, provided that such costs or expenses are not due or delinquent or, if due or delinquent, the validity of which is being contested at the time in good faith by the Borrower or Restricted Subsidiary and provided they shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation would not reasonably be expected to have a Material Adverse Effect and will not result in forfeiture of any part of its assets which are material to the Borrower and its Restricted Subsidiaries taken as a whole prior to the contestation of such validity being completed;

         (e) liens for penalties arising under non-participation or independent operations provisions of operating or similar agreements in respect of the Borrower's or any Restricted Subsidiary's P&NG Rights, provided that such liens do not materially detract from the value of any material part of the property of the Borrower or any such Restricted Subsidiary;

         (f) any right of first refusal in favour of any person granted in the ordinary course of business with respect to all or any of the P&NG Rights of the Borrower or any Restricted Subsidiary;

         (g) easements, rights-of-way, servitudes or other similar rights in land (including, without in any way limiting the generality of the foregoing, rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved or taken by other persons which individually or in the aggregate do not materially detract from the value of the land concerned or materially impair its use in the operation of the business of the Borrower or Restricted Subsidiary (as applicable);

         (h) security given by the Borrower or Subsidiary to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other public authority in connection with the operations of the Borrower or Subsidiary (as applicable), all in the ordinary course of its business which individually or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Borrower or Restricted Subsidiary (as applicable);

         (i) the reservation in any original grants from the Crown of any land or interests therein and statutory exceptions to title;

         (j) any encumbrance or agreement now in effect relating to pooling or a plan of unitization affecting the property of the Borrower or Restricted Subsidiary, or any part thereof;

         (k) the right reserved or vested in any municipality or governmental or other public authority by the terms of any Leases in which the Borrower or Restricted Subsidiary has any interest or by any statutory provision to terminate any Leases in which the Borrower or Restricted Subsidiary has any interest, or to require annual or other periodic payments as a condition of the continuance thereof;

         (l) obligations of the Borrower or Restricted Subsidiary to deliver Petroleum Substances, chemicals, minerals or other products to buyers thereof;

         (m) royalties, net profits and other interests and obligations arising in accordance with standard industry practice and in the ordinary course of business, under Leases in which the Borrower or Restricted Subsidiary have any interest;

         (n) Security Interests in favour of the Borrower or any Restricted Subsidiary securing indebtedness owing by any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary;

         (o) Security Interests in favour of the Lenders or the Agent on behalf of the Lenders pursuant to this Agreement;

         (p)      leases entered into in the ordinary course of business;

         (q) Security Interests existing on assets at the time of acquisition by the Borrower or Restricted Subsidiary (as the case may be) if the due date for payment of the indebtedness incurred or assumed in respect of such asset is not more than 90 days from such time of acquisition or, if the due date has passed and the Borrower or Subsidiary (as applicable) is contesting in good faith the liability in respect thereto, provided that the aggregate amount of indebtedness secured by such

                  Security Interests of the Borrower and all Restricted Subsidiaries shall not exceed Cdn. $30,000,000 at any time;

         (r) Security Interests existing on assets owned by any person at the time such person becomes a Restricted Subsidiary, provided that the aggregate amount of obligations secured by Security Interests of all such persons which become Restricted Subsidiaries shall not exceed Cdn. $30,000,000 at any time;

         (s) any Security Interests created, incurred or assumed to secure any Purchase Money Obligations;

         (t) any Security Interests created, incurred or assumed to secure any Non-Recourse Debt;

         (u) Security Interests which are not otherwise Permitted Encumbrances if the aggregate amount of obligations secured by all such Security Interests is not at any time in excess of the greater of Cdn. $150,000,000 or 4.5% of Consolidated Net Tangible Assets;

         (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interest referred to in the preceding subparagraphs (a) to (u) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased;

provided that nothing in this definition shall in and of itself cause the Loans and other Obligations hereunder to be subordinated in priority of payment to any such Permitted Encumbrance or cause any Security Interests in favour of the Lenders or the Agent on behalf of the Lenders to rank subordinate to any such Permitted Encumbrance.

"PETROLEUM SUBSTANCES" means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

"P&NG RIGHTS" means all of the right, title, estate and interest, whether contingent or absolute, legal or beneficial, present or future, vested or not, and whether or not an "interest in land", of the Borrower and its Subsidiaries in and to any of the following, by whatever name the same are known:

         (a) rights to explore for, drill for and produce, take, save or market Petroleum Substances;

         (b)      rights to a share of the production of Petroleum Substances;

         (c) rights to a share of the proceeds of, or to receive payments calculated by reference to the quantity or value of, the production of Petroleum Substances;

         (d)      rights to acquire any of the rights described in subparagraphs
                  (a) through (c) of this definition;

         (e)      interests in any rights described in subparagraphs (a) through
                  (d) of this definition; and

         (f) all extensions, renewals, replacements or amendments of or to the foregoing items described in subparagraphs (a) through (e) of this definition;

and including interests and rights known as working interests, royalty interests, overriding royalty interests, gross overriding royalty interests, production payments, profits interests, net profits interests, revenue interests, net revenue interests, economic interests and other interests and fractional or undivided interests in any of the foregoing and freehold, leasehold or other interests.

"POWER OF ATTORNEY" means a power of attorney provided by the Borrower to a Lender with respect to Bankers' Acceptances in accordance with and pursuant to
Section 6.4 hereof.

"PURCHASE AND SALE AGREEMENT" means the Agreement for the Sale and Purchase of EnCana (U.K.) Limited dated October 28, 2004 between the Seller and the Purchaser.

"PURCHASE MONEY OBLIGATION" means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

"PURCHASER" means Nexen Energy Holdings International Limited.

"QUARTER END" means March 31, June 30, September 30 or December 31 in each year.

"RATEABLE PORTION", as regards any Lender, with regard to any amount of money, means (subject to Section 6.5 in respect of the rounding of allocations of Bankers' Acceptances):

         (a) in respect of the Bridge Facility and Drawdowns, Conversion, Rollovers and Loans and other amounts payable thereunder, the product obtained by multiplying that amount by the quotient obtained by dividing (i) that Lender's Bridge Facility Commitment by (ii) the aggregate of all of the Lenders' Bridge Facility Commitments; and

         (b) in respect of the Development Facility and Drawdowns, Conversion, Rollovers and Loans and other amounts payable thereunder, the product obtained by multiplying that amount by the quotient obtained by dividing (i) that Lender's

                  Development Facility Commitment by (ii) the aggregate of all of the Lenders' Development Facility Commitments.

"RELEASE" means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

"REPAYMENT NOTICE" means a notice substantially in the form annexed hereto as Schedule F to be given to the Agent by the Borrower pursuant hereto.

"RESTRICTED SUBSIDIARIES" means those Subsidiaries listed on Schedule J annexed hereto (whether identified as Material Restricted Subsidiaries or Restricted Subsidiaries) and those Subsidiaries designated as such by written notice from the Borrower to the Agent in accordance with Section 2.19.

"RESTRICTED SUBSIDIARY DEBT" means the aggregate amount of Debt in respect of which Restricted Subsidiaries are the principal obligors or have guaranteed or otherwise become liable for or contingently liable for, other than Debt owing to the Borrower or other Restricted Subsidiaries.

"ROLLOVER" means:

         (a) with respect to any Libor Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto; and

         (b) with respect to Bankers' Acceptances, the issuance of new Bankers' Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers' Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with
                  Article 6 hereof.

"ROLLOVER DATE" means the date of commencement of a new Interest Period applicable to a Loan and which shall be a Banking Day.

"ROLLOVER NOTICE" means a notice substantially in the form annexed hereto as Schedule G to be given to the Agent by the Borrower pursuant hereto.

"S&P" means the Standard & Poor's Rating Group (a division of The McGraw - Hill Companies, Inc.) and any successors thereto.

"SCHEDULE I LENDER" means a Lender which is a Canadian chartered bank listed on
Schedule I to the BANK ACT (Canada).

"SCHEDULE II LENDER" means a Lender which is a Canadian chartered bank listed on
Schedule II to the BANK ACT (Canada).

"SCHEDULE III LENDER" means a Lender which is an authorized foreign bank listed on Schedule III to the BANK ACT (Canada).

"SECURITY INTEREST" means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the BANK ACT (Canada), liens, encumbrances, security interests or other interests in property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event, rights of set-off created for the purpose of securing (directly or indirectly) the repayment of borrowed money and capital leases and any other lease financing, but, for greater certainty, excluding sales of receivables or proceeds thereof which are not part of a securitization or on-going factoring program or other on-going sale of receivables.

"SELLER" means EnCana (U.K.) Holdings Limited.

"SENIOR DEBT" means all Debt (including, for certainty, the Obligations) other than any Capital Securities or any Debt which expressly provides that it ranks PARI PASSU with or subordinate and junior in right of payment to the Capital Securities.

"SUBSIDIARY" means:

         (a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by the Borrower, or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries;

         (b) any partnership of which, at the time, the Borrower, or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries:

                  (i) directly, indirectly or beneficially own or control at least 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and

                  (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

         (c) any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the Borrower, or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries.

"SUCCESSOR" has the meaning set out in Section 9.2(d).

"SUCCESSOR AGENT" has the meaning set out in Section 13.10.

"TARGET" means EnCana (U.K.) Limited.

"TARGET COMPANIES" means, collectively, the Target, EnCana (Ettrick) Limited and EnCana Exploration (U.K.) Limited.

"TAXES" means all taxes, levies, imposts, stamp taxes, duties, fees, deductions, withholdings, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any country or political subdivision or taxing authority thereof now or at any time in the future, together with interest thereon and penalties, charges or other amounts with respect thereto, if any (but excluding any taxes, franchise taxes, levies, imposts or charges imposed, levied or assessed in respect of or applied on the overall net income or capital of the Agent or a Lender) and "Tax" and "Taxation" shall be construed accordingly.

"TOTAL REVENUE" means all revenue of the Borrower (other than revenue of Unrestricted Subsidiaries) which appears on the consolidated statement of income of the Borrower, all as determined in accordance with generally accepted accounting principles.

"U.S. BASE RATE" means, for any day, the greater of:

         (a) the rate of interest per annum established from time to time by the Agent as the reference rate of interest for the determination of interest rates that the Agent will charge to customers of varying degrees of creditworthiness in Canada for United States Dollar demand loans in Canada; and

         (b) the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 5.4), plus 1.00% per annum;

provided that if both such rates are equal or if such Federal Funds Rate is unavailable for any reason on the date of determination, then the "U.S. Base Rate" shall be the rate specified in (a) above.

"U.S. BASE RATE LOAN" means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the U.S. Base Rate.

"UNITED STATES DOLLARS" and "U.S. $" means the lawful money of the United States of America.

"UNRESTRICTED SUBSIDIARIES" means Subsidiaries that are not Restricted Subsidiaries.

"UNRESTRICTED SUBSIDIARY DEBT" means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, material or not) of Unrestricted Subsidiaries, howsoever and wheresoever arising.

"WHOLLY-OWNED SUBSIDIARY" means:

         (a) a corporation, all of the issued and outstanding shares in the capital of which are beneficially owned by:

                  (i)      the Borrower;

                  (ii) the Borrower and/or one or more corporations, all of the issued and outstanding shares in the capital of which are beneficially owned by the Borrower; or

                  (iii) two or more corporations, all of the issued and outstanding shares in the capital of which are beneficially owned by the Borrower;

         (b) a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary of the Borrower;

         (c) a partnership, all of the partners of which are the Borrower and/or Wholly-Owned Subsidiaries of the Borrower; or

         (d) any person of which all of the income, capital, beneficial and ownership interests (however designated) are beneficially owned and controlled by the Borrower and/or Wholly-Owned Subsidiaries of the Borrower.

1.2               HEADINGS; ARTICLES AND SECTIONS

                  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3               NUMBER; PERSONS; INCLUDING

                  Words importing the singular number only shall include the plural and VICE VERSA, words importing the masculine gender shall include the feminine and neuter genders and VICE VERSA, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and VICE VERSA and words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

1.4               ACCOUNTING PRINCIPLES

                  Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.5               REFERENCES TO AGREEMENTS AND ENACTMENTS

                  Reference herein to any agreement, instrument, licence or other document shall be deemed to include reference to such agreement, instrument, licence or other document as the same may from time to time be amended, modified, supplemented or restated in accordance with the provisions of this Agreement; and reference herein to any enactment shall be deemed to include reference to such enactment as re-enacted, amended or extended from time to time and to any successor enactment.

1.6               PER ANNUM CALCULATIONS

                  Unless otherwise stated, wherever in this Agreement reference is made to a rate "per annum" or a similar expression is used, such rate shall be calculated on the basis of calendar year of 365 days or 366 days, as the case may be.

1.7               SCHEDULES

                  The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

                  Schedule A         -     Lenders and Commitments
                  Schedule B         -     Assignment Agreement
                  Schedule C         -     Compliance Certificate
                  Schedule D         -     Conversion Notice
                  Schedule E         -     Drawdown Notice
                  Schedule F         -     Repayment Notice
                  Schedule G         -     Rollover Notice
                  Schedule H-1       -     Opinion of Bennett Jones LLP
                  Schedule H-2       -     Opinion of Norton Rose
                  Schedule I         -     Opinion of Lenders' Counsel
                  Schedule J         -     Material Restricted Subsidiaries
                                           and Restricted Subsidiaries


                                   ARTICLE 2
                            THE CREDIT FACILITIES

2.1               THE CREDIT FACILITIES

                  Subject to the terms and conditions hereof, each of the Lenders shall make available to the Borrower such Lender's Rateable Portion of each of the Bridge Facility and the Development Facility. Subject to Section 2.18, the Outstanding Principal under a given Credit Facility shall not exceed the maximum principal amount of such Credit Facility.

2.2               TYPES OF AVAILMENTS

                  The Borrower may, in Canadian Dollars, make Drawdowns, Conversions and Rollovers under either Credit Facility of Canadian Prime Rate Loans and Bankers' Acceptances and may, in United States Dollars, make Drawdowns, Conversions and Rollovers under either Credit Facility of U.S. Base Rate Loans and Libor Loans. The Borrower shall have the option, subject to the terms and conditions hereof, to determine which types of Loans shall be drawn down and in which combinations or proportions and under which Credit Facility.

2.3               PURPOSE

         (1) The Bridge Facility is being made available solely to finance a portion of the cost of the Acquisition and the proceeds of the Drawdown under the Bridge Facility shall be used solely for such purpose.

         (2) The Development Facility is being made available solely to finance a portion of its Subsidiaries' share of the costs for the development and operation of the Acquired Fields and the proceeds of Drawdowns under the Development Facility shall be used solely for such purpose.

2.4 AVAILABILITY AND NATURE OF THE CREDIT FACILITIES; AUTOMATIC REDUCTION OF BRIDGE FACILITY BY DEBT AND EQUITY ISSUES

         (1) The Bridge Facility shall be a non-revolving credit facility: any repayment of any Loans under the Bridge Facility shall result in a permanent reduction of such Credit Facility to the extent of such repayment and the Borrower shall not be entitled to make any further Drawdown in respect of and to the extent of any such repayment. The Borrower shall only be entitled to make a single Drawdown under the Bridge Facility on or before December 31, 2004, which Drawdown may be made at, and which shall only be available at, the closing of the Acquisition; after such Drawdown any unutilized portion of the Bridge Facility shall be cancelled.

         (2) The Development Facility shall be a non-revolving credit facility: any repayment of any Loans under the Development Facility shall result in a permanent reduction of such Credit Facility to the extent of such repayment and the Borrower shall not be entitled to make any further Drawdown in respect of and to the extent of any such repayment. Drawdowns may be made under the Development Facility prior to the Development Facility Maturity Date.

         (3) Notwithstanding any other provision hereof to the contrary, the maximum principal amount of the Bridge Facility and the amount available for a Drawdown under the Bridge Facility shall be reduced by an amount equal to the aggregate net cash proceeds of any equity securities or Debt (including, for certainty, any Capital Securities) issued by the Borrower or its Subsidiaries on or before the Drawdown of the Bridge Facility, other than Excluded Equity Issues and Excluded Debt Issues.

         (4) If either Credit Facility is reduced pursuant to any of the foregoing provisions of this Section 2.4, the Commitment of each Lender under such Credit Facility shall be reduced pro rata in the same proportion that the amount of the reduction in such Credit Facility bears to the amount of such Credit Facility in effect immediately prior to such reduction.

2.5               MINIMUM DRAWDOWNS

                  Each Drawdown under either Credit Facility of the following types of Loans shall be in the following amounts indicated:

         (a) Canadian Prime Rate Loans in minimum principal amounts of Cdn.$10,000,000 and Drawdowns in excess thereof in integral multiples of Cdn.$1,000,000;

         (b) Bankers' Acceptances in minimum aggregate amounts of Cdn.$10,000,000 at maturity and Drawdowns in excess thereof in integral multiples of Cdn.$1,000,000;

         (c) U.S. Base Rate Loans in minimum principal amounts of U.S.$10,000,000 and Drawdowns in excess thereof in integral multiples of U.S.$1,000,000; and

         (d) Libor Loans in minimum principal amounts of U.S.$10,000,000 and Drawdowns in excess thereof in integral multiples of U.S.$1,000,000.

2.6               LIBOR LOAN AVAILABILITY

                  Drawdowns of, Conversions into and Rollovers of requested Libor Loans may only be made upon the Agent's prior favourable determination with respect to the matters referred to in Section 11.1.

2.7               NOTICE PERIODS FOR DRAWDOWNS, CONVERSIONS AND ROLLOVERS

                  Subject to the provisions hereof, the Borrower may make a Drawdown, Conversion or Rollover under either Credit Facility by delivering a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be (executed in accordance with the definition of Officer's Certificate), with respect to a specified type of Loan to the Agent not later than:

         (a) 11:00 a.m. (Calgary time) three Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or the Rollover of Libor Loans;

         (b) 10:00 a.m. (Calgary time) two Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, for the Drawdown of, Conversion into or Rollover of Bankers' Acceptances; and

         (c) for Drawdowns of or Conversions into Canadian Prime Rate Loans and/or U.S. Base Rate Loans:

                  (i) 10:00 a.m. (Calgary time) two Banking Days prior to the proposed Drawdown Date for the single Drawdown under the Bridge Facility; and

                  (ii) 10:00 a.m. (Calgary time) one Banking Day prior to the proposed Drawdown Date or Conversion Date, as the case may be, in all other cases.

2.8               CONVERSION OPTION

                  Subject to the provisions of this Agreement, the Borrower may convert the whole or any part of any type of Loan under a Credit Facility into any other type of Loan under the same Credit Facility by giving the Agent a Conversion Notice in accordance herewith; provided that:

         (a) Conversions of Libor Loans and Bankers' Acceptances may only be made on the last day of the Interest Period applicable thereto;

         (b) the Borrower may not convert a portion only or the whole of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion (as set forth in Section 2.5);

         (c) in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency in which it was denominated; and

         (d) a Conversion shall not result in an increase in Outstanding Principal; increases in Outstanding Principal may only be effected by Drawdowns made in accordance herewith.

2.9               LIBOR LOAN ROLLOVERS; SELECTION OF LIBOR INTEREST PERIODS

                  At or before 11:00 a.m. (Calgary time) three Banking Days prior to the expiration of each Interest Period of each Libor Loan, the Borrower shall, unless it has delivered a Conversion Notice pursuant to Section 2.8 and/or a Repayment Notice pursuant to Section 2.15 (together with a Rollover Notice if a portion only is to be converted or repaid; provided that a portion of a Libor Loan may be continued only if the portion which is to remain outstanding is equal to or exceeds the minimum amount required hereunder for Drawdowns of Libor Loans) with respect to the aggregate amount of such Loan, deliver a Rollover Notice to the Agent selecting the next Interest Period applicable to the Libor Loan, which new Interest Period shall commence on and include the last day of such prior Interest Period. If the Borrower fails to deliver a Rollover Notice to the Agent as provided in this Section, the Borrower shall be deemed to have given a Conversion Notice to the Agent electing to convert the entire amount of the maturing Libor Loan into a U.S. Base Rate Loan.

2.10              ROLLOVERS AND CONVERSIONS NOT REPAYMENTS

                  Any amount converted shall be a Loan of the type converted to upon such Conversion taking place, and any amount rolled over shall continue to be the same type of Loan under the same Credit Facility as before the Rollover, but such Conversion or Rollover (to the extent of the amount converted or rolled over) shall not of itself constitute a repayment (including, for certainty, for purposes of Section 2.4) or a fresh utilization of any part of the amount available under the relevant Credit Facility.

2.11 AGENT'S OBLIGATIONS WITH RESPECT TO CANADIAN PRIME RATE LOANS, U.S. BASE RATE LOANS AND LIBOR LOANS

                  Upon receipt of a Drawdown Notice, Rollover Notice or Conversion Notice with respect to a Canadian Prime Rate Loan, U.S. Base Rate Loan or Libor Loan, the Agent shall forthwith notify the Lenders of the requested type of Loan, the proposed Drawdown Date, Rollover Date or Conversion Date and each Lender's Rateable Portion of such Loan.

2.12 LENDERS' AND AGENT'S OBLIGATIONS WITH RESPECT TO CANADIAN PRIME RATE LOANS, U.S. BASE RATE LOANS AND LIBOR LOANS

                  Each Lender shall, for same day value on the Drawdown Date specified by the Borrower in a Drawdown Notice with respect to a Canadian Prime Rate Loan, a U.S. Base Rate Loan or a Libor Loan, credit the applicable Agent's Account with such Lender's Rateable Portion of each such requested Loan and for same day value on the same date the Agent shall pay to the Borrower the full amount of the amounts so credited in accordance with any payment instructions set forth in the applicable Drawdown Notice.

2.13              IRREVOCABILITY

                  A Drawdown Notice, Rollover Notice, Conversion Notice or Repayment Notice given by the Borrower hereunder shall be irrevocable and, subject to any options the Lenders may have hereunder in regard thereto and the Borrower's rights hereunder in regard thereto, shall oblige the Borrower to take the action contemplated on the date specified therein.

2.14               OPTIONAL CANCELLATION OR REDUCTION OF CREDIT FACILITIES

                  The Borrower may, at any time, upon giving at least 3 Banking Days prior written notice to the Agent, cancel in full or, from time to time, permanently reduce in part the unutilized portion of a Credit Facility; provided, however, that (a) any such reduction shall be in a minimum amount of U.S.$5,000,000 and reductions in excess thereof shall be in integral multiples thereof. If a Credit Facility is so reduced, the Commitment of each of the Lenders under such Credit Facility shall be reduced pro rata in the same proportion that the amount of the reduction in a Credit Facility bears to the amount of such Credit Facility in effect immediately prior to such reduction.

2.15              OPTIONAL REPAYMENT

         (1) The Borrower may at any time and from time to time repay, without penalty, to the Agent for the account of the Lenders the whole or any part of any Loan owing by it together with accrued interest thereon to the date of such repayment provided that:

         (a) the Borrower shall give a Repayment Notice (executed in accordance with the definition of Officer's Certificate) to the Agent not later than:

                  (i) 11:00 a.m. (Calgary time) three Banking Days prior to the date of the proposed repayment, for Libor Loans;

                  (ii) 10:00 a.m. (Calgary time) two Banking Days prior to the date of the proposed repayment, for Bankers' Acceptances; and

                  (iii) 10:00 a.m. (Calgary time) one Banking Day prior to the date of the proposed repayment, for Canadian Prime Rate Loans and U.S. Base Rate Loans;

         (b) repayments pursuant to this Section may only be made on a Banking Day;

         (c) subject to the following provisions, each such repayment may only be made on the last day of the applicable Interest Period with regard to a Libor Loan that is being repaid;

         (d) a Bankers' Acceptance may only be repaid on its maturity unless collateralized in accordance with Section 2.15(3);

         (e) each such repayment shall be in a minimum amount of the lesser of: (i) the minimum amount required pursuant to Section 2.5 for Drawdowns of the type of Loan proposed to be repaid and
                  (ii) the Outstanding Principal of all Loans outstanding under the relevant Credit Facility immediately prior to such repayment; any repayment in excess of such amount shall be in integral multiples of the amount referred to in Section 2.15(e)(i) above; and

         (f) the Borrower may not repay a portion only of an outstanding Loan unless the unpaid portion is equal to or exceeds, in the relevant currency, the minimum amount required pursuant to
                  Section 2.5 for Drawdowns of the type of Loan proposed to be repaid.

         (2) If any Libor Loan is repaid on other than the last day of the applicable Interest Period, the Borrower shall, within three Banking Days after notice is given by the Agent, pay to the Agent for the account of the Lenders all costs, losses, premiums and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. Any Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent a certificate of the Lender certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

         (3) With respect to any repayment of unmatured Bankers' Acceptances pursuant to Section 2.15(d) or otherwise hereunder, it is agreed that the Borrower shall provide for the funding in full of the unmatured Bankers' Acceptances to be repaid by paying to and depositing with the Agent cash collateral for each such unmatured Bankers' Acceptances equal to the face amount payable at maturity thereof. The Agent shall hold such cash collateral in an interest bearing cash collateral account at rates prevailing at the time of deposit for similar accounts with the Agent; such cash collateral, such cash collateral account, any accounts receivable, claims, instruments or securities evidencing or relating to the foregoing, and any proceeds of any of the foregoing (collectively, the "OUTSTANDING BAS COLLATERAL") shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Bankers' Acceptances and the Security Interest of the Agent created in such Outstanding BAs Collateral shall rank in priority to all other Security Interests and adverse claims against such Outstanding BAs Collateral. Such Outstanding BAs Collateral shall be applied to satisfy the obligations of the Borrower for such Bankers' Acceptances as they mature and the Agent is hereby irrevocably directed by the Borrower to apply any such Outstanding BAs Collateral to such maturing Bankers' Acceptances. The Outstanding BAs Collateral created herein shall not be released to the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If, after maturity of the Bankers' Acceptances for which such Outstanding BAs Collateral is held and application by the Agent of the Outstanding BAs Collateral to satisfy the obligations of the Borrower hereunder with respect to the Bankers' Acceptances being repaid, any interest or other proceeds of the Outstanding BAs Collateral remains, such interest or other proceeds shall be promptly paid and transferred by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

2.16               MANDATORY REPAYMENT OF BRIDGE FACILITY

         (1) Subject to Section 10.2, the Borrower shall repay or pay, as the case may be, to the Agent, on behalf of the Lenders, all Loans and other Obligations outstanding under the Bridge Facility on or before the Bridge Facility Maturity Date.

         (2) In addition to and without limiting the foregoing, the Borrower shall repay Loans outstanding under the Bridge Facility (together with all accrued and unpaid interest and fees thereon and other Obligations relating thereto) to the extent required so that the aggregate Outstanding Principal under the Bridge Facility does not exceed U.S.$750,000,000 as at November 25, 2005.

         (3) In addition to and without limiting the foregoing, the Borrower shall or shall cause:

         (a) the net proceeds of any equity securities issued by the Borrower and its Subsidiaries (other than Excluded Equity Issues);

         (b) the net proceeds of any Debt (including, for certainty, any Capital Securities) issued by the Borrower and its Subsidiaries (other than Excluded Debt Issues); and

         (c) except for Excluded Dispositions, the net proceeds of disposition of any property and assets sold, leased, transferred or otherwise disposed of by the Borrower and its Subsidiaries,

to be applied to the repayment of Loans outstanding under the Bridge Facility (together with all accrued and unpaid interest and fees thereon and other Obligations relating thereto) within 5 Banking Days after receipt by the Borrower or any of its Subsidiaries of any such proceeds.

         (4) The Borrower shall comply with the provisions of Section 2.15 with respect to each repayment required pursuant to Section 2.16(2) or Section 2.16(3) and the provisions of Section 2.15 shall apply thereto, MUTATIS MUTANDIS, including (for certainty) the obligation of the Borrower to make payments pursuant to Section 2.15(2) in respect of the repayment of any Libor Loan on other than the last day of the applicable Interest Period and the obligation of the Borrower to provide cash collateral pursuant to Section 2.15(3) in respect of the repayment of any unmatured Bankers' Acceptances.

2.17 MANDATORY REPAYMENT OF DEVELOPMENT FACILITY; EXTENSION OF DEVELOPMENT FACILITY MATURITY DATE

         (1) Subject to Section 10.2, the Borrower shall repay or pay, as the case may be, to the Agent, on behalf of the Lenders, all Loans and other Obligations outstanding under the Development Facility on or before the Development Facility Maturity Date.

         (2) If (a) all Obligations under the Bridge Facility have been repaid or paid, as the case may be, (b) no Default or Event of Default has occurred which is then continuing, (c) the Borrower has delivered to the Agent notice of its intention to extend the term of the Development Facility, or a portion thereof, not less than 10 days prior to the current Development Facility Maturity Date, together with an Officer's Certificate certifying to the Agent and the Lenders that no Default or Event of Default has occurred which is then continuing, and (d) the Borrower has paid to the Agent, for the account of the Lenders, a fee in United States Dollars in an amount equal to 0.25% of the amount of the Development Facility to be extended, then the term of the Development Facility shall be extended and the Development Facility Maturity Date shall be extended to May 23, 2008 for that portion of the Development Facility in respect of which such fee has been paid.

         (3) For certainty, if the term of the Development Facility is extended only for a portion of the Development Facility, then, on the original Development Facility Maturity Date (without regard to the extension thereof),
(a) the Borrower shall repay Loans under the Development Facility (together with all accrued and unpaid interest and fees thereon and other Obligations relating thereto) in an amount not less than the amount by which the Outstanding Principal under the Development Facility exceeds such extended portion and (b) the maximum principal amount of the Development Facility shall be permanently reduced to the portion thereof so extended. The Borrower shall comply with the provisions of Section 2.15 with respect to such repayment and the provisions of Section 2.15 shall apply thereto, MUTATIS MUTANDIS, including (for certainty) the obligation of the Borrower to make payments pursuant to Section 2.15(2) in respect of the repayment of any Libor Loan on other than the last day of the applicable Interest Period and the obligation of the Borrower to provide cash collateral pursuant to Section 2.15(3) in respect of the repayment of any unmatured Bankers' Acceptances.

2.18     CURRENCY EXCESS

         (1) If the Agent shall determine that the aggregate Outstanding Principal of the outstanding Loans under a given Credit Facility exceeds the maximum amount of such Credit Facility (the amount of such excess is herein called the "CURRENCY EXCESS"), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Borrower shall repay an amount of Canadian Prime Rate Loans or U.S. Base Rate Loans within (i) if the Currency Excess exceeds 2.5% of the amount of such Credit Facility, 5 Banking Days, and (ii) in all other cases, 20 Banking Days after receipt of such request, such that, except as otherwise contemplated in Section 2.18(2), the Equivalent Amount in United States Dollars of such repayments is, in the aggregate, at least equal to the Currency Excess.

         (2) If, in respect of any Currency Excess, the repayments made by the Borrower have not completely removed such Currency Excess (the remainder thereof being herein called the "CURRENCY EXCESS DEFICIENCY"), the Borrower shall within the aforementioned 5 or 20 Banking Days, as the case may be, after receipt of the aforementioned request of the Agent, place an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-bearing account with interest at rates prevailing at the time of deposit for the account of the Borrower, to be assigned to the Agent on behalf of the Lenders by instrument satisfactory to the Agent and to be applied to maturing Bankers' Acceptances or Libor Loans (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent is hereby irrevocably directed by the Borrower to apply any such sums on deposit to maturing Loans as provided in the preceding sentence. In lieu of providing funds for the Currency Excess Deficiency, as provided in the preceding provisions of this Section, the Borrower may within the said period of 5 or 20 Banking Days, as the case may be, provide to the Agent an irrevocable standby letter of credit in an amount equal to the Currency Excess Deficiency and for a term which expires not sooner than 10 Banking Days after the date of maturity of the relevant Bankers' Acceptances or Libor Loans, as the case may be; such letter of credit shall be issued by a financial institution, and shall be on terms and conditions, acceptable to the Agent in its sole discretion. The Agent is hereby authorized and directed to draw upon such letter of credit and apply the proceeds of the same to Bankers' Acceptances or Libor Loans as they mature. Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, or such letters of credit shall be returned to the Borrower, in the case of funds on deposit, or shall be cancelled or reduced in amount, in the case of letters of credit.

2.19              DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         (1) The Borrower shall from time to time, by notice in writing to the Agent, be entitled to designate that either:

         (a)      a Restricted Subsidiary shall be an Unrestricted Subsidiary;
                  or

         (b)      an Unrestricted Subsidiary will be a Restricted Subsidiary;

provided that, the Borrower shall not be entitled to designate that a Restricted Subsidiary shall be an Unrestricted Subsidiary if:

         (c) a Default or an Event of Default has occurred and is continuing;

         (d) a Default or an Event of Default would result from or exist immediately after such a designation; or

         (e)      such Restricted Subsidiary is a Material Restricted
                  Subsidiary.

         (2) The Borrower shall, concurrently with delivery of a notice pursuant to Section 2.19(1), deliver to the Agent an Officer's Certificate addressed to the Agent and the Lenders certifying that the Borrower is entitled to make the designation referenced in such notice.


                                   ARTICLE 3
                        CONDITIONS PRECEDENT TO DRAWDOWNS

3.1               CONDITIONS FOR DRAWDOWNS

                  For each Drawdown hereunder the following conditions shall be satisfied as conditions precedent to the making of such Drawdown:

         (a) the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the Drawdown;

         (b) the representations and warranties set forth in Section 8.1 shall be true and accurate in all material respects on and as of the date of the requested Drawdown;

         (c) no event shall have occurred which would constitute an Event of Default or a Default nor shall the Drawdown result in the occurrence of any such event; and

         (d) after giving effect to the proposed Drawdown, the Outstanding Principal of all Loans outstanding under the relevant Credit Facility shall not exceed the maximum amount of such Credit Facility.

3.2               ADDITIONAL CONDITIONS FOR FIRST DRAWDOWN

                  In addition to the conditions set forth in Section 3.1, prior to or contemporaneously with the first Drawdown hereunder the following further conditions shall be satisfied:

         (a) all fees and expenses previously agreed in writing between the Borrower and each of the Lenders shall be paid by the Borrower to the Lenders;

         (b) all fees previously agreed in writing between the Borrower and the Lead Arranger shall be paid by the Borrower to the Lead Arranger;

         (c) the Agent and the Borrower shall have executed and delivered the Agency Fee Agreement and all fees which are then due and payable thereunder to the Agent for its own account shall have been paid to the Agent by the Borrower;

         (d) the Borrower shall have delivered to the Agent a current certificate of compliance in respect of its jurisdiction of incorporation and certified copies of its constating documents, by-laws and the resolutions authorizing the Documents and transactions hereunder and an Officer's Certificate as to the incumbency of the officers of the Borrower signing the Documents;

         (e) the Documents shall have been fully executed and delivered, each in form and substance satisfactory to the Lenders and Lenders' Counsel (each acting reasonably);

         (f) the Agent and the Lenders shall have received (i) a legal opinion from Bennett Jones LLP in the form attached hereto as Schedule H-1, (ii) a legal opinion from Norton Rose in the form attached hereto as Schedule H-2 and (iii) a legal opinion from Lenders' Counsel in the form attached hereto as Schedule I;

         (g) the Borrower shall have delivered to the Agent a true, correct and complete copy of the Purchase and Sale Agreement and all other material documentation effecting the completion of the Acquisition, together with an Officer's Certificate certifying the same to the Agent and the Lenders;

         (h) the Purchaser shall have completed the Acquisition in accordance with the Purchase and Sale Agreement and without any material amendment thereto or waiver of any condition by the Purchaser, and the Agent shall have received an Officer's Certificate certifying the same to the Agent and the Lenders;

         (i) all material Governmental Authorizations and material third party consents and approvals necessary for the completion of the Acquisition by the Borrower or its Subsidiaries shall have been unconditionally obtained and shall be in full force and effect, and the Agent shall have received an Officer's Certificate certifying the same to the Agent and the Lenders;

         (j) the Agent shall have received from the Borrower a pro forma consolidated balance sheet for the Borrower as at September 30, 2004 with pro forma adjustments to give effect to the Acquisition and the financings necessary to close the Acquisition;

         (k) the Agent shall have received from the Borrower an executed Compliance Certificate, INTER ALIA, evidencing compliance with the financial covenant set forth in Section 9.3 after giving effect to the Acquisition and the financings necessary to close the Acquisition;

         (l) no Default or Event of Default shall have occurred and be continuing or shall exist immediately after completion of the Acquisition and the Borrower shall have delivered to the Agent an Officer's Certificate confirming the same; and

         (m) as at the date of such Drawdown, no material adverse change in the business, affairs, assets, properties, operations, or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (taking into account the Target Companies and their interests in the Acquired Fields) shall have occurred.

3.3               WAIVER

                  The conditions set forth in Sections 3.1 and 3.2 are inserted for the sole benefit of the Lenders and the Agent and may be waived by the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown.


                                   ARTICLE 4
                              EVIDENCE OF DRAWDOWNS

4.1               ACCOUNT OF RECORD

                  The Agent shall open and maintain books of account evidencing all Loans and all other amounts owing by the Borrower to the Lenders hereunder. The Agent shall enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing accounts shall, absent manifest error, constitute prima facie evidence of the obligations of the Borrower to the Lenders hereunder with respect to all Loans and all other amounts owing by the Borrower to the Lenders hereunder. After a request by the Borrower, the Agent shall promptly advise the Borrower of such entries made in the Agent's books of account.


                                   ARTICLE 5
                          PAYMENTS OF INTEREST AND FEES

5.1               INTEREST ON CANADIAN PRIME RATE LOANS

                  The Borrower shall pay interest on each Canadian Prime Rate Loan owing by it during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the Canadian Prime Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent of the Canadian Prime Rate applicable from time to time during an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Canadian Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the Canadian Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

5.2               INTEREST ON U.S. BASE RATE LOANS

                  The Borrower shall pay interest on each U.S. Base Rate Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum equal to the U.S. Base Rate in effect from time to time during such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent of the U.S. Base Rate applicable from time to time during an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the U.S. Base Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the U.S. Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

5.3               INTEREST ON LIBOR LOANS

                  The Borrower shall pay interest on each Libor Loan owing by it during each Interest Period applicable thereto in United States Dollars at a rate per annum, calculated on the basis of a 360 day year, equal to the Libor Rate with respect to such Interest Period plus the Applicable Pricing Rate. Each determination by the Agent of the Libor Rate applicable to an Interest Period shall, in the absence of manifest error, be prima facie evidence thereof. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Libor Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

5.4               INTEREST ACT (CANADA)

                  Whenever a rate of interest hereunder is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the INTEREST ACT (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

5.5               NOMINAL RATES; NO DEEMED REINVESTMENT

                  The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

5.6               STANDBY FEES

         (1) The Borrower shall pay to the Agent for the account of the Lenders a standby fee in United States Dollars in respect of the Development Facility calculated at a rate per annum equal to the Applicable Pricing Rate on the amount, if any, by which the amount of the Outstanding Principal under the Development Facility for each day in the period of determination is less than the maximum amount for each such day of the Development Facility. Fees determined in accordance with this Section shall accrue daily from and after the date hereof and be payable by the Borrower quarterly in arrears and on cancellation in full of the Development Facility, and on the Maturity Date thereof.

         (2) As of: (i) January 1, April 1, July 1 and October 1 in each year, (ii) the date of any cancellation in full of the Development Facility, and
(iii) the Development Facility Maturity Date, the Agent shall determine the standby fees under this Section in respect of the Development Facility for the period from and including the date hereof or the date of the immediately preceding determination, as the case may be, to but excluding that date of determination and shall deliver to the Borrower a written request for payment of the standby fees so determined, as detailed therein. The Borrower shall pay to the Agent for the account of the Lenders the standby fees referred to above within 10 Banking Days after receipt of each such written request.

5.7               ADDITIONAL FEE

                  On May 26, 2005, the Borrower shall pay to the Agent, for the account of the Lenders, a fee in United States Dollars in an amount equal to 0.15% of the Outstanding Principal under the Bridge Facility on such date.

5.8               AGENT'S FEES

                  The Borrower shall (from time to time) pay to the Agent, for its own account, the annual agency fee and other amounts set forth in the Agency Fee Agreement by the payment dates set forth therein.

5.9               INTEREST ON OVERDUE AMOUNTS

                  Notwithstanding any other provision hereof, in the event that any amount due hereunder (including any interest payment) is not paid when due (whether by acceleration or otherwise), the Borrower shall pay interest on such unpaid amount (including interest on interest), if and to the fullest extent permitted by applicable law, from the date that such amount is due until the date that such amount is paid in full (but excluding the date of such payment if the payment is received for value at the required place of payment on the date of such payment), and such interest shall accrue daily, be calculated and compounded monthly and be payable on demand, after as well as before maturity, default and judgment, at a rate per annum that is equal to (i) in respect of amounts due in Canadian Dollars, the rate of interest then payable on Canadian Prime Rate Loans plus 1.0% per annum or (ii) in respect of amounts due in United States Dollars, the rate of interest then payable on U.S. Base Rate Loans plus 1.0% per annum.

5.10              WAIVER

                  To the extent permitted by applicable law, the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrower to the Lenders or the Agent and any provision of the INTEREST ACT (Canada), JUDGMENT INTEREST ACT (Alberta), the PRE-JUDGMENT INTEREST ACT (Saskatchewan) or the EXECUTIONS ACT (Saskatchewan) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

5.11              MAXIMUM RATE PERMITTED BY LAW

                  No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by applicable law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under applicable law.


                                   ARTICLE 6
                              BANKERS' ACCEPTANCES

6.1               BANKERS' ACCEPTANCES

                  The Borrower may give the Agent notice that Bankers' Acceptances will be required under either Credit Facility pursuant to a Drawdown, Rollover or Conversion.

6.2               FEES

                  Upon the acceptance by a Lender of a Bankers' Acceptance, the Borrower shall pay to the Agent for the account of such Lender a fee in Canadian Dollars equal to the Applicable Pricing Rate calculated on the principal amount at maturity of such Bankers' Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers' Acceptance and calculated on the basis of the number of days elapsed in a year of 365 days.

6.3               FORM AND EXECUTION OF BANKERS' ACCEPTANCES

                  The following provisions shall apply to each Bankers' Acceptance hereunder:

         (a) the face amount at maturity of each draft drawn by the Borrower to be accepted as a Bankers' Acceptance shall be Cdn.$100,000 and integral multiples thereof;

         (b) the term to maturity of each draft drawn by the Borrower to be accepted as a Bankers' Acceptance shall, subject to market availability as determined by the Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by the Lenders), as selected by the Borrower in the relevant Drawdown, Rollover or Conversion Notice, and each Bankers' Acceptance shall be payable and mature on the last day of the Interest Period selected by the Borrower for such Bankers' Acceptance (which, for certainty, pursuant to the definition of "Interest Period" shall be on or prior to the Maturity Date applicable thereto);

         (c) each draft drawn by the Borrower and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time; provided however, that the Agent may require the Lenders to use a generic form of Bankers' Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of the Lenders' own forms;

         (d) subject to Section 6.3(e) below, Bankers' Acceptances shall be signed by duly authorized officers of the Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers' Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by such officers on behalf of the Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Borrower on the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance shall be binding on the Borrower; and

         (e)      in lieu of signing Bankers' Acceptances in accordance with
                  Section 6.3(d) above, the Borrower may provide a Power of Attorney to a Lender; for so long as a Power of Attorney is in force with respect to a given Lender, such Lender shall execute and deliver Bankers' Acceptances on behalf of the Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Borrower, Bankers' Acceptances executed by the Borrower or similar expressions shall be deemed to include Bankers' Acceptances executed in accordance with a Power of Attorney, unless the context otherwise requires.

6.4               POWER OF ATTORNEY; PROVISION OF BANKERS' ACCEPTANCES TO
                  LENDERS

         (1) Unless revoked with respect to a given Lender in accordance herewith, the Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Borrower:

         (a) to sign for and on behalf and in the name of the Borrower as drawer, drafts in such Lender's standard form which are depository bills as defined in the DEPOSITORY BILLS AND NOTES ACT (Canada) (the "DBNA"), payable to a "clearing house" (as defined in the DBNA) including The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the "CLEARING HOUSE");

         (b) for drafts which are not depository bills, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf, Bankers' Acceptances drawn on the Lender payable to the order of the Borrower or payable to the order of such Lender;

         (c) to fill in the amount, date and maturity date of such Bankers' Acceptances; and

         (d) to deposit and/or deliver such Bankers' Acceptances which have been accepted by such Lender, provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers' Acceptances in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.

                  Instructions from the Borrower to a Lender relating to the execution, completion, endorsement, deposit and/or delivery by that Lender on behalf of the Borrower of Bankers' Acceptances which the Borrower wishes to submit to the Lender for acceptance by the Lender shall be communicated by the Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices, Conversion Notices and Rollover Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Borrower, to the Lender.

                  The communication in writing by the Borrower, or on behalf of the Borrower by the Agent, to the Lender of the instructions set out in the Drawdown Notices, Conversion Notices and Rollover Notices referred to above shall constitute (a) the authorization and instruction of the Borrower to the Lender to sign for and on behalf and in the name of the Borrower as drawer the requested Bankers' Acceptances and to complete and/or endorse Bankers' Acceptances in accordance with such information as set out above and (b) the request of the Borrower to the Lender to accept such Bankers' Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers' Acceptances except in accordance with the provisions of this Agreement
..

                  A Lender shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to that Lender as provided herein if the Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers' Acceptances pursuant to any such instructions, that Lender shall confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by telecopier in accordance with the provisions hereof. A Lender's actions in compliance with such instructions, confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Borrower.

                  This power of attorney may be revoked by the Borrower with respect to any particular Lender at any time upon not less than 5 Banking Days' prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers' Acceptance executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

         (2) Unless the Borrower has provided Powers of Attorney to the Lenders, to facilitate Drawdowns, Rollovers or Conversions of Bankers' Acceptances, the Borrower shall, upon execution of this Agreement and thereafter from time to time as required by the Lenders, provide to the Agent for delivery to each Lender drafts drawn in blank by the Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent's or such Lender's property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers' Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed drafts to the Agent (for delivery to such Lender) on a timely basis.

         (3) By 10:00 a.m. (Calgary time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Borrower shall (a) either deliver to each Lender in Toronto, or, if previously delivered, be deemed to have authorized each Lender to complete and accept, or (b) where the Borrower has previously executed and delivered a Power of Attorney to the Lender, be deemed to have authorized each such Lender to sign on behalf of the Borrower, complete and accept, drafts drawn by the Borrower on such Lender in a principal amount at maturity equal to such Lender's share of the Bankers' Acceptances specified by the Borrower in the relevant Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, as notified to the Lenders by the Agent.

6.5               MECHANICS OF ISSUANCE

         (1) Upon receipt by the Agent of a Drawdown Notice, Conversion Notice or Rollover Notice from the Borrower requesting the issuance of Bankers' Acceptances, the Agent shall promptly notify the Lenders thereof and advise each Lender of the aggregate face amount of Bankers' Acceptances to be accepted and purchased by such Lender, the Credit Facility under which such Bankers' Acceptances are to be issued, the date of issue and the Interest Period for such Loan; the apportionment among the Lenders of the face amounts of Bankers' Acceptances to be accepted by each Lender shall be determined by the Agent by reference and in proportion to the respective Bridge Facility Commitment or Development Facility Commitment, as applicable, of each Lender, provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent's normal money market practices.

         (2) On each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers' Acceptances:

         (a) before 8:00 a.m. (Calgary time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each
                  Schedule II Lender or Schedule III Lender of the Discount Rate then applicable to bankers' acceptances accepted by such
                  Schedule II Lender or Schedule III Lender in respect of an issue of bankers' acceptances in a comparable amount and with comparable maturity to the Bankers' Acceptances proposed to be issued on such date;

         (b) on or about 8:00 a.m. (Calgary time) on such date, the Agent shall determine the BA Discount Rate applicable to each Lender and shall advise each Lender of the BA Discount Rate applicable to it;

         (c) each Lender shall complete and accept, in accordance with the Drawdown Notice, Conversion Notice or Rollover Notice delivered by the Borrower and advised by the Agent in connection with such issue, its share of the Bankers' Acceptances to be issued on such date and shall purchase such Bankers' Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

         (d) in the case of a Drawdown, each Lender shall, for same day value on the Drawdown Date, remit the Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 6.2) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

         (3) Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it for its own account.

6.6               ROLLOVER, CONVERSION OR PAYMENT ON MATURITY

                  In anticipation of the maturity of Bankers' Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers' Acceptances:

         (a) (i) deliver to the Agent a Rollover Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers' Acceptances in an aggregate face amount up to the aggregate amount of the maturing Bankers' Acceptances and (ii) on the maturity date pay to the Agent for the account of the Lenders an additional amount equal to the difference between the aggregate face amount of the maturing Bankers' Acceptances and the Discount Proceeds of such new Bankers' Acceptances;

         (b) (i) deliver to the Agent a Conversion Notice requesting a Conversion of the maturing Bankers' Acceptances to another type of Loan under the same Credit Facility and (ii) on the maturity date pay to the Agent for the account of the Lenders an amount equal to the difference, if any, between the aggregate face amount of the maturing Bankers' Acceptances and the amount of the Loans into which Conversion is requested; or

         (c) on the maturity date of the maturing Bankers' Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers' Acceptances.

If the Borrower fails to so notify the Agent or make such payments on maturity, the Agent shall effect a Conversion into a Canadian Prime Rate Loan of the entire amount of such maturing Bankers' Acceptances as if a Conversion Notice had been given by the Borrower to the Agent to that effect.

6.7               RESTRICTION ON ROLLOVERS AND CONVERSIONS

                  Subject to the other provisions hereof, Conversions and Rollovers of Bankers' Acceptances may only occur on the maturity date thereof.

6.8               ROLLOVERS

                  In order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers' Acceptances accepted by such Lender, the Lender shall receive and retain for its own account the Discount Proceeds of new Bankers' Acceptances issued on a Rollover, and the Borrower shall on the maturity date of the Bankers' Acceptances being rolled over pay to the Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers' Acceptances and the Discount Proceeds from the new Bankers' Acceptances together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.9               CONVERSION INTO BANKERS' ACCEPTANCES

                  In respect of Conversions into Bankers' Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the Discount Proceeds of the Bankers' Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate Discount Proceeds from the Bankers' Acceptances issued on such Conversion, together with the acceptance fees to which the Lenders are entitled pursuant to Section 6.2.

6.10              CONVERSION FROM BANKERS' ACCEPTANCES

                  In order to satisfy the continuing liability of the Borrower to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers' Acceptances converted to another type of Loan, the Agent shall record the obligation of the Borrower to the Lenders as a Loan of the type into which such continuing liability has been converted.

6.11              BA EQUIVALENT ADVANCES

                  Notwithstanding the foregoing provisions of this Article, a Non-Acceptance Lender shall, in lieu of accepting Bankers' Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Discount Proceeds which would be realized from a hypothetical sale of those Bankers' Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers' Acceptances. To determine the amount of such Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA

Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers' Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section, such Lender would otherwise be entitled to receive as part of such Loan. Subject to Section 6.6, upon the maturity date for such Bankers' Acceptances, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers' Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers' Acceptances as repayment of the amount of its BA Equivalent Advance including payment of the interest accrued and payable thereon to such maturity date.

                  All references herein to "Loans" and "Bankers' Acceptances" shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers' Acceptances.

6.12              TERMINATION OF BANKERS' ACCEPTANCES

                  If at any time a Lender ceases to accept bankers' acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers' Acceptances under this Agreement.


                                   ARTICLE 7
                        PLACE AND APPLICATION OF PAYMENTS

7.1               PLACE OF PAYMENT OF PRINCIPAL, INTEREST AND FEES; PAYMENTS
                  TO AGENT

                  All payments of principal, interest, fees and other amounts to be made by the Borrower to the Agent and the Lenders pursuant to this Agreement shall be made to the Agent (for, as applicable, the account of the Lenders or its own account) in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the applicable Agent's Accounts or at such other place as the Borrower and the Agent may from time to time agree. Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Borrower for the account of any of the Lenders shall, insofar as the Borrower's obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

7.2               DESIGNATED ACCOUNTS OF THE LENDERS

                  All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided the Agent receives funds from the Borrower for value on such day, and if such funds are not so received from the Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each

Lender designated by such Lender to the Agent for such purpose or to such other place or account as the Lenders may from time to time notify the Agent.

7.3               FUNDS

                  Each amount advanced, disbursed or paid hereunder shall be advanced, disbursed or paid, as the case may be, in such form of funds as may from time to time be customarily used in Calgary, Alberta and Toronto, Ontario in the settlement of banking transactions similar to the banking transactions required to give effect to the provisions of this Agreement on the day such advance, disbursement or payment is to be made.

7.4               APPLICATION OF PAYMENTS

                  Except as otherwise agreed in writing by the Lenders, if any Default or Event of Default shall occur and be continuing, all payments made by the Borrower to the Agent and the Lenders shall be applied in the following order:

         (a) to amounts due hereunder as fees other than acceptance fees for Bankers' Acceptance;

         (b)      to amounts due hereunder as costs and expenses;

         (c)      to amounts due hereunder as default interest;

         (d) to amounts due hereunder as interest or acceptance fees for Bankers' Acceptances; and

         (e) to amounts due hereunder as principal (including reimbursement obligations in respect of Bankers' Acceptances).

                  Subject to the order of payment set forth above and for greater certainty, all payments made or received during the continuance of a Default or Event of Default shall be applied pro rata to the reduction of the aggregate outstanding Obligations without preference to Obligations outstanding under either Credit Facility.

7.5      SET OFF

         (1) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default which remains unremedied (whether or not the Loans have been accelerated hereunder), the Agent and each Lender shall have the right (and are hereby authorized by the Borrower) at any time and from time to time to combine all or any of the Borrower's accounts with the Agent or the Lender, as the case may be, and to set off and to appropriate and to apply any and all deposits (general or special, term or demand) including, but not limited to, indebtedness evidenced by certificates of deposit whether matured or unmatured, and any other indebtedness at any time held by the Borrower or owing by such Lender or the Agent, as the case may be, to or for the credit or account of the Borrower against and towards the satisfaction of any Obligations owing by the Borrower, and may do so notwithstanding that the balances of such accounts and the liabilities are expressed in different currencies, and the Agent and each Lender are hereby authorized to effect any necessary currency conversions at the noon spot rate of exchange announced by the Bank of Canada on the Banking Day before the day of conversion.

         (2) The Agent or the applicable Lender, as the case may be, shall notify the Borrower of any such set-off from the Borrower's accounts within a reasonable period of time thereafter, although the Agent or the Lender, as the case may be, shall not be liable to the Borrower for its failure to so notify.

7.6      MARGIN CHANGES; ADJUSTMENTS FOR MARGIN CHANGES; NOTICE OF RATING
         CHANGES

         (1)      Changes in Applicable Pricing Rate shall be effective:

         (a) in the case of outstanding Bankers' Acceptances and Libor Loans, upon the earlier of (i) 90 days after any change in the relevant debt rating of the Borrower or when the relevant debt ceases to be rated, and (ii) the next Rollover or Conversion thereof after such change or cessation in rating, as the case may be;

         (b) in all other cases, immediately upon any change in the relevant debt rating of the Borrower or when the relevant debt of the Borrower ceases to be rated; and

         (c)      without the necessity of notice to the Borrower.

         (2) For any Loans outstanding as of the effective date of a change in an Applicable Pricing Rate:

         (a) in the case of increases in such rates per annum, the Borrower shall pay to the Agent for the account of the Lenders such additional interest or fees, as the case may be, as may be required to give effect to the relevant increases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant increase in rates; and

         (b) in the case of decreases in such rates per annum, the Borrower shall receive a credit against subsequent interest payable on Loans or fees payable pursuant to Section 5.6 or Section 6.2, as the case may be, to the extent necessary to give effect to the relevant decreases in the interest or fees payable on or in respect of such Loans from and as of the effective date of the relevant decrease in rates.

         (3) The additional payments required by Section 7.6(2)(a) shall be made on the last Banking Day of the calendar month in which the changes in Applicable Pricing Rate are effective. The adjustments required by Section 7.6(2)(b) shall be accounted for in successive interest and fee payments by the Borrower until the amount of the credit therein contemplated has been fully applied; provided that, upon satisfaction in full of all Obligations and cancellation of both Credit Facilities in accordance herewith, the Lenders shall pay to the Borrower an amount equal to any such credit which remains outstanding.

         (4) The Borrower hereby covenants and agrees to give notice to the Agent of any change in the debt rating of its unsecured, unsubordinated long term debt by a Designated Rating Agency promptly upon becoming aware of such change. For certainty, the change in Applicable Pricing Rate shall, subject to
Section 7.6(1)(a), be effective from the date of the change in the relevant debt rating by a Designated Rating Agency regardless of the date notice thereof is given by the Borrower to the Agent.


                                   ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

8.1               REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders is relying upon such representations and warranties:

         (a)      EXISTENCE AND GOOD STANDING

                  The Borrower and each Restricted Subsidiary are corporations or partnerships validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation; each is duly registered in all other jurisdictions where the nature of its property or character of its business requires registration, except for jurisdictions where the failure to be so registered or qualified would not have a Material Adverse Effect, and has all necessary corporate or partnership power and authority to own its properties and carry on its business as presently carried on or as contemplated by this Agreement.

         (b)      AUTHORITY

                  The Borrower has full power, legal right and authority to enter into this Agreement and do all such acts and things as are required by this Agreement to be done, observed or performed, in accordance with the terms thereof.

         (c)      VALID AUTHORIZATION AND EXECUTION

                  The Borrower has taken all necessary corporate action of its directors and shareholders to authorize the execution, delivery and performance of this Agreement and to observe and perform the provisions thereof in accordance with the terms therein contained.

         (d)      VALIDITY OF AGREEMENT - NON-CONFLICT

                  None of the authorization, execution or delivery of this Agreement or performance of any obligation pursuant thereto requires or will require, pursuant to applicable law now in effect, any approval or consent of any Governmental Authority having jurisdiction (except such as has already been obtained and are in full force and effect) nor is in conflict with or contravention of the Borrower's incorporation or charter documents, articles or by-laws or resolutions of directors or shareholders or, so far as it is aware after due inquiry, the provisions of any indenture, instrument, undertaking or other agreement to which it is a party or by which it or its properties or assets are bound, the contravention of which agreement would reasonably be expected to have a Material Adverse Effect. This Agreement when executed and delivered will constitute valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to the fact that equitable remedies are only available in the discretion of the court.

         (e)      OWNERSHIP OF PROPERTY

                  Subject to Permitted Encumbrances, each of the Borrower and Nexen Canada Ltd., Nexen Petroleum Canada and, upon closing of the Acquisition, the Target Companies has good and marketable title to its property except to the extent the failure to have such title would not have or reasonably be expected to have a Material Adverse Effect. The Borrower is not aware of any claim, event, occurrence or right granted to any other person, of any kind whatsoever, that has resulted in or could result in loss of all or any part of the interest of the Borrower, Nexen Canada Ltd., Nexen Petroleum Canada or, upon closing of the Acquisition, any of the Target Companies in any part of its property, other than a loss that would not have or would not reasonably be expected to have a Material Adverse Effect.

         (f)      ENCUMBRANCES

                  Neither the Borrower nor any Restricted Subsidiary has created, incurred, assumed, suffered to exist or entered into any contract or undertaking pursuant to which any Person may have or be entitled to any Security Interest on or in respect of its property and assets or any part thereof except for Permitted Encumbrances.

         (g)      COMPLIANCE WITH OTHER INSTRUMENTS

                  No event has occurred and is continuing which constitutes, or which with the giving of notice, the lapse of time, a relevant determination or any combination thereof would constitute, a contravention of or default under any agreement or instrument by which the Borrower or any Restricted Subsidiary or any of their properties or assets are bound or affected, which has or would reasonably be expected to have a Material Adverse Effect.

         (h)      NO OMISSIONS

                  The Borrower has made available to the Lenders all material information necessary to make any representations, warranties and statements contained in this Agreement not misleading in light of the circumstances in which they are given.

         (i)      NON-DEFAULT

                  No Default or Event of Default has occurred or is continuing.

         (j)      FINANCIAL CONDITION

                  (i) The audited consolidated financial statements of the Borrower previously delivered to the Lenders present fairly, in all material respects, the consolidated financial condition of the Borrower as at the date thereof and the results of the consolidated operations thereof for the year then ending, all in accordance with generally accepted accounting principles consistently applied.

                  (ii) Except as has been disclosed to the Agent by written notice in accordance with the provisions of this
                           Agreement:

                           A. no change in the Borrower's consolidated financial condition (as disclosed or reflected in the Borrower's most recent consolidated financial statements delivered to the Agent) has occurred which would reasonably be expected to have a Material Adverse Effect; and

                           B. no filing is imminent of a report of a material change as required to be filed by the Borrower with any securities commission or exchange or with any Governmental Authority having jurisdiction over the issuance and sale of securities of the Borrower and which material change would reasonably be expected to have a Material Adverse Effect.

         (k)      ABSENCE OF LITIGATION

                  There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries, their property or any of their undertakings and assets, at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality having jurisdiction in the premises in respect of which there is a reasonable likelihood of a determination adverse to the Borrower or any Restricted Subsidiary and which, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

         (l)      COMPLIANCE WITH APPLICABLE LAWS, COURT ORDERS AND MATERIAL
                  AGREEMENTS

                  The Borrower and its Restricted Subsidiaries and their respective businesses and operations are in compliance with all applicable laws (including all applicable Environmental
                  Laws), all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or court of competent jurisdiction, its constating documents and by-laws, all material agreements or instruments to which it is a party or by which its property or assets are bound, and any employee benefit plans, except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect.

         (m)      AUTHORIZATIONS IN EFFECT

                  All authorizations, approvals, consents, licences, exemptions, filings, registrations, notarizations and other requirements of Governmental Authorities reasonably necessary to carry on the businesses of the Borrower and its Restricted Subsidiaries are in full force and effect, except to the extent that the failure to have or maintain the same in full force and effect would not, when taken in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (n)      REMITTANCES UP TO DATE

                  All of the remittances required to be made by the Borrower and its Restricted Subsidiaries to the federal, provincial and municipal governments have been made, are currently up to date and there are no outstanding arrears, except where and to the extent the failure to remit or delay in remitting would not, when taken in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (o)      MATERIAL RESTRICTED SUBSIDIARIES

                  No Restricted Subsidiary of the Borrower constitutes a Material Restricted Subsidiary hereunder except for those Subsidiaries which the Borrower has previously advised the Agent by written notice to that effect.

         (p)      ENVIRONMENTAL

                  (i) To the best of the knowledge and belief of the Borrower, after due inquiry, the Borrower, its Restricted Subsidiaries and their respective properties, assets and undertakings taken as a whole comply in all material respects and the businesses, activities and operations of same and the use of such properties, assets and undertakings and the processes and undertakings performed thereon comply in all respects with all Environmental Laws except to the extent that non-compliance would not reasonably be expected to have a Material Adverse Effect; further, the Borrower does not know, and has no reasonable grounds to know, of any facts which result in or constitute or are likely to give rise to non-compliance with any Environmental Laws, which facts or non-compliance have or would reasonably be expected to have a Material Adverse Effect.

                  (ii) The Borrower has not received written notice under any Environmental Laws, and, except as previously disclosed to the Agent in writing, has no knowledge after due inquiry, of any facts which could give rise to any notice of non-compliance with any Environmental Laws, which facts or non-compliance do or would reasonably be expected to have a Material Adverse Effect or any notice that the Borrower or any of its Restricted Subsidiaries is a potentially responsible party for a federal, provincial, regional, municipal or local clean-up or corrective action in connection with their respective properties, assets and undertakings where such clean-up or corrective action has or would reasonably be expected to have a Material Adverse Effect.

         (q)      TAXES

                  The Borrower and each of its Restricted Subsidiaries has duly filed on a timely basis all tax returns required to be filed and have paid all Taxes which are due and payable, and have paid all assessments and reassessments, and all other Taxes, governmental charges, governmental royalties, penalties, interest and fines claimed against them, other than those which are being contested by them in good faith by appropriate proceedings; they have made adequate provision for, and all required instalment payments have been made in respect of, Taxes payable for the current period for which returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by them or the payment of any Taxes; there are no actions or proceedings being taken by any taxation authority in any jurisdictions where the Borrower or any Restricted Subsidiary carries on business to enforce the payment of any Taxes by them other than those which are being contested by them in good faith by appropriate proceedings where such contestation would not be reasonably expected to have a Material Adverse Effect.

         (r)      RESTRICTED SUBSIDIARY DEBT

                  Restricted Subsidiary Debt does not exceed 15% of Consolidated Net Tangible Assets.

         (s)      INFORMATION AND PROJECTIONS

                  As at the date hereof and as at the date of the closing of the
Acquisition:

                  (i) all financial projections that have been made available to the Lead Arranger, the Agent and the Lenders by or on behalf of the Borrower have been prepared in good faith based upon assumptions which the Borrower believes in good faith are reasonable; and

                  (ii) other than the aforementioned projections (which are addressed in Section 8.1(s)(i) above), all other information (including information with respect to the Borrower and its Subsidiaries and with respect to the Acquisition and the Acquired Fields) that has been made available to the Lead Arranger, the Agent and the Lenders by or on behalf of the Borrower is correct and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

8.2               DEEMED REPETITION

                  On the date of delivery by the Borrower of a Drawdown Notice to the Agent, and again on the date of any Drawdown made by the Borrower pursuant thereto:

         (a) except those representations and warranties which the Borrower has notified the Agent in writing cannot be repeated for such Drawdown and in respect of which the Lenders have waived in writing (with or without terms or conditions) the application of the condition precedent in Section 3.1(b) for such Drawdown, each of the representations and warranties contained in Section 8.1 shall be deemed to be repeated; and

         (b) the Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been waived by the Lenders in writing, no event has occurred and remains outstanding which would constitute a Default or an Event of Default nor will any such event occur as a result of the aforementioned Drawdown.

8.3               OTHER DOCUMENTS

                  All representations, warranties and statements of the Borrower or any Subsidiary contained in any other Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made by the Borrower to the Agent and the Lenders under Section 8.1 of this Agreement.

8.4               EFFECTIVE TIME OF REPETITION

                  All representations and warranties, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as at the date hereof or as at the date of closing of the Acquisition.

8.5               NATURE OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders' Counsel. Such representations and warranties shall survive until this Agreement has been terminated, provided that the representations and warranties relating to environmental matters shall survive the termination of this Agreement.

                                   ARTICLE 9
                                GENERAL COVENANTS

9.1               AFFIRMATIVE COVENANTS OF THE BORROWER

                  So long as any Obligation is outstanding or either Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 14.10) a Majority of the Lenders otherwise consent in writing:

         (a)      PUNCTUAL PAYMENT AND PERFORMANCE

                  It shall duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by the Borrower hereunder in the manner specified hereunder and the Borrower shall, and shall cause its Subsidiaries to maintain, perform and observe all of their respective obligations under this Agreement and under any other Document to which it is a party.

         (b)      MAINTENANCE AND OPERATION

                  It shall do or cause to be done and will cause each Restricted Subsidiary to do or cause to be done all things necessary or required to have all its properties, assets and operations owned, operated and maintained in accordance with diligent and prudent industry practice and applicable law except to the extent that the failure to do or cause to be done the same would not reasonably be expected to have a Material Adverse Effect, and at all times cause the same to be owned, operated, maintained and used in compliance with all terms of any applicable insurance policy.

         (c)      COMPLIANCE WITH LEGISLATION GENERALLY

                  The Borrower shall do or cause to be done, and shall cause its Restricted Subsidiaries to do or cause to be done, all acts necessary or desirable to comply with all applicable federal, state, provincial and municipal laws, requirements or standards except where such failure to comply does not and would not reasonably be expected to have a Material Adverse Effect and to preserve and keep in full force and effect all franchises, licences, rights, privileges and permits necessary to enable the Borrower and each of its Restricted Subsidiaries to operate and conduct their respective businesses in accordance with prudent industry practice and to advise the Agent of any proposed changes to or loss or sale of such franchises, licences, rights, privileges and permits which would reasonably be expected to have a Material Adverse Effect.

         (d)      MATERIAL LITIGATION

                  The Borrower shall promptly give written notice to the Agent of any litigation, proceeding or dispute affecting the Borrower or any of its Restricted Subsidiaries of which there is a reasonable possibility of a determination adverse to the Borrower or any Restricted Subsidiary and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and shall from time to time furnish to the Agent all reasonable information requested by the Agent concerning the status of any such litigation, proceeding or dispute.

         (e)      FINANCIAL STATEMENTS AND OTHER INFORMATION

                  The Borrower shall deliver to the Agent with sufficient copies for each of the Lenders:

                  (i) ANNUAL FINANCIALS - as soon as available and, in any event, within 120 days after the end of each of its fiscal years, copies of its audited annual financial statements on a consolidated basis consisting of a balance sheet, statement of income, statement of cash flows and statement of shareholders' equity for each such year, together with the notes thereto, all prepared in accordance with generally accepted accounting principles consistently applied, together with a report of the Borrower's auditors thereon;

                  (ii) QUARTERLY FINANCIALS - as soon as available and, in any event within 60 days after the end of each of its first, second and third fiscal quarters, copies of its unaudited quarterly financial statements on a consolidated basis, in each case consisting of a balance sheet, statement of income, statement of cash flows and statement of shareholders' equity for each such period all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied;

                  (iii) COMPLIANCE CERTIFICATE - concurrently with furnishing the financial statements pursuant to Sections 9.1(e)(i) and (ii), a Compliance Certificate signed by the president, chief financial officer, vice-president - finance or treasurer of the Borrower and stating that, INTER ALIA, the Borrower is not in default under the terms and conditions of this Agreement and that no Default or Event of Default has occurred and is continuing (or, if applicable, specifying those defaults or events notified in accordance with Section 9.1(g) below) and detailing calculations determining whether or not the financial covenant specified in Section 9.3 below has been or is being complied with; and

                  (iv) OTHER - at the request of the Agent, such other information, reports, certificates, projections of income and cash flow or other matters affecting the business, affairs, financial condition, property or assets of the Borrower or the business, affairs, financial condition, property or assets of any of its Restricted Subsidiaries as the Agent may reasonably request.

         (f)      RIGHTS OF INSPECTION

                  At any reasonable time and from time to time upon reasonable prior notice, the Borrower shall permit the Agent or any representative thereof (at the expense of the Lenders) to examine and make copies of and abstracts from the records and books of account of the Borrower or any of its Restricted Subsidiaries and to visit and inspect the premises and properties of the Borrower or any of its Restricted Subsidiaries (in each case at the risk of the Borrower) and to discuss the affairs, finances and accounts of the Borrower or any of its Restricted Subsidiaries with any of the officers of the Borrower or any of its Restricted Subsidiaries.

         (g)      NOTICE OF DEFAULT OR EVENT OF DEFAULT

                  The Borrower shall, as soon as reasonably practicable, promptly deliver to the Agent, upon becoming aware of a Default or the occurrence of an Event of Default, an officer's certificate describing in detail such Default or such Event of Default and specifying the steps, if any, being taken to cure or remedy the same.

         (h)      NOTICE OF MATERIAL ADVERSE EFFECT

                  The Borrower shall, as soon as reasonably practicable, promptly notify the Agent of any event, circumstance or condition that has had or is reasonably likely to have a Material Adverse Effect.

         (i)      PAYMENT OF TAXES, WITHHOLDINGS, ETC.

                  The Borrower shall, and shall cause its Restricted Subsidiaries to, from time to time pay or cause to be paid all rents, Taxes, rates, levies or assessments, ordinary or extraordinary, governmental fees or dues, and to make and remit all withholdings, lawfully levied, assessed or imposed upon the Borrower or its Restricted Subsidiaries or any of the assets of the Borrower or its Restricted Subsidiaries, as and when the same become due and payable, except when and so long as the validity of any such rents, Taxes, rates, levies, assessments, fees, dues or withholdings is in good faith being contested by the Borrower or its Restricted Subsidiaries and provided that they shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation would not reasonably be expected to have a Material Adverse Effect and will not result in forfeiture of any part of its assets which are material to the Borrower and its Restricted Subsidiaries taken as a whole prior to the contestation of such validity being completed.

         (j)      PAYMENT OF PREFERRED CLAIMS

                  The Borrower shall, and shall cause its Restricted Subsidiaries to, from time to time pay when due or cause to be paid when due all amounts related to wages, workers' compensation obligations, government royalties or pension fund obligations and any other amount which may result in a lien, charge or similar encumbrance against the assets of the Borrower or such Restricted Subsidiary arising under statute or regulation, except when and so long as the validity of any such amounts or other obligations is in good faith being contested by the Borrower or its Restricted Subsidiaries and provided that they shall have established adequate reserves therefor (in accordance with generally accepted accounting principles) and such contestation would not reasonably be expected to have a Material Adverse Effect and will not result in forfeiture of any part of its assets which are material to the Borrower and its Restricted Subsidiaries taken as a whole prior to the contestation of such validity being completed.

         (k)      ENVIRONMENTAL COVENANTS

                  (i) Without limiting the generality of Section 9.1(c) above, the Borrower shall, and shall cause its Restricted Subsidiaries and any other party acting under their direction to, conduct their business and operations so as to comply at all times with all Environmental Laws if the consequence of a failure to comply would reasonably be expected, either alone or in conjunction with any other such non-compliances, to have a Material Adverse Effect.

                  (ii)     If the Borrower or its Restricted Subsidiaries shall:

                           A. receive or give any notice that a violation of any Environmental Law has or may have been committed or is about to be committed by the same, if such violation would reasonably be expected to have a Material Adverse Effect;

                           B.      receive any notice that a complaint,
                                   proceeding or order has been filed or is about to be filed against the same alleging a violation of any Environmental Law, if such violation would reasonably be expected to have a Material Adverse Effect; or

                           C. receive any notice requiring the Borrower or a Restricted Subsidiary, as the case may be, to take any action in connection with the release of hazardous materials into the environment or alleging that the Borrower or the Restricted Subsidiary may be liable or responsible for costs associated with a response to or to clean-up a release of hazardous materials into the environment or any damages caused thereby, if such action or liability would reasonably be expected to have a Material Adverse Effect;

                           the Borrower shall promptly provide the Agent with a copy of such notice and shall, or shall cause its Subsidiary to, furnish to the Agent from time to time all reasonable information requested by the Agent relating to the same.

                  (iii) The Borrower shall notify the Agent promptly of any event or occurrence of which it is aware which would reasonably be expected to result in violation of any Environmental Law if such event or occurrence would reasonably be expected to have a Material Adverse Effect.

         (l)      USE OF LOANS

                  The Borrower shall use all Loans and the proceeds thereof solely for the purposes set forth in Section 2.3 hereof.

9.2               NEGATIVE COVENANTS OF THE BORROWER

                  So long as any Obligation is outstanding or either Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 14.10) a Majority of the Lenders otherwise consent in writing:

         (a)      CHANGE OF BUSINESS

                  The Borrower shall not, and shall not permit any Material Restricted Subsidiary to, change in any material respect the nature of its business or operations from the businesses and operations carried on by the Borrower and its Material Restricted Subsidiaries on the date hereof.

         (b)      NEGATIVE PLEDGE

                  The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, issue, incur, assume or permit to exist any Security Interests on any of their property, undertakings or assets other than Permitted Encumbrances.

         (c)      NO DISSOLUTION

                  The Borrower and its Material Restricted Subsidiaries shall not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith; provided that, Material Restricted Subsidiaries shall be entitled to do the foregoing where the transferees of all of its property and assets are the Borrower and/or other Restricted Subsidiaries.

         (d)      NO MERGER, AMALGAMATION, ETC.

                  The Borrower shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person (herein called a "SUCCESSOR") whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, unless:

                  (i) the Successor is a corporation with limited liability and incorporated under the federal laws of Canada or the laws of any province of Canada or the Successor is a partnership duly established under the laws of any province of Canada;

                  (ii) prior to or contemporaneously with the consummation of such transaction the Borrower and the Successor shall have executed and delivered or caused to be executed and delivered to the Agent such instruments and done such things as, in the reasonable opinion of Lenders' Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

                           A. the Successor will have assumed all the covenants and obligations of the Borrower under this Agreement and the other Documents; and

                           B. this Agreement and the other Documents, as the case may be, will be valid and binding obligations of the Successor, entitling the Lenders and the Agent, as against the Successor, to exercise all their rights under this Agreement and the other Documents;

                  (iii) such transaction shall be on such terms and shall be carried out in such manner as to preserve and not to impair any of the rights and powers of the Lenders and the Agent hereunder or pursuant to the other Documents;

                  (iv) such transactions shall not result in the assets of the Successor being subject to any Security Interests other than Permitted Encumbrances;

                  (v) no Event of Default and no Default shall have occurred and be continuing, or will occur as a result of such transaction, or shall exist immediately after the consummation of such transaction; and

                  (vi) such transaction shall not result in an adverse impact on the long-term debt rating of the Borrower from either of the Designated Rating Agencies such that either of such ratings would be less than Investment Grade, provided that, (x) the requirement in Section 9.2(d)(ii) to execute and deliver instruments shall not apply to an amalgamation solely among the Borrower and one or more of its Wholly-Owned Subsidiaries under the CANADA BUSINESS CORPORATIONS ACT and (y) the requirement in Section 9.2(d)(vi) shall not apply to such a transaction solely among the Borrower and one or more of its Wholly-Owned Subsidiaries.

         (e)      LIMIT ON RESTRICTED SUBSIDIARY DEBT

                  The Borrower shall not, at any time, permit Restricted Subsidiary Debt to exceed 15.0% of Consolidated Net Tangible Assets.

         (f)      NO GUARANTEE OF UNRESTRICTED SUBSIDIARY

                  The Borrower and its Restricted Subsidiaries shall not guarantee or otherwise become liable for or contingently liable for any Unrestricted Subsidiary Debt in excess, in aggregate, of Cdn. $20,000,000 at any time.

9.3               LONG TERM DEBT TO EBITDA RATIO

                  So long as any Obligation is outstanding or either Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that, unless (subject to Section 14.10) a Majority of the Lenders otherwise consent in writing, as at each Quarter End, the Borrower shall not permit the ratio of Long Term Debt to EBITDA, for the twelve month period ended on such Quarter End, to be greater than 3.50:1.00.

9.4                AGENT MAY PERFORM COVENANTS

                  If the Borrower fails to perform any covenants on its part herein contained, subject to any consents or notice or cure periods required by
Section 10.1, the Agent may give notice to the Borrower of such failure and if, within 10 days after such notice, such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 5.9 for amounts due in Canadian Dollars or United States Dollars, as the case may be. No such performance, payment or expenditure by the Agent shall be deemed to relieve the Borrower of any default hereunder or under the other Documents.


                                   ARTICLE 10
                       EVENTS OF DEFAULT AND ACCELERATION

10.1              EVENTS OF DEFAULT

                  The occurrence of any one or more of the following events (each such event being herein referred to as an "Event of Default") shall constitute a default under this Agreement:

         (a) if the Borrower fails to pay the principal of any Loan hereunder when due and payable and such default continues for more than 2 Banking Days;

         (b)      if the Borrower fails to pay:

                  (i) any interest (including, if applicable, default interest) due on any Loan;

                  (ii)     any fee with respect to a Bankers' Acceptance; or

                  (iii) any other amount not specifically referred to in paragraph (a) above or in this paragraph (b) payable by the Borrower hereunder;

                  in each case when due and payable, and such default is not remedied within 5 Banking Days after written notice thereof is given by the Agent to the Borrower specifying such default and requiring the Borrower to remedy or cure the same;

         (c) if the Borrower or a Restricted Subsidiary fails to observe or perform any covenant or obligation herein or in any Document contained on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 10.1) and, after notice has been given by the Agent to the Borrower or Restricted Subsidiary specifying such default and requiring the Borrower or Restricted Subsidiary to remedy or cure the same, the Borrower or Restricted Subsidiary shall fail to remedy such default within a period of 20 Banking Days after the giving of such notice;

         (d) if any representation or warranty made by the Borrower in this Agreement or deemed made by the Borrower in this Agreement shall prove to have been incorrect or misleading in any material respect on and as of the date made and such misrepresentation is not remedied within 20 Banking Days after the Agent notifies the Borrower of the same;

         (e) if a decree or order of a court of competent jurisdiction is entered adjudging the Borrower or any Material Restricted Subsidiary a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of the Borrower or any Material Restricted Subsidiary under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada), the BANKRUPTCY AND INSOLVENCY ACT (Canada), the WINDING-UP AND RESTRUCTURING ACT (Canada) or any other bankruptcy, insolvency or analogous laws or ordering the winding up or liquidation of its affairs, and any such decree, order, winding up or liquidation has or would reasonably be expected to have a Material Adverse Effect and continues unstayed and in effect for a period of more than 20 Banking Days;

         (f) if the Borrower or any Material Restricted Subsidiary makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the BANKRUPTCY AND INSOLVENCY ACT (Canada) or any comparable law, seeks relief under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada), the WINDING-UP AND RESTRUCTURING ACT (Canada) or any other bankruptcy, insolvency or analogous law, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition and any such assignment, proposal, relief, petition, proposal, appointment or proceeding has or would reasonably be expected to have a Material Adverse Effect;

         (g) except in accordance with Section 9.2(c) or Section 9.2(d), if proceedings are commenced for the dissolution, liquidation or winding-up of the Borrower or Material Restricted Subsidiary unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Majority of the Lenders;

         (h) if creditors of the Borrower or the Material Restricted Subsidiaries having a Security Interest against or in respect of the property and assets thereof, or any part thereof, (other than Non-Recourse Assets) realize upon or enforce any such security against such property and assets or any part thereof having an aggregate fair market value in excess of Cdn.$100,000,000 and such realization or enforcement shall continue in effect and not be released, discharged or stayed within 20 Banking Days;

         (i) if property and assets of the Borrower and the Material Restricted Subsidiaries or any part thereof (other than Non-Recourse Assets) having an aggregate fair market value in excess of Cdn.$100,000,000 is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect and such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within 20 Banking Days;

         (j) if one or more judgments, decrees or orders (other than in respect of Non-Recourse Debt) shall be rendered against the Borrower or a Material Restricted Subsidiary for the payment of money in excess of Cdn.$100,000,000 in the aggregate and any of such judgments, decrees or orders shall continue unsatisfied and in effect for a period of more than 20 Banking Days without being vacated, discharged, satisfied or stayed pending appeal; or

         (k) if the Borrower or any Material Restricted Subsidiary defaults in the payment when due under, or if one or more events of default occurs under, any indentures, credit agreements, instruments or other agreements evidencing Debt or other Financial Instrument Obligations of the Borrower or any Material Restricted Subsidiary for principal amounts in aggregate in excess of Cdn.$100,000,000 and such default continues and has not been waived or remedied for more than 20 Banking Days after such occurrence.

10.2              ACCELERATION

                  If any Event of Default shall occur and for so long as it is continuing:

         (a) the entire principal amount of all Loans then outstanding from the Borrower and all accrued and unpaid interest thereon,

         (b) an amount equal to the face amount at maturity of all Bankers' Acceptances issued by the Borrower which are unmatured, and

         (c)      all other Obligations outstanding hereunder,

shall, at the option of the Agent in accordance with Section 13.11 or upon the request of a Majority of the Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrower, all without any other notice and without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower). In such event and if the Borrower does not immediately pay all such amounts upon receipt of such notice, either the Lenders (in accordance with the proviso in Section 13.11(i)) or the Agent on their behalf may, in their discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by law for the recovery of all the indebtedness and liabilities of the Borrower to the Lenders and proceed to exercise any and all rights hereunder and under the other Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

10.3              CONVERSION ON DEFAULT

                  Upon the occurrence of an Event of Default in respect of the Borrower, the Agent on behalf of the Lenders may convert, at the Equivalent Amount, if applicable, a U.S. Base Rate Loan or Libor Loan owing by the Borrower, to a Canadian Prime Rate Loan. Interest shall accrue on each such Canadian Prime Rate Loan at the rate specified in Section 5.1 with interest on all overdue interest at the same rate, such interest to be calculated daily and payable on demand.

10.4              REMEDIES CUMULATIVE AND WAIVERS

                  For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled for such default or breach. Any waiver by, as applicable, the Majority of the Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Majority of the Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Document as a result of any other default or breach hereunder or thereunder.

10.5              TERMINATION OF LENDERS' OBLIGATIONS

                  The occurrence of a Default or an Event of Default shall relieve the Lenders of all obligations to provide any further Drawdowns, Rollovers or Conversions to the Borrower hereunder; provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to the Lenders and the Agent.

                                   ARTICLE 11
                             CHANGE OF CIRCUMSTANCES

11.1              MARKET DISRUPTION RESPECTING LIBOR LOANS

                  In the event that at any time subsequent to the giving of a Drawdown Notice, Rollover Notice or Conversion Notice to the Agent by the Borrower with regard to any requested Libor Loan, but before the date of the Drawdown, Rollover or Conversion, as the case may be, the Agent (acting reasonably) makes a determination, which shall be conclusive and binding upon the Borrower, that:

         (a) by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested Libor Loan during the ensuing Interest Period selected;

         (b) the making or continuing of the requested Libor Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

         (c) Libor Rate shall no longer represent the effective cost to any Lender of United States Dollar deposits in such market for the relevant Interest Period,

then the Agent shall give notice thereof to the Borrower as soon as possible after such determination and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, previously given by the Borrower, give the Agent a Drawdown Notice or a Conversion Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant Libor Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 11.1. In the event the Borrower fails to give, if applicable, a valid replacement Conversion Notice with respect to the maturing Libor Loans which were the subject of a Rollover Notice, such maturing Libor Loans shall be converted on the last day of the applicable Interest Period into U.S. Base Rate Loans as if a Conversion Notice had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a Libor Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a U.S. Base Rate Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a U.S. Base Rate Loan.

11.2              MARKET DISRUPTION RESPECTING BANKERS' ACCEPTANCES

                  If the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that:

         (a) there no longer exists an active market for bankers' acceptances accepted by the Lenders; or

         (b) the BA Discount Rate does not accurately reflect the discount rate which would be applicable to a sale of Bankers' Acceptances in the market;

then:

         (c) the right of the Borrower to request Bankers' Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower;

         (d) any outstanding Drawdown Notice requesting a Loan by way of Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Loan by way of Canadian Prime Rate Loans in the amount specified in the original Drawdown Notice;

         (e) any outstanding Conversion Notice requesting a Conversion of a Loan by way of U.S. Base Rate Loans or Libor Loans into a Loan by way of Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Loan into a Loan by way of Canadian Prime Rate Loans; and

         (f) any outstanding Rollover Notice requesting a Rollover of a Loan by way of Bankers' Acceptances or BA Equivalent Advances shall be deemed to be a Conversion Notice requesting a Conversion of such Loans into a Loan by way of Canadian Prime Rate Loans.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower's right to request the Bankers' Acceptances or BA Equivalent Advances and of any termination of any such suspension.

11.3              CHANGE IN LAW

         (1) If the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity hereafter:

         (a) subjects such Lender to, or causes the withdrawal or termination of a previously granted exemption with respect to, any Taxes (other than Taxes on such Lender's overall income or capital), or changes the basis of taxation of payments due to such Lender, or increases any existing Taxes (other than Taxes on such Lender's overall income or capital) on payments of principal, interest or other amounts payable by the Borrower to such Lender under this Agreement;

         (b) imposes, modifies or deems applicable any reserve, liquidity, special deposit, regulatory or similar requirement against assets or liabilities held by, or deposits in or for the account of, or loans by such Lender, or any acquisition of funds for loans or commitments to fund loans or obligations in respect of undrawn, committed lines of credit or in respect of Bankers' Acceptances accepted by such Lender;

         (c) imposes on such Lender or requires there to be maintained by such Lender any capital adequacy or additional capital requirements (including a requirement which affects such Lender's allocation of capital resources to its obligations) in respect of any Loan or obligation of such Lender hereunder, or any other condition with respect to this Agreement; or

         (d) directly or indirectly affects the cost to such Lender of making available, funding or maintaining any Loan or otherwise imposes on such Lender any other condition or requirement affecting this Agreement or any Loan or any obligation of such Lender hereunder;

and the result of (a), (b), (c) or (d) above, in the sole determination of such Lender acting in good faith, is:

         (e) to increase the cost to such Lender of performing its obligations hereunder with respect to any Loan;

         (f) to reduce any amount received or receivable by such Lender hereunder or its effective return hereunder or on its capital in respect of any Loan or either Credit Facility;

         (g)      to reduce the standby fees payable to such Lender pursuant to
                  Section 5.6; or

         (h) to cause such Lender to make any payment with respect to or to forego any return on or calculated by reference to, any amount received or receivable by such Lender hereunder with respect to any Loan or either Credit Facility;

such Lender shall determine that amount of money which shall compensate the Lender for such increase in cost, payments to be made or reduction in income or return or interest foregone (herein referred to as "ADDITIONAL COMPENSATION"). Upon a Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section, the Lender shall promptly so notify the Borrower and the Agent. The relevant Lender shall provide the Borrower and the Agent with a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same) and a certificate of a duly authorized officer of such Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be conclusive evidence of such Additional Compensation in the absence of manifest error. The Borrower shall pay to such Lender within 10 Banking Days of the giving of such notice such Lender's Additional Compensation. Each of the Lenders shall be entitled to be paid such Additional Compensation from time to time to the extent that the provisions of this Section are then applicable notwithstanding that any Lender has previously been paid any Additional Compensation.

         (2) Each Lender agrees that it will not claim Additional Compensation from the Borrower under Section 11.3(1):

         (a) if it is not generally claiming similar compensation from its other customers in similar circumstances;

         (b) in respect of any period greater than 9 months prior to the delivery of notice in respect thereof by such Lender, unless the adoption, change or other event or circumstance giving rise to the claim for Additional Compensation is retroactive or is retroactive in effect; or

         (c) if such Additional Compensation results from such Lender not being a Canadian Resident Lender.

If a Lender is not, or ceases to be, a Canadian Resident Lender, then such Lender shall provide written notice thereof to the Borrower and the Agent within 5 Banking Days.

11.4              PREPAYMENT OF PORTION

                  In addition to the other rights and options of the Borrower hereunder and notwithstanding any contrary provisions hereof, if a Lender gives the notice provided for in Section 11.3 with respect to any Loan (an "AFFECTED LOAN"), the Borrower may, upon 2 Banking Days notice to that effect given to such Lender and the Agent (which notice shall be irrevocable), prepay in full without penalty such Lender's Rateable Portion of the Affected Loan outstanding together with accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment, such Additional Compensation as may be applicable to the date of such payment and all costs, losses and expenses incurred by such Lender by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Affected Loan or any part thereof on other than the last day of the applicable Interest Period, and upon such payment being made that Lender's obligations to make such Affected Loans to the Borrower under this Agreement shall terminate.

11.5              ILLEGALITY

                  If a Lender determines, in good faith, that the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any court or by any Governmental Authority or any other entity charged with the interpretation or administration thereof or compliance by a Lender with any request or direction (whether or not having the force of law) of any such authority or entity, now or hereafter makes it unlawful or impossible for any Lender to make, fund or maintain a Loan under either Credit Facility or to give effect to its obligations in respect of such a Loan, such Lender may, by written notice thereof to the Borrower and to the Agent declare its obligations under this Agreement in respect of such Loan to be terminated whereupon the same shall forthwith terminate, and the Borrower shall, within the time required by such law (or at the end of such longer period as such Lender at its discretion has agreed), either effect a Conversion of such Loan in accordance with the provisions hereof (if such Conversion would resolve the unlawfulness or impossibility) or prepay the principal of such Loan together with accrued interest, such Additional Compensation as may be applicable with respect to such Loan to the date of such payment and all costs, losses and expenses incurred by the Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. If any such change shall only affect a portion of such Lender's obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.


                                   ARTICLE 12
                       COSTS, EXPENSES AND INDEMNIFICATION

12.1              COSTS AND EXPENSES

                  The Borrower shall pay promptly upon notice from the Agent all reasonable costs and expenses of the Lenders and the Agent in connection with the Documents and the establishment and initial syndication of the Credit Facilities, including in connection with preparation, printing, execution and delivery of this Agreement and the other Documents whether or not any Drawdown has been made hereunder, and also including the reasonable fees and out-of-pocket expenses of Lenders' Counsel with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Agreement and the other Documents. Except for ordinary expenses of the Lenders and the Agent relating to the day-to-day administration of this Agreement, the Borrower further agrees to pay within 30 days of demand by the Agent all reasonable costs and expenses in connection with the preparation or review of waivers, consents and amendments pertaining to this Agreement, and in connection with the establishment of the validity and enforceability of this Agreement and the preservation or enforcement of rights of the Lenders and the Agent under this Agreement and other Documents, including all reasonable costs and expenses sustained by the Lenders and the Agent as a result of any failure by the Borrower to perform or observe any of its obligations hereunder or in connection with any action, suit or proceeding (whether or not an Indemnified Party (as referred to in Section 12.2 or 12.3) is a party or subject thereto), together with interest thereon from and after such 30th day if such payment is not made by such time.

12.2              GENERAL INDEMNITY

                  In addition to any liability of the Borrower to any Lender or the Agent under any other provision hereof, the Borrower shall indemnify each Indemnified Party and hold each Indemnified Party harmless against any losses, claims, costs, damages or liabilities (including any loss of profits or fees anticipated hereunder, any expense or cost incurred in the liquidation and re-deployment of funds acquired to fund or maintain any portion of a Loan and reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the same as a result of or in connection with the Credit Facilities or the Documents, including as a result of or in connection with:

         (a) any cost or expense incurred by reason of the liquidation or re-deployment in whole or in part of deposits or other funds required by any Lender to fund any Bankers' Acceptance or to fund or maintain any Loan as a result of the Borrower's failure to complete a Drawdown or to make any payment, repayment or prepayment on the date required hereunder or specified by it in any notice given hereunder;

         (b) subject to permitted or deemed Rollovers and Conversions, the Borrower's failure to provide for the payment to the Agent for the account of the Lenders of the full principal amount of each Bankers' Acceptance on its maturity date;

         (c) the Borrower's failure to pay any other amount, including without limitation any interest or fee, due hereunder on its due date after the expiration of any applicable grace or notice periods (subject, however, to the interest obligations of the Borrower hereunder for overdue amounts);

         (d) the Borrower's repayment or prepayment of a Libor Loan otherwise than on the last day of its Interest Period;

         (e) the prepayment of any outstanding Bankers' Acceptance before the maturity date of such Bankers' Acceptance;

         (f) the Borrower's failure to give any notice required to be given by it to the Agent or the Lenders hereunder;

         (g) the failure of the Borrower to make any other payment due hereunder;

         (h) any inaccuracy or incompleteness of the Borrower's representations and warranties contained in Article 8;

         (i) any failure of the Borrower to observe or fulfil its obligations under Article 9;

         (j) any failure of the Borrower to observe or fulfil any other Obligation not specifically referred to above; or

         (k) the occurrence of any Default or Event of Default in respect of the Borrower;

provided that this Section 12.2 shall not apply to any losses, claims, costs, damages or liabilities that arise by reason of the gross negligence or wilful misconduct of the Indemnified Party claiming indemnity hereunder. The provisions of this Section shall survive repayment of the Obligations.

12.3              ENVIRONMENTAL INDEMNITY

                  The Borrower shall indemnify and hold harmless the Indemnified Parties forthwith on demand by the Agent from and against any and all claims, suits, actions, debts, damages, costs, losses, liabilities, penalties, obligations, judgments, charges, expenses and disbursements (including without limitation, all reasonable legal fees and disbursements on a solicitor and his own client basis) of any nature whatsoever, suffered or incurred by the Indemnified Parties or any of them in connection with either Credit Facility, whether as beneficiaries under the Documents, as successors in interest of the Borrower or any of its Subsidiaries, or voluntary transfer in lieu of foreclosure, or otherwise howsoever, with respect to any Environmental Claims relating to the property of the Borrower or any of its Subsidiaries arising under any Environmental Laws as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries) relating to the property of the Borrower or of its Subsidiaries, or the past, present or future condition of any part of the property of the Borrower or its Subsidiaries owned, operated or leased by the Borrower or by any of its Subsidiaries (or any such predecessor in interest), including any liabilities arising as a result of any indemnity covering Environmental Claims given to any person by the Lenders or the Agent or a receiver, receiver-manager or similar person appointed hereunder or under applicable law (collectively, the "INDEMNIFIED THIRD PARTY"); but excluding any Environmental Claims or liabilities relating thereto to the extent that such Environmental Claims or liabilities arise by reason of the gross negligence or wilful misconduct of the Indemnified Party or the Indemnified Third Party claiming indemnity hereunder. The provisions of this Section shall survive the repayment of the Obligations.

12.4              JUDGMENT CURRENCY

         (1) If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section referred to as the "JUDGMENT CURRENCY") an amount due in Canadian Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

         (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

         (b) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section being hereinafter in this Section referred to as the "JUDGMENT CONVERSION DATE").

         (2) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 12.4(1)(b), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

         (3)      Any amount due from the Borrower under the provisions of
Section 12.4(2) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

         (4) The term "RATE OF EXCHANGE" in this Section 12.4 means the noon rate of exchange for Canadian interbank transactions in Canadian Dollars or United States Dollars, as the case may be, in the Judgment Currency published by the Bank of Canada for the day in question, or if such rate is not so published by the Bank of Canada, such term shall mean the Equivalent Amount of the Judgment Currency.


                                   ARTICLE 13
              THE AGENT AND ADMINISTRATION OF THE CREDIT FACILITIES

13.1              AUTHORIZATION AND ACTION

         (1) Each Lender hereby irrevocably appoints and authorizes the Agent to be its agent in its name and on its behalf to exercise such rights or powers granted to the Agent or the Lenders under this Agreement to the extent specifically provided herein and on the terms hereof, together with such powers as are reasonably incidental thereto and the Agent hereby accepts such appointment and authorization. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but, subject to Section 14.10, shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority of the Lenders and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability in such capacity or which could result in the Agent's incurring any costs and expenses, without provision being made for indemnity of the Agent by the Lenders against any loss, liability, cost or expense incurred, or to be incurred or which is contrary to this Agreement or applicable law.

         (2) The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Documents, shall be made upon the decision of the Majority of the Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that "all of the Lenders" or "the Lenders" or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrower to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

13.2              PROCEDURE FOR MAKING LOANS

         (1) The Agent shall make Loans available to the Borrower as required hereunder by debiting the account of the Agent to which the Lenders' Rateable Portions of such Loans have been credited in accordance with Section
2.12 (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by crediting the account of the Borrower or, at the expense of the Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice, Rollover Notice or Conversion Notice, as the case may be, in respect of each Loan; provided that the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Loan to reach the designated destination.

         (2) Unless the Agent has been notified by a Lender at least one Banking Day prior to the Drawdown Date, Rollover Date or Conversion Date, as the case may be, requested by the Borrower that such Lender will not make available to the Agent its Rateable Portion of such Loan, the Agent may assume that such Lender has made or will make such portion of the Loan available to the Agent on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, in accordance with the provisions hereof and the Agent may, but shall be in no way obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made its Rateable Portion of a Loan available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such Lender's Rateable Portion of the Loan and all reasonable costs and expenses incurred by the Agent in connection therewith together with interest thereon (at the rate payable hereunder by the Borrower in respect of such Loan or, in the case of funds made available in anticipation of a Lender remitting proceeds of a Bankers' Acceptance, at the rate of interest per annum applicable to Canadian Prime Rate Loans) for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Agent; provided, however, that notwithstanding such obligation if such Lender fails to so pay, the Borrower covenants and agrees that, without prejudice to any rights the Borrower may have against such Lender, it shall repay such amount to the Agent forthwith after demand therefor by the Agent. The amount payable to the Agent pursuant hereto shall be set forth in a certificate delivered by the Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall be prima facie evidence thereof, in the absence of manifest error. If such Lender makes the payment to the Agent required herein, the amount so paid shall constitute such Lender's Rateable Portion of the Loan for purposes of this Agreement. The failure of any Lender to make its Rateable Portion of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Rateable Portion of such Loan on the Drawdown Date, Rollover Date or Conversion Date, as the case may be, but no Lender shall be responsible for the failure of any other Lender to make the Rateable Portion of any Loan to be made by such other Lender on the date of any Drawdown, Rollover or Conversion, as the case may be.

13.3              REMITTANCE OF PAYMENTS

                  Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 5 or payment pursuant to Article 7, the Agent shall remit to each Lender its Rateable Portion of such payment; provided that, if the Agent, on the assumption that it will receive on any particular date a payment of principal, interest or fees hereunder, remits to a Lender its Rateable Portion of such payment and the Borrower fails to make such payment, each of the Lenders on receipt of such remittance from the Agent agrees to repay to the Agent forthwith on demand an amount equal to the remittance together with all reasonable costs and expenses incurred by the Agent in connection therewith and interest thereon at the rate and calculated in the manner applicable to the Loan in respect of which such payment is made, or, in the case of a remittance in respect of Bankers' Acceptances, at the rate of interest applicable to Canadian Prime Rate Loans for each day from the date such amount is remitted to the Lenders without prejudice to any right such Lender may have against the Borrower. The exact amount of the repayment required to be made by the Lenders pursuant hereto shall be as set forth in a certificate delivered by the Agent to each Lender, which certificate shall be conclusive and binding for all purposes in the absence of manifest error.

13.4              REDISTRIBUTION OF PAYMENT

                  Each Lender agrees that:

         (a) if the Lender exercises any security against or right of counter-claim, set off or banker's lien or similar right with respect to the property of the Borrower or if under any applicable bankruptcy, insolvency or other similar law it receives a secured claim and collateral for which it is, or is entitled to exercise any set-off against, a debt owed by it to the Borrower, the Lender shall apportion the amount thereof proportionately between:

                  (i) such Lender's Rateable Portion of all outstanding Obligations owing by the Borrower (including the face amounts at maturity of Bankers' Acceptances accepted by the Lenders), which amounts shall be applied in accordance with Section 13.4(b); and

                  (ii) amounts otherwise owed to such Lender by the Borrower,

                  provided that (i) any cash collateral account held by such Lender as collateral for a letter of credit or bankers' acceptance (other than a Bankers' Acceptance) issued or accepted by such Lender on behalf of the Borrower may be applied by such Lender to such amounts owed by the Borrower to such Lender pursuant to such letter of credit or in respect of any such bankers' acceptance without apportionment and (ii) these provisions do not apply to a right or claim which arises or exists in respect of a loan or other debt in respect of which the relevant Lender holds a Security Interest which is a Permitted Encumbrance;

         (b) if, in the aforementioned circumstances, the Lender, through the exercise of a right, or the receipt of a secured claim described in Section 13.4(a) above or otherwise, receives payment of a proportion of the aggregate amount of Obligations due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate Obligations due to the Lenders (having regard to the respective Rateable Portions of the Lenders), the Lender receiving such proportionately greater payment shall purchase, on a non-recourse basis at par, and make payment for a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in the outstanding Loans of the other Lender or Lenders so that their respective receipts shall be pro rata to their respective Rateable Portions; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered by or on behalf of the Borrower or any trustee, liquidator, receiver or receiver-manager or person with analogous powers from the purchasing Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to the extent of such recovery, but without interest unless the purchasing Lender is required to pay interest on such amount, in which case each selling Lender shall reimburse the purchasing Lender pro rata in relation to the amounts received by it. Such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claims; and

         (c) if the Lender does, or is required to do, any act or thing permitted by Section 13.4(a) or (b) above, it shall promptly provide full particulars thereof to the Agent.

13.5              DUTIES AND OBLIGATIONS

                  Neither the Agent nor any of its directors, officers, agents or employees (and, for purposes hereof, the Agent shall be deemed to be contracting as agent and trustee for and on behalf of such persons) shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

         (a) may assume that there has been no assignment or transfer by any means by the Lenders of their rights hereunder, unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives from the assignee an executed Assignment Agreement providing, inter alia, that such assignee is bound hereby as it would have been if it had been an original Lender party hereto;

         (b) may consult with legal counsel (including receiving the opinions of Borrower's counsel and Lenders' Counsel required hereunder), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

         (c) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier, electronic mail or other electronic means of communication which may generate a written record thereof) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

         (d) may assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge to the contrary;

         (e) may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any person upon a certificate signed by or on behalf of such person;

         (f) shall not be bound to disclose to any other person any information relating to the Borrower, any of its Subsidiaries or any other person if such disclosure would or might in its opinion constitute a breach of any applicable law, be in default of the provisions hereof or be otherwise actionable at the suit of any other person; and

         (g) may refrain from exercising any right, power or discretion vested in it which would or might in its reasonable opinion be contrary to any applicable law or any directive or otherwise render it liable to any person, and may do anything which is in its reasonable opinion necessary to comply with such applicable law.

Further, the Agent (i) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the representations and warranties of the Borrower herein or the data made available to any of the Lenders in connection with the negotiation of this Agreement, or for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (ii) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; and (iii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto.

13.6              PROMPT NOTICE TO THE LENDERS

                  Notwithstanding any other provision herein, the Agent agrees to provide to the Lenders, with copies where appropriate, all information, notices and reports required to be given to the Agent by the Borrower, promptly upon receipt of same, excepting therefrom information and notices relating solely to the role of Agent hereunder.

13.7              AGENT'S AND LENDERS' AUTHORITIES

                  With respect to its Commitments and the Drawdowns, Rollovers, Conversions and Loans made by it as a Lender, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent. Subject to the express provisions hereof relating to the rights and obligations of the Agent and the Lenders in such capacities, the Agent and each Lender may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower and its Subsidiaries or any corporation or other entity owned or controlled by any of them and any person which may do business with any of them without any duties to account therefor to the Agent or the other Lenders and, in the case of the Agent, all as if it was not the Agent hereunder.

13.8              LENDER CREDIT DECISION

                  It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries. Each Lender represents to the Agent that it is engaged in the business of making and evaluating the risks associated with commercial revolving or term loans, or both, to corporations similar to the Borrower, that it can bear the economic risks related to the transaction contemplated hereby, that it has had access to all information deemed necessary by it in making such decision (provided that this representation shall not impair its rights against the Borrower) and that it is entering into this Agreement in the ordinary course of its commercial lending business. Accordingly, each Lender confirms with the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent), or (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any of its Subsidiaries. Each Lender acknowledges that a copy of this Agreement has been made available to it for review and each Lender acknowledges that it is satisfied with the form and substance of this Agreement. Each Lender hereby covenants and agrees that, subject to Section 13.4, it will not make any arrangements with the Borrower for the satisfaction of any Loans or other Obligations without the consent of all the other Lenders.

13.9              INDEMNIFICATION OF AGENT

                  The Lenders hereby agree to indemnify the Agent (to the extent not reimbursed by the Borrower), on a pro rata basis in accordance with their respective Commitments as a proportion of the aggregate of all outstanding Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under or in respect of this Agreement in its capacity as Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. If the Borrower subsequently repays all or a portion of such amounts to the Agent, the Agent shall reimburse the Lenders their pro rata shares (according to the amounts paid by them in respect thereof) of the amounts received from the Borrower. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its portion (determined as above) of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

13.10             SUCCESSOR AGENT

                  The Agent may, as hereinafter provided, resign at any time by giving 45 days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall, after soliciting the view of the Borrower, have the right to appoint another Lender as a successor agent (the "SUCCESSOR AGENT") who shall be acceptable to the Borrower, acting reasonably. If no Successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent shall, on behalf of the Lenders, appoint a Successor Agent who shall be a Lender acceptable to the Borrower, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall thereupon be discharged from its further duties and obligations as Agent under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit as to any actions taken or omitted to be taken by it as Agent or in its capacity as Agent while it was Agent hereunder.

13.11             TAKING AND ENFORCEMENT OF REMEDIES

                  Each of the Lenders hereby acknowledges that, to the extent permitted by applicable law, the remedies provided hereunder to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder are to be exercised not severally, but collectively by the Agent upon the decision of the Majority of the Lenders regardless of whether acceleration was made pursuant to Section
10.2. Notwithstanding any of the provisions contained herein, each of the Lenders hereby covenants and agrees that it shall not be entitled to individually take any action with respect to either Credit Facility, including any acceleration under Section 10.2, but that any such action shall be taken only by the Agent with the prior written agreement or instructions of the Majority of the Lenders; provided that, notwithstanding the foregoing, if (i) the Agent, having been adequately indemnified against costs and expenses of so doing by the Lenders, shall fail to carry out any such instructions of a Majority of the Lenders, any Lender may do so on behalf of all Lenders and shall, in so doing, be entitled to the benefit of all protections given the Agent hereunder or elsewhere, and (ii) in the absence of instructions from the Majority of the Lenders and where in the sole opinion of the Agent the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders or any of them take such action on behalf of the Lenders as it deems appropriate or desirable in the interests of the Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority of the Lenders, or upon a Lender or the Agent taking action as aforesaid, it shall cooperate fully with the Lender or the Agent to the extent requested by the Lender or the Agent in the collective realization including and, if applicable, the appointment of a receiver, or receiver and manager to act for their collective benefit. Each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section; and each of the Lenders hereby covenants and agrees that, subject to Section 5.8, Section 13.4 and Section 9.2(b) it has not heretofore and shall not seek, take, accept or receive any security for any of the obligations and liabilities of the Borrower hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Credit Facilities, unless all of the Lenders shall at the same time obtain the benefit of any such security or agreement.

                  With respect to any enforcement, realization or the taking of any rights or remedies to enforce the rights of the Lenders hereunder, the Agent shall be a trustee for each Lender, and all monies received from time to time by the Agent in respect of the foregoing shall be held in trust and shall be trust assets within the meaning of applicable bankruptcy or insolvency legislation and shall be considered for the purposes of such legislation to be held separate and apart from the other assets of the Agent, and each Lender shall be entitled to their

Rateable Portion of such monies. In its capacity as trustee, the Agent shall be obliged to exercise only the degree of care it would exercise in the conduct and management of its own business and in accordance with its usual practice concurrently employed or hereafter instituted for other substantial commercial loans.

13.12             RELIANCE UPON AGENT

                  The Borrower shall be entitled to rely upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent pursuant to this Agreement, and the Borrower shall generally be entitled to deal with the Agent with respect to matters under this Agreement which the Agent is authorized to deal with without any obligation whatsoever to satisfy itself as to the authority of the Agent to act on behalf of the Lenders and without any liability whatsoever to the Lenders for relying upon any certificate, notice or other document or other advice, statement or instruction provided to it by the Agent, notwithstanding any lack of authority of the Agent to provide the same.

13.13             NO LIABILITY OF AGENT

                  The Agent shall have no responsibility or liability to the Borrower on account of the failure of any Lender to perform its obligations hereunder (unless such failure was caused, in whole or in part, by the Agent's failure to observe or perform its obligations hereunder), or to any Lender on account of the failure of the Borrower or any Lender to perform its obligations hereunder.

13.14             ARTICLE FOR BENEFIT OF AGENT AND LENDERS

                  The provisions of this Article 13 which relate to the rights and obligations of the Lenders to each other or to the rights and obligations between the Agent and the Lenders shall be for the exclusive benefit of the Agent and the Lenders, and, except to the extent provided in Sections 13.1, 13.2, 13.6, 13.10, 13.11, 13.12, 13.13 and this Section 13.14, the Borrower shall not have any rights or obligations thereunder or be entitled to rely for any purpose upon such provisions. Any Lender may waive in writing any right or rights which it may have against the Agent or the other Lenders hereunder without the consent of or notice to the Borrower.


                                   ARTICLE 14
                                    GENERAL

14.1              EXCHANGE AND CONFIDENTIALITY OF INFORMATION

         (1) The Borrower agrees that the Agent and each Lender may provide any assignee or participant or any bona fide prospective assignee or participant pursuant to Sections 14.6 or 14.7 with any information concerning the financial condition of the Borrower and its Subsidiaries provided such party agrees in writing with the Agent or such Lender for the benefit of the Borrower to be bound by a like duty of confidentiality to that contained in this Section.

         (2) Each of the Agent and the Lenders acknowledges the confidential nature of the financial, operational and other information and data provided and to be provided to them by the

Borrower pursuant hereto (the "Information") and agrees to use all reasonable efforts to prevent the disclosure thereof provided, however, that:

         (a) the Agent and the Lenders may disclose all or any part of the Information if, in their reasonable opinion, such disclosure is required: (i) by their respective auditors, or (ii) in connection with any actual or threatened judicial, administrative or governmental proceedings including proceedings initiated under or in respect of this Agreement;

         (b) the Agent and the Lenders shall incur no liability in respect of any Information required to be disclosed by any applicable law or regulation, or by applicable treaty, order, policy or directive having the force of law, to the extent of such requirement;

         (c) the Agent and the Lenders may provide Lenders' Counsel and their other agents and professional advisors with any Information; provided that such persons shall be under a like duty of confidentiality to that contained in this Section;

         (d) the Agent and each of the Lenders shall incur no liability in respect of any Information: (i) which is or becomes readily available to the public (other than by a breach hereof) or which has been made readily available to the public by the Borrower or its Subsidiaries, (ii) which the Agent or the relevant Lender can show was, prior to receipt thereof from the Borrower, lawfully in the Agent's or Lender's possession and not then subject to any obligation on its part to the Borrower to maintain confidentiality, or (iii) which the Agent or the relevant Lender received from a third party who was not, to the knowledge of the Agent or such Lender, under a duty of confidentiality to the Borrower at the time the information was so received;

         (e) the Agent and the Lenders may disclose the Information to other financial institutions in connection with the syndication by the Agent or Lenders of the Credit Facilities or the granting by a Lender of a participation in the Credit Facilities where such financial institution agrees to be under a like duty of confidentiality to that contained in this Section; and

         (f) the Agent and the Lenders may disclose all or any part of the Information so as to enable the Agent and the Lenders to initiate any lawsuit against the Borrower or to defend any lawsuit commenced by the Borrower the issues of which touch on the Information, but only to the extent such disclosure is necessary to the initiation or defense of such lawsuit.

14.2              NATURE OF OBLIGATION UNDER THIS AGREEMENT

         (1) The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

         (2) Neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

14.3              NOTICES

                  Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telecopy or other electronic means of communication addressed to the respective parties as follows:

                  To the Borrower:

                  Nexen Inc.
                  2900, 801 - 7th Avenue S.W.
                  Calgary, Alberta
                  T2P 3P7

                  Attention:        Treasurer
                  Telecopy No.:     (403)  232-0599

                  with a copy to the attention of the Senior Vice President and General Counsel at the above address, telecopy no.: (403) 699-5743

                  To the Agent:

                  The Toronto-Dominion Bank
                  Royal Trust Tower
                  77 King Street West, 18th Floor
                  Toronto, Ontario
                  M5K 1A2

                  Attention:        Vice President, Loan Syndications - Agency
                  Telecopy No.:     (416) 982-5535

                  with a copy (other than in the case of Drawdown Notices, Conversion Notices, Rollover Notices and Repayment Notices) to:

                  TD Securities
                  Corporate Credit
                  800, 324 - 8th Avenue S.W.
                  Calgary, Alberta
                  T2P 2Z2

                  Attention:        Vice President and Director
                  Telecopy No.:     (403) 292-2772

                  To each Lender: As set forth in Schedule A annexed hereto or to such other address or telecopy number as any party may from time to time notify the others in accordance with this Section. Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication during normal business hours at the place of receipt on a Banking Day shall be conclusively deemed to have been made or given at the time of actual delivery or transmittal, as the case may be, on such Banking Day. Any demand, notice or communication made or given by personal delivery or by telecopier or other electronic means of communication after normal business hours at the place of receipt or otherwise than on a Banking Day shall be conclusively deemed to have been made or given at 9:00 a.m. (Calgary time) on the first Banking Day following actual delivery or transmittal, as the case may be.

14.4              GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.

14.5              BENEFIT OF THE AGREEMENT

                  This Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders, the Agent and their respective successors and permitted assigns.

14.6              ASSIGNMENT

                  Any Lender may, without the consent during the continuance of an Event of Default and at all other times with the prior written consent of each of the Borrower and the Agent, which consents shall not be unreasonably withheld, sell, assign, transfer or grant an interest in its Commitments, its Rateable Portion of the Loans and its rights under the Documents; provided that, without the consent of the Borrower and the Agent, no Lender shall sell, assign, transfer or grant an interest in any Commitment, Loan or Document unless (a) such Lender is concurrently assigning to the contemplated assignee an equal percentage interest in both its Bridge Facility Commitment and Development Facility Commitment and the Obligations owing to it under each Credit Facility or (b) if the effect of the same would be to have a Lender with aggregate Commitments of less than U.S.$10,000,000; and further provided that, it shall be a precondition to any such sale, assignment, transfer or grant that the contemplated assignee Lender shall have paid to the Agent, for the Agent's own account, a transfer fee of U.S.$3,500.00. Upon any such sale, assignment, transfer or grant , the granting Lender shall have no further obligation hereunder with respect to such interest except in case of a grant to an Affiliate of the granting Lender, in which case such Lender shall remain obligated hereunder with respect to such interest. Upon any such sale, assignment, transfer or grant, the granting Lender, the new Lender, the Agent and the Borrower shall execute and deliver an Assignment Agreement. Subject to the provisions of Section 9.2(d), the Borrower shall not assign its rights or obligations hereunder without the prior written consent of all of the Lenders.

14.7              PARTICIPATIONS

                  Any Lender may grant one or more participations in its Commitments and its Rateable Portion of the Loans to other persons, provided that the granting of such a participation shall be at the Lender's own cost and shall not affect the obligations of such Lender hereunder nor shall it increase the costs to the Borrower hereunder or under any of the other Documents.

14.8              SEVERABILITY

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.9              WHOLE AGREEMENT

                  This Agreement and the other Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

14.10             AMENDMENTS AND WAIVERS

                  Any provision of this Agreement may be amended only if the Borrower and the Majority of the Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Majority of the Lenders so agree in writing, but:

         (a) an amendment or waiver which changes or relates to (i) the amount or type of the Loans available hereunder (or decreases in the periods of notice for Drawdowns, Conversions, Rollovers or voluntary prepayment of Loans) or any Lender's Commitment,
                  (ii) decreases in the rates of interest, Bankers' Acceptance fees or standby fees, or deferral of the dates of payment of interest, Bankers' Acceptance fees, standby fees or mandatory repayments of principal, (iii) Section 2.4, Section 2.16 or
                  Section 2.17, (iv) decreases in the amount of or deferral of the dates of payment of other amounts payable hereunder (other than fees payable for the account of Agent), (v) the definition of "Majority of the Lenders", (vi) any provision hereof contemplating or requiring consent, approval or agreement of "all Lenders", "the Lenders" or similar expressions or permitting waiver of conditions or covenants or agreements by "all Lenders", "the Lenders" or similar expressions, (vii) the definition of "Event of Default", or
                  (viii) this Section, shall require the agreement or waiver of all the Lenders and also (in the case of an amendment) of the other parties hereto; and

         (b) an amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto.

Any such waiver and any consent by the Agent, any Lender, the Majority of the Lenders or all of the Lenders under any provision of this Agreement must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

14.11             FURTHER ASSURANCES

                  The Borrower, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the Documents or any of the agreements provided for hereunder to which it is a party. The Borrower, at its expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Borrower's compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to state the obligations of the Borrower as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith. Without limiting the foregoing, the Borrower shall use all commercially reasonable efforts to cause the trustee under the indenture or indentures governing the Capital Securities to take such action as may, from time to time, be necessary or appropriate in the opinion of the Agent, acting reasonably, to effectuate the subordination of the Capital Securities to the Obligations in accordance with the terms of such indenture or indentures.

14.12             ATTORNMENT

                  The parties hereto each hereby attorn and submit to the jurisdiction of the courts of the Province of Alberta in regard to legal proceedings relating to the Documents. For the purpose of all such legal proceedings, this Agreement shall be deemed to have been performed in the Province of Alberta and the courts of the Province of Alberta shall have jurisdiction to entertain any action arising under this Agreement. Notwithstanding the foregoing, nothing in this Section shall be construed nor operate to limit the right of any party hereto to commence any action relating hereto in any other jurisdiction, nor to limit the right of the courts of any other jurisdiction to take jurisdiction over any action or matter relating hereto.

14.13             TIME OF THE ESSENCE

                  Time shall be of the essence of this Agreement.

14.14             CREDIT AGREEMENT GOVERNS

                  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Documents, the provisions of this Agreement, to the extent of the conflict or inconsistency, shall govern and prevail.

14.15             COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement.

                                 NEXEN INC.

                                 By: /s/ Marvin F. Romanow
                                     -----------------------------------------
                                     Name:  Marvin F. Romanow
                                     Title: Chief Financial Officer


                                 By: /s/ Una Power
                                     -----------------------------------------
                                     Name:  Una Power
                                     Title: Treasurer


                                 LENDERS:

                                 THE TORONTO-DOMINION BANK

                                 By: /s/ Loretta Palandri
                                     -----------------------------------------
                                     Name:  Loretta Palandri
                                     Title: Vice President & Director
                                            Corporate Credit


                                 By: /s/ N.D. Birbeck
                                     -----------------------------------------
                                     Name:  N.D. Birbeck
                                     Title: Managing Director


                                 BANK OF AMERICA, N.A., CANADA BRANCH

                                 By: /s/ Nelson Lam
                                     -----------------------------------------
                                     Name:  Nelson Lam
                                     Title: Vice President

                                 BNP PARIBAS (CANADA)

                                 By: /s/ Jean-Philippe Cadot
                                     -----------------------------------------
                                     Name:  Jean-Philippe Cadot
                                     Title: Director


                                 By: /s/ Michael Gosselin
                                     -----------------------------------------
                                     Name:  /s/ Michael Gosselin
                                     Title: Managing Director


                                 CANADIAN IMPERIAL BANK OF COMMERCE

                                 By: /s/ Scott Black
                                     -----------------------------------------
                                     Name:  Scott Black
                                     Title: Associate


                                 By: /s/ David J. Swain
                                     -----------------------------------------
                                     Name:  David J. Swain
                                     Title: Managing Director


                                 CITIBANK, N.A., CANADIAN BRANCH

                                 By: /s/
                                     -----------------------------------------
                                     Name:
                                     Title:


                                 DEUTSCHE BANK AG, CANADA BRANCH

                                 By: /s/ Robert A. Johnston
                                     -----------------------------------------
                                     Name:  Robert A. Johnston
                                     Title: Vice President


                                 By: /s/ Paul M. Jurst
                                     -----------------------------------------
                                     Name:  Paul M. Jurst
                                     Title:

                                 ROYAL BANK OF CANADA

                                 By: /s/ David A. Foltz
                                     -----------------------------------------
                                     Name:  David A. Foltz
                                     Title: Authorized Signatory



                                 THE BANK OF NOVA SCOTIA

                                 By: /s/ Dan W. Lindquist
                                     -----------------------------------------
                                     Name:  Dan W. Lindquist
                                     Title: Director


                                 By: /s/ Andrew Kellock
                                     -----------------------------------------
                                     Name:  Andrew Kellock
                                     Title: Associate


                                 BANK OF MONTREAL

                                 By: /s/ R.P. Heinrichs
                                     -----------------------------------------
                                     Name:  R.P. Heinrichs
                                     Title: Vice President



                                 BANK OF TOKYO-MITSUBISHI (CANADA)

                                 By: /s/
                                     -----------------------------------------
                                     Name:
                                     Title: Executive Vice President &
                                            General Manager


                                 By: /s/ Davis J. Stewart
                                     -----------------------------------------
                                     Name:  Davis J. Stewart
                                     Title: Senior Vice President

                                 EXPORT DEVELOPMENT CANADA

                                 By: /s/ Albert Von Eeden
                                     -----------------------------------------
                                     Name:  Albert Von Eeden
                                     Title: FSM


                                 By: /s/ L. Bjerkefund
                                     -----------------------------------------
                                     Name:  L. Bjerkefund
                                     Title: SFSM


                                 HSBC BANK USA N.A., TORONTO BRANCH

                                 By: /s/
                                     -----------------------------------------
                                     Name:
                                     Title: Managing Director


                                 By: /s/ Nigel Richardson
                                     -----------------------------------------
                                     Name:  Nigel Richardson
                                     Title: Head of Corporate & Institutional
                                            Banking Western Region


                                 NATIONAL BANK OF CANADA

                                 By: /s/ Dean R. Jensen
                                     -----------------------------------------
                                     Name:  Dean R. Jensen
                                     Title: Senior Manager
                                            Energy Group


                                 By: /s/ Anne Collins
                                     -----------------------------------------
                                     Name:  Anne Collins
                                     Title: Manager


                                 CONGRESS FINANCIAL CORPORATION CANADA

                                 By: /s/ Niall Hamilton
                                     -----------------------------------------
                                     Name:  Niall Hamilton
                                     Title: Senior Vice President,
                                            Porfolio Manager

                                 WESTLB AG, TORONTO BRANCH

                                 By: /s/ Alik A. Kassner
                                     -----------------------------------------
                                     Name:  Alik A. Kassner
                                     Title: Principal Officer


                                 By: /s/ Robert L. Dyck
                                     -----------------------------------------
                                     Name:  Robert L. Dyck
                                     Title: Director, Corporate Finance



                                 ALBERTA TREASURY BRANCHES

                                 By: /s/ Darren Yaworsky
                                     -----------------------------------------
                                     Name:  Darren Yaworsky
                                     Title: General Manager
                                            Commercial Credit


                                 By: /s/ Tim Poole
                                     -----------------------------------------
                                     Name:  Tim Poole
                                     Title: Senior Credit Manager,
                                            Energy Banking


                                 LA CAISSE CENTRALE DESJARDINS DU QUEBEC

                                 By: /s/ Catherine McCarthy
                                     -----------------------------------------
                                     Name:  Catherine McCarthy
                                     Title: Senior Manager


                                 By: /s/ Sylvain Gascon
                                     -----------------------------------------
                                     Name:  Sylvain Gascon
                                     Title: Vice President


                                 UNITED OVERSEAS BANK LIMITED, VANCOUVER BRANCH

                                 By: /s/ K. Jin Koh
                                     -----------------------------------------
                                     Name:  K. Jin Koh
                                     Title: General Manager


                                 By: /s/ Winnie B.L. Chew
                                     -----------------------------------------
                                     Name:  Winnie B.L. Chew
                                     Title: Senior Manager

                                 AGENT:

                                 THE TORONTO-DOMINION BANK,
                                 IN ITS CAPACITY AS THE AGENT

                                 By: /s/ Michael A. Freeman
                                     -----------------------------------------
                                     Name:  Michael A. Freeman
                                     Title: Vice President, Loan
                                            Syndications - Agency

                                   SCHEDULE A

                             LENDERS AND COMMITMENTS

LENDER AND ADDRESS                              COMMITMENTS
------------------                              -----------
THE TORONTO-DOMINION BANK                       Bridge Facility Commitment:
Corporate Credit                                U.S.$114,375,000
800 Home Oil Tower
324 - 8th Avenue S.W.                           Development Facility Commitment:
Calgary, Alberta   T2P 2Z2                      U.S.$38,125,000

Attention:        Loretta Palandri
                  Norm Birbeck
Telecopy No.:     (403) 292 2772

BANK OF AMERICA, N.A., CANADA BRANCH            Bridge Facility Commitment:
200 Front Street, Suite 2700                    U.S.$112,500,000
Toronto, Ontario   M5H 3L2
                                                Development Facility Commitment:
Attention:        Nelson Lam                    U.S.$37,500,000
                  Medina Sales de Andrade
Telecopy No.:     (416) 349-4283

BNP PARIBAS (CANADA)                            Bridge Facility Commitment:
77 King Street West, Suite 4100                 U.S.$112,500,000
Toronto, Ontario   M5K 1N8
                                                Development Facility Commitment:
Attention:        Jean-Philippe Cadot           U.S.$37,500,000
                  Michael Gosselin
Telecopy No.:     (416) 947-3538

CANADIAN IMPERIAL BANK OF COMMERCE              Bridge Facility Commitment:
855 - 2nd Street S.W., 9th Floor                U.S.$112,500,000
Calgary, Alberta   T2P 4J7
                                                Development Facility Commitment:
Attention:        Scott Black                   U.S.$37,500,000
                  David Swain
Telecopy No.:     (403) 221-5779

CITIBANK N.A., CANADIAN BRANCH                  Bridge Facility Commitment:
400 - 3rd Avenue S.W., Suite 4301               U.S.$112,500,000
Calgary, Alberta   T2P 4H2
                                                Development Facility Commitment:
Attention:        Jim Campbell                  U.S.$37,500,000
                  Christopher Impey
Telecopy No.:     (403) 294-0601

LENDER AND ADDRESS                              COMMITMENTS
------------------                              -----------
DEUTSCHE BANK AG, CANADA BRANCH                 Bridge Facility Commitment:
222 Bay Street, 11th Floor                      U.S.$112,500,000
Toronto, Ontario   M5K 1H6
                                                Development Facility Commitment:
Attention:        Rod O'Hara                    U.S.$37,500,000
                  Robert Johnston
Telecopy No.:     (416) 682-8444

ROYAL BANK OF CANADA                            Bridge Facility Commitment:
Corporate Credit                                U.S.$112,500,000
RBC Capital Markets
1100, 888 - 3rd Street S.W.                     Development Facility Commitment:
Calgary, Alberta   T2P 5C5                      U.S.$37,500,000

Attention:        David Foltz
Telecopy No.:     (403) 292-3234

THE BANK OF NOVA SCOTIA                         Bridge Facility Commitment:
2000, 700 - 2nd Street S.W.                     U.S.$112,500,000
Calgary, Alberta   T2P 2N7
                                                Development Facility Commitment:
Attention:        Dan Lindquist                 U.S.$37,500,000
Telecopy No.:     (403) 221-6497

BANK OF MONTREAL                                Bridge Facility Commitment:
2200, 333 - 7th Avenue S.W.                     U.S.$69,375,000
Calgary, Alberta   T2P 2Z1
                                                Development Facility Commitment:
Attention:        Bob Heinrichs                 U.S $23,125,000
                  Carol McDonald
Telecopy No.:     (403) 515-3650

BANK OF TOKYO-MITSUBISHI (CANADA)               Bridge Facility Commitment:
666 Burrard Street, Suite 950                   U.S.$69,375,000
Vancouver, British Columbia   V6C 3L1
                                                Development Facility Commitment:
Attention:        Davis Stewart                 U.S.$23,125,000
                  Christina Cheung
Telecopy No.:     (604) 691-7311

LENDER AND ADDRESS                              COMMITMENTS
------------------                              -----------
EXPORT DEVELOPMENT CANADA                       Bridge Facility Commitment:
151 O'Connor Street                             U.S.$69,375,000
Ottawa, Ontario   K1A 1K3
                                                Development Facility Commitment:
Attention:        Dan O'Blenis                  U.S.$23,125,000
                  Robert Pelletier
Telecopy No.:     (613) 598-3186

HSBC BANK USA N.A., TORONTO BRANCH              Bridge Facility Commitment:
2210, 777 - 8th Avenue S.W.                     U.S.$69,375,000
Calgary, Alberta   T2P 3R5
                                                Development Facility Commitment:
Attention:        Greg Gannett                  U.S.$23,125,000
                  Nigel Richardson
Telecopy No.:     (403) 215-4433

NATIONAL BANK OF CANADA                         Bridge Facility Commitment:
2802, 450 - 1st Street S.W.                     U.S.$69,375,000
Calgary, Alberta   T2P 5H1
                                                Development Facility Commitment:
Attention:        Phil Taylor                   U.S.$23,125,000
                  Anne Collins
Telecopy No.:     (403) 265-0543

CONGRESS FINANCIAL CORPORATION CANADA           Bridge Facility Commitment:
141 Adelaide Street West, Suite 1500            U.S.$69,375,000
Toronto, Ontario   M5H 3L9
                                                Development Facility Commitment:
Attention:        Enza Agosta                   U.S.$23,125,000
Telecopy No.:     (416) 364-8165

WESTLB AG, TORONTO BRANCH                       Bridge Facility Commitment:
Royal Bank Plaza, North Tower                   U.S.$69,375,000
Suite 2301, Box 41
200 Bay Street                                  Development Facility Commitment:
Toronto, Ontario   M5J 2J1                      U.S.$23,125,000

Attention:        Alik Kassner
                  Kenneth Chan
Telecopy No.:     (416) 216-5020

LENDER AND ADDRESS                              COMMITMENTS
------------------                              -----------
ALBERTA TREASURY BRANCHES                       Bridge Facility Commitment:
239 - 8th Avenue S.W., 3rd Floor                U.S.$37,500,000
Calgary, Alberta   T2P 1B9
                                                Development Facility Commitment:
Attention:        Eugene Czuczman               U.S.$12,500,000
                  Victor Martinez
Telecopy No.:     (403) 974-5784

LA CAISSE CENTRALE DESJARDINS DU QUEBEC         Bridge Facility Commitment:
1 Complexe Desjardins, Suite 2822               U.S.$37,500,000
Montreal, Quebec   H5B 1B3
                                                Development Facility Commitment:
Attention:        Catherine McCarthy            U.S.$12,500,000
                  Sylvain Gascon
Telecopy No.:     (514) 281-7083

UNITED OVERSEAS BANK LIMITED,                   Bridge Facility Commitment:
VANCOUVER BRANCH                                U.S.$37,500,000
650 Georgia Street, Suite 1680
Vancouver, British Columbia   V6B 4N9           Development Facility Commitment:
                                                U.S.$12,500,000
Attention:        Winnie Chew
                  Jin Koh
Telecopy No.:     (604) 662-3356

                                   SCHEDULE B

                           LENDER ASSIGNMENT AGREEMENT

THIS LENDER ASSIGNMENT AGREEMENT is made as of the o day of o, o

BETWEEN:

                  o

                  (hereinafter referred to as the "Assignor"),

                                                              OF THE FIRST PART,

                                     - and -

                  o

                  (hereinafter referred to as the "Assignee"),

                                                             OF THE SECOND PART,

                                     - and -

                  NEXEN INC., a corporation subsisting under the laws of Canada (hereinafter sometimes referred to as the "Borrower"),

                                                              OF THE THIRD PART,

                                     - and -

                  THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent"),

                                                             OF THE FOURTH PART.

                  WHEREAS the Assignor is a Lender under the Credit Agreement made as of November 26, 2004 between the Borrower, the Lenders and the Agent, (as amended, modified, supplemented or restated from time to time, the "Credit Agreement");

                  AND WHEREAS the Assignor has agreed to assign and transfer to the Assignee certain rights under the Credit Agreement in compliance with the Credit Agreement, and the Assignee has agreed to accept such rights and assume certain obligations of the Assignor under the Credit Agreement;

                  AND WHEREAS this Agreement is delivered to the Assignee pursuant to Section 14.6 of the Credit Agreement.

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the parties hereby agree as follows:

1.       INTERPRETATION

         (a) In this Agreement, including the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the same meanings attributed thereto as set forth in the Credit Agreement. In addition, the following terms shall have the following meanings:

                  (i)      "ASSIGNED COMMITMENTS" has the meaning set forth in
                           Section 2 hereof;

                  (ii)     "ASSIGNED INTERESTS" has the meaning set forth in
                           Section 2 hereof; and

                  (iii)    "ASSUMED OBLIGATIONS" has the meaning set forth in
                           Section 4 hereof.

         (b) The division of this Agreement into Articles, Sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

         (c)      In this Agreement:

                  (i) the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer, unless otherwise specified, to this Lender Assignment Agreement taken as a whole and not to any particular section, subsection or paragraph;

                  (ii) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa; and

                  (iii) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them.

         (d) This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Alberta, without prejudice to the rights of the parties to take proceedings in any other jurisdictions.

         (e) If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of any such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

2.       ASSIGNMENT OF RIGHTS BY ASSIGNOR

         Effective as of the date hereof, the Assignor hereby absolutely assigns and transfers to the Assignee:

         (a) subject as provided in Section 3(a) hereof, [ALL OR O% OF ALL] of the Assignor's right, title and interest in, to and under each of the outstanding Loans and other Obligations owing by the Borrower to the Assignor under the Bridge Facility, and [ALL OR O% OF ALL] of the Assignor's right, title and interest in, to and under each of the outstanding Loans and other Obligations owing by the Borrower to the Assignor under the Development Facility, as more particularly described in Exhibit A attached hereto; and

         (b) [ALL OR O%] of the Assignor's Bridge Facility Commitment, being U.S. $o of such Commitment and [ALL OR O%] of the Assignor's Development Facility Commitment, being U.S. $o of such Commitment (collectively, the "Assigned Commitments");

together with all of the Assignor's other rights under the Credit Agreement and the other Documents but only insofar as such other rights relate to (a) and (b) above (collectively, the "Assigned Interests").

3.       OUTSTANDING LIBOR LOANS AND ASSIGNOR BAS

         (a) The parties hereby acknowledge that, on the date hereof, Libor Loans and Bankers' Acceptances accepted by the Assignor and each having terms to maturity ending on or after the date hereof may be outstanding (collectively, the "Outstanding Libor Loans and Assignor BAs"). Notwithstanding any provision of the Credit Agreement or this Agreement, the Assignee shall have no right, title, benefit or interest in or to any Outstanding Libor Loans and Assignor BAs. The Assignee shall assume no liability or obligation to the Assignor in respect of such Outstanding Libor Loans and Assignor BAs, including in respect of the failure of the Borrower to reimburse the Assignor for any such Bankers' Acceptances accepted by the Assignor on the maturity thereof or any fees or other amounts due in respect thereof.

         (b) From time to time, as the Outstanding Libor Loans and Assignor BAs mature and Rollovers and Conversions are made by the Borrower in respect thereof, the Assignee shall participate in the Loans effecting such Rollovers and Conversions to the full extent of its Assigned Commitments in its capacity as a Lender.

4.       ASSUMPTION OF OBLIGATIONS BY ASSIGNEE

         The Assignee assumes and covenants and agrees to be responsible for all obligations relating to the Assigned Interests to the extent such obligations arise or accrue on or after the date hereof (collectively, the "Assumed Obligations") and agrees that it will be bound by the Credit Agreement and the other Documents in respect of the Assumed Obligations as fully as if it had been an original party to the Credit Agreement.

5.       CREDIT AGREEMENT REFERENCES; NOTICES

         Effective as of the date hereof:

         (a) the Assignee shall be a Lender for all purposes of the Credit Agreement and the other Documents and all references therein to "Lenders" or "a Lender" shall be deemed to include the Assignee;

         (b) the Commitments of the Assignee shall be the Assigned Commitments and all references in the Credit Agreement to "Commitments" of the Assignee shall be deemed to be to the Assigned Commitments;

         (c) any demand, notice or communication to be given to the Assignee in accordance with section 14.3 of the Credit Agreement shall be made or given to the following address or telecopy number (until the Assignee otherwise gives notice in accordance with such section 14.3): o; and


         (d) Schedule A to the Credit Agreement shall be deemed to be and is hereby amended to the extent necessary to give effect to the assignment of the Assigned Commitments contemplated hereby and to give effect to Sections 5(a), 5(b) and 5(c) hereof.

6.       THE AGENT

         Without in any way limiting the provisions of Section 4 hereof, the Assignee irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Credit Agreement.

7.       NO ENTITLEMENT TO PRIOR INTEREST OR OTHER FEES

         Except as otherwise agreed in writing between the Assignor and the Assignee, notwithstanding any provision of the Credit Agreement or other Documents or any other provision of this Agreement, the Assignee shall have no right, title or interest in or to any interest or fees paid or to be paid to the Assignor under, pursuant to or in respect of:

         (a) the fees paid to the Assignor in respect of the establishment of the Credit Facilities;

         (b) [the fees payable to the Agent pursuant to section 5.8 of the Credit Agreement; or] [NOTE: SECTION 7(B) TO BE INSERTED FOR ANY ASSIGNMENT BY THE LENDER WHICH IS ALSO ACTING AS THE AGENT.]

         (c) the Loans, the Credit Facilities or the Credit Agreement for any period of time or in respect of any event or circumstance prior to the date hereof, including, without limitation, any standby fees pursuant to section 5.6 of the Credit Agreement.

8.       CONSENT OF BORROWER AND AGENT

         The Borrower and the Agent hereby consent to the assignment of the Assigned Interests to the Assignee and the assumption of the Assumed Obligations by the Assignee and agree to recognize the Assignee as a Lender under the Credit Agreement as fully as if the Assignee had been an original party to the Credit Agreement. [The Borrower and the Agent agree that the Assignor shall have no further liability or obligation in respect of the Assumed Obligations.]

         [NOTE: DELETE THE SQUARE-BRACKETED SECOND SENTENCE OF SECTION 8 HEREOF IN THE CASE OF AN ASSIGNMENT TO AN AFFILIATE OF THE ASSIGNOR, AS PROVIDED IN THE CREDIT AGREEMENT.]

9.       REPRESENTATIONS AND WARRANTIES

         Each of the parties hereby represents and warrants to the other parties as follows:

         (a) it is duly incorporated and validly subsisting under the laws of its governing jurisdiction;

         (b) it has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and under the Credit Agreement and the other Documents;

         (c) the execution, delivery, observance and performance on its part of this Agreement has been duly authorized by all necessary corporate and other action and this Agreement constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms; and

         (d) all Governmental Authorizations, if any, required for the execution, delivery, observance and performance by it of this Agreement, the Credit Agreement and the other Documents have been obtained and remain in full force and effect, all conditions have been duly complied with and no action by, and no notice to or other filing or registration with any Governmental Authority is required for such execution, delivery, observance or performance.

                  The Assignor represents and warrants to the Assignee that it has the right to sell to the Assignee the Assigned Interests and that the same are free and clear of all Security Interests. The Assignor also represents and warrants to the Assignee that it has not received written notice of any Default or Event of Default having occurred under the Credit Agreement which is continuing.

                  The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and notwithstanding any examinations or investigations which may be made by the parties or their respective legal counsel.

                  Except as expressly provided herein, the Assignee confirms that this Agreement is entered into by the Assignee without any representations or warranties by the Assignor or the Agent on any matter whatsoever, including, without limitation, on the effectiveness, validity, legality, enforceability, adequacy or completeness of the Credit Agreement or any Document delivered pursuant thereto or in connection therewith or any of the terms, covenants and conditions therein or on the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

10.      ASSIGNEE CREDIT DECISION

         The Assignee acknowledges to the Assignor and the Agent that the Assignee has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Credit Agreement and other Documents and all other matters incidental to the Credit Agreement and the other Documents. The Assignee confirms with the Assignor and the Agent that it does not rely, and it will not hereafter rely, on the Agent or the Assignor:

         (a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, any Subsidiary or any other person under or in connection with the Credit Agreement and other Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to the Assignee by the Agent); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.

The Assignee acknowledges that a copy of the Credit Agreement (including a copy of the Schedules) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Credit Agreement, the other Documents and the transactions contemplated hereby and thereby. The Assignee acknowledges that it is satisfied with the form and substance of the Credit Agreement and the other Documents.

11.      PAYMENTS

         The Assignor and the Assignee acknowledge and agree that all payments under the Credit Agreement in respect of the Assigned Interests from and after the date hereof received by the Agent on or after the date hereof shall be the property of the Assignee and the Agent shall be entitled to treat the Assignee as solely entitled thereto.

12.      AMENDMENTS AND WAIVERS

         Any amendment or modification or waiver of any right under any provision of this Agreement shall be in writing (in the case of an amendment or modification, signed by the parties) and any such waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach.

13.      GENERAL PROVISIONS

         (a) The parties hereto shall from time to time and at all times do all such further acts and things and execute and deliver all such documents as are required in order to fully perform and carry out the terms of this Agreement.

         (b) The provisions of this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

         (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one full set of counterparts.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by its duly authorized representative(s) as of the date first above written.

                                      o, as Assignor

                                      Per:
                                           ------------------------------------
                                           o

                                      Per:
                                           ------------------------------------
                                           o

                                      o, as Assignee

                                      Per:
                                           ------------------------------------
                                           o

                                      Per:
                                           ------------------------------------
                                           o

                                      NEXEN INC.

                                      Per:
                                           ------------------------------------
                                           o

                                      Per:
                                           ------------------------------------
                                           o

                                      THE TORONTO-DOMINION BANK, in its
                                      capacity as Agent

                                      Per:
                                           ------------------------------------
                                           o

                                      Per:
                                           ------------------------------------
                                           o

                                   SCHEDULE C

                             COMPLIANCE CERTIFICATE


TO: The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the "Agent")

AND TO:  Each of the Lenders

1. Reference is made to the Credit Agreement made as of November 26, 2004 between Nexen Inc., as Borrower, The Toronto-Dominion Bank and the other financial institutions party thereto in their capacity as Lenders and the Agent and relating to the establishment of certain credit facilities in favour of the Borrower (as amended, modified, supplemented or restated, the "Credit Agreement"). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Credit Agreement.

2. This Compliance Certificate is delivered pursuant to Section 9.1(e)(iii) of the Credit Agreement.

3. The undersigned, [name], [title] of the Borrower, hereby certifies that, as of the date of this Compliance Certificate, I have made or caused to be made such investigations as are necessary or appropriate for the purposes of this Compliance Certificate and:

         (a) the consolidated financial statements for the [fiscal quarter OR fiscal year] ending o, o provided herewith pursuant to
                  Section 9.1(e) of the Credit Agreement were prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the consolidated financial position of the Borrower as at the date thereof;

         (b)      the representations and warranties made by the Borrower in
                  Section 8.1 of the Credit Agreement are true and correct in all material respects as at the date hereof, except as has heretofore been notified to the Agent by the Borrower in writing [or except as described in Schedule ____ hereto];

         (c) no Default or Event of Default has occurred and is continuing, except as has heretofore been notified to the Agent by the Borrower in writing [or except as described in Schedule ______ hereto]; and

         (d)      as at the aforementioned Quarter End ending o, o:

                  (i)      Long Term Debt was Cdn. $o;

                  (ii) EBITDA for the twelve month period ended on such Quarter End was Cdn. $o;

                  (iii) the ratio of (i) to (ii) above is o : o, and the particulars of the determination of such Long Term Debt and EBITDA are as set forth in Exhibit A attached hereto.

         I give this Compliance Certificate on behalf of the Borrower and in my capacity as the [title] of the Borrower, and no personal liability is created against or assumed by me in the giving of this Compliance Certificate.

         Dated at o, this o day of o, o.


                                             ----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE D

                                CONVERSION NOTICE



TO: The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the "Agent")

DATE:
         ---------------------------------------

1. This Conversion Notice is delivered to you pursuant to the terms and conditions of the Credit Agreement made as of November 26, 2004 between Nexen Inc., as Borrower, The Toronto-Dominion Bank and the other financial institutions party thereto in their capacity as Lenders and the Agent and relating to the establishment of certain credit facilities in favour of the Borrower (as amended, modified, supplemented or restated, the "Credit Agreement"). Unless otherwise expressly defined herein, capitalized terms set forth in this Conversion Notice shall have the respective meanings set forth in the Credit Agreement.

2.       The Borrower hereby requests a Conversion as follows:

         (a)      Conversion Date:
                                   --------------------------------------------

         (b)      Conversion of the following Loans under the referenced Credit
                  Facility:

                  (i)      Type of Loan and Credit Facility:

                  -------------------------------------------------------------


                  (ii) Amount being converted (specify aggregate face amount at maturity in the case of Bankers' Acceptances):

                  -------------------------------------------------------------


                  (iii) Interest Period maturity (for Libor Loans and Bankers' Acceptances):
                                                  -----------------------------

                  -------------------------------------------------------------

                  INTO the following Loan under the same Credit Facility:

                  (iv)     Type of Loan:
                                         --------------------------------------

                  (v) Interest Period (specify term of Libor Loans or Bankers' Acceptances):
                                                  -----------------------------

                  -------------------------------------------------------------

         (c)      Payment, delivery or issuance instructions (if any):
                                                                       --------

                  -------------------------------------------------------------


                                      Yours very truly,

                                      NEXEN INC.

                                      Per:
                                           ------------------------------------
                                           Name:
                                           Title:

                                      Per:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE E


                                 DRAWDOWN NOTICE


TO: The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the "Agent")

DATE:
      -----------------------------


1. This Drawdown Notice is delivered to you pursuant to the terms and conditions of the Credit Agreement made as of November 26, 2004 between Nexen Inc., as Borrower, The Toronto-Dominion Bank and the other financial institutions party thereto in their capacity as Lenders and the Agent and relating to the establishment of certain credit facilities in favour of the Borrower (as amended, modified, supplemented or restated, the "Credit Agreement"). Unless otherwise expressly defined herein, capitalized terms set forth in this Drawdown Notice shall have the respective meanings set forth in the Credit Agreement.

2.       The Borrower hereby requests a Drawdown as follows:

         (a)      Drawdown Date:
                                 ----------------------------------------------

         (b) Amount of Drawdown (specify aggregate face amount at maturity in the case of Bankers' Acceptances):
                                                        -----------------------

         (c)      Type of Loan and Credit Facility:
                                                    ---------------------------

         (d) Interest Period (specify term for Libor Loans and Bankers' Acceptances):

         ----------------------------------------------------------------------

         (e)      Payment, delivery or issuance instructions (if any):
                                                                      ---------

         ----------------------------------------------------------------------


                                      Yours very truly,

                                      NEXEN INC.

                                      Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE F

                                REPAYMENT NOTICE

TO: The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the "Agent")

DATE:
      ------------------------------


1. This Repayment Notice is delivered to you pursuant to the terms and conditions of the Credit Agreement made as of November 26, 2004 between Nexen Inc., as Borrower, The Toronto-Dominion Bank and the other financial institutions party thereto in their capacity as Lenders and the Agent and relating to the establishment of certain credit facilities in favour of the Borrower (as amended, modified, supplemented or restated, the "Credit Agreement"). Unless otherwise expressly defined herein, capitalized terms set forth in this Repayment Notice shall have the respective meanings set forth in the Credit Agreement.

2.       The Borrower hereby gives notice of a repayment as follows:

         (a)      Date of repayment:
                                    -------------------------------------------

         (b)      Loan(s) and Credit Facility:
                                              ---------------------------------

         (c) Interest Period maturity (specify for Libor Loans and Bankers' Acceptances):
                               ------------------------------------------------

         (d)      Amount being repaid (specify
                  aggregate face amount at
                  maturity in the case of Bankers'
                  Acceptances):
                               ------------------------------------------------

         (e)      Repayment instructions (if any):
                                                  -----------------------------


                                      Yours very truly,

                                      NEXEN INC.

                                      Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE G


                                 ROLLOVER NOTICE



TO: The Toronto-Dominion Bank, in its capacity as agent of the Lenders (the "Agent")

DATE:
      ---------------------------

1. This Rollover Notice is delivered to you pursuant to the terms and conditions of the Credit Agreement made as of November 26, 2004 between Nexen Inc., as Borrower, The Toronto-Dominion Bank and the other financial institutions party thereto in their capacity as Lenders and the Agent and relating to the establishment of certain credit facilities in favour of the Borrower (as amended, modified, supplemented or restated, the "Credit Agreement"). Unless otherwise expressly defined herein, capitalized terms set forth in this Rollover Notice shall have the respective meanings set forth in the Credit Agreement.

2.       The Borrower hereby requests a Rollover as follows:

         (a)      Rollover Date:
                                -----------------------------------------------

         (b)      Amount of Rollover:
                                     ------------------------------------------

         (c)      Type of Loan and Credit Facility
                  (specify aggregate face amount at
                  maturity in the case of Bankers'
                  Acceptances):
                               ------------------------------------------------

         (d) New Interest Period (specify term of Libor Loans and Bankers' Acceptances):
                              -------------------------------------------------

         (e)      Payment, delivery or issuance instructions (if any):
                                                                      ---------

         ----------------------------------------------------------------------


                                      Yours very truly,

                                      NEXEN INC.

                                      Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      Per:
                                          -------------------------------------
                                          Name:
                                          Title:

                                  SCHEDULE H-1

                         OPINION FROM BENNETT JONES LLP



December 1, 2004



TO: The Toronto-Dominion Bank and such other financial institutions as are parties to the Credit Agreement as lenders (collectively, the "Lenders")

AND TO: The Toronto-Dominion Bank in its capacity as agent of the Lenders (the "Agent")

AND TO:  McCarthy Tetrault LLP

Dear Sirs:

         RE: NEXEN INC.

         We have acted as counsel on behalf of Nexen Inc. (the "Borrower") in connection with the credit agreement (the "Credit Agreement") made as of November 26, 2004 between the Borrower, the Lenders and the Agent relating to U.S. $2,000,000,000 credit facilities.

         Capitalized terms used herein without express definition shall have the same meanings as are ascribed to such terms in the Credit Agreement. Any matter which is stated herein to be "to the best of our knowledge" means the current actual knowledge of Philip D. Backman and D. Mitchell Williams, the solicitors in our firm who have given substantive attention to the preparation, execution and delivery of the Credit Agreement, and the current actual knowledge of Donald
M. Boykiw, the solicitor presently with our firm who is otherwise principally involved in acting in relation to the Borrower's affairs, without conducting any investigations or review of the files or corporate records of the Borrower (other than our review of the Reviewed Agreements referred to below and the certificates referred to below under the heading "Scope of Examination and Reliance") and does not include constructive knowledge of matters or information.

         This opinion is delivered pursuant to Section 3.2(f) of the Credit Agreement.


SCOPE OF EXAMINATION AND RELIANCE

         We have examined an original of the executed Credit Agreement. We have also examined originals or photostatic, facsimile or certified copies of such records of the Borrower, certificates of public officers and representatives of the Borrower, and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In addition, we have reviewed copies of each of the agreements, indentures and instruments (collectively, the "Reviewed Agreements") listed in Schedule A attached hereto.

         In such examinations, we have assumed the genuineness of all signatures (other than signatures of signatories for the Borrower), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies thereof, and the authenticity of such originals. We have also considered such questions of law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

         With respect to the opinion expressed in paragraph 1 regarding the status of the Borrower, we have relied on a certificate of compliance dated November 29, 2004 issued by Industry Canada. With respect to the opinions expressed in paragraphs 5(a), 5(c), 5(d), 5(e) and 6, we have, with your approval, specifically relied upon two certificates of the Senior Vice-President, General Counsel and Secretary of the Borrower each dated as of the date hereof and addressed to the addresses hereof and Bennett Jones LLP as to the matters set forth therein, copies of which have been delivered to you; however, we are not aware of any fact or circumstance which would disentitle us to rely on such certificates.


QUALIFICATIONS

         In addition, our opinion with respect to the matters referred to below is subject to the following assumptions, qualifications, limitations and reservations:

         (a) the enforcement of the Credit Agreement or any judgment arising out of or in connection therewith may be limited by any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium, realization or other laws of general application affecting creditors' rights from time to time in effect and is subject to general principles of equity and to the equitable or statutory powers of the courts of Canada to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

         (b) no opinion is expressed as to the availability of equitable remedies as such for the enforcement of any provision of the Credit Agreement;

         (c) the CURRENCY ACT (Canada), in effect, precludes a court in Canada from giving judgment in any currency other than lawful money of Canada;

         (d) notwithstanding anything in the Credit Agreement, the provisions of the JUDGMENT INTEREST ACT (Alberta) provide that judgment debts shall bear interest at the rate required thereunder; consequently, provisions in the Credit Agreement which may be interpreted to provide otherwise may not be legal, valid, binding or enforceable;

         (e) any provision of the Credit Agreement purporting to allow severance of an invalid, illegal or unenforceable provision, or restricting its effect, would be enforced only in the discretion of the court and may not be legal, valid, binding or enforceable if such severance or restriction would not accord with public policy or would involve a court making a new contract for the parties;

         (f) the requirement that determinations, requests or demands which may be made pursuant to the exercise of discretion must be exercised reasonably;

         (g)      applicable laws regarding limitations of actions;

         (h) we express no opinion on any provision of the Credit Agreement which:

                  (i) purports to establish evidentiary standards, including those which state that certificates and determinations are to be treated as conclusive;

                  (ii) directly or indirectly purports to exclude unwritten variations, amendments, waivers or consents; or

                  (iii) purports to waive rights to notice or restrict access to legal or equitable remedies or waive the benefit of legal defences, doctrines, principles or protections which are judged by a court to be based on public policy;

         (i) provisions in the Credit Agreement providing for recovery of fees and expenses may be restricted by a court, and counsel fees are subject to taxation;

         (j) we have assumed that the Credit Agreement has been duly authorized, executed and delivered and is within the power, capacity and authority of the parties thereto other than the Borrower and constitute legal, valid and binding obligations of such parties enforceable against them in accordance with its terms;

         (k) those provisions of the Credit Agreement which provide for payment of a higher rate of interest in respect of any amount in default than would otherwise be payable in respect of such amount may not be legal, valid, binding or enforceable;

         (l) we express no opinion on the enforceability of any provisions of the Credit Agreement which create an obligation to pay interest (as defined in the CRIMINAL CODE (Canada)) in an amount or at a rate prohibited by the CRIMINAL CODE (Canada);

         (m) determinations or calculations made by the Agent and the Lenders in the exercise of a discretion purported to be given to them under or by the Credit Agreement may be unenforceable if made in an unreasonable or arbitrary fashion and may not be treated as conclusive notwithstanding contrary provisions in the Credit Agreement, and determinations or references based upon the practice of a certain person may not be enforceable if the practice of such person changes; and

         (n) our opinion is limited to matters governed by the laws of Alberta and the federal laws of Canada applicable therein.


OPINION

         Based and relying upon the foregoing, we are of the opinion that:

1. The Borrower is duly incorporated and validly existing under the laws of Canada.

2. The Borrower has the corporate power and capacity to enter into the Credit Agreement and to perform its obligations thereunder and all necessary corporate action required under applicable law has been taken by the Borrower to authorize the execution and delivery of the Credit Agreement and the performance of its obligations thereunder and in order to make such Credit Agreement a legal, valid, binding and enforceable obligation of the Borrower.

3. The Credit Agreement has been duly executed and delivered by the Borrower.

4. The Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5. The execution, delivery, observance and performance by the Borrower of the Credit Agreement does not:

         (a) contravene or conflict with, result in a breach of or exceed the limitations in the articles or by-laws of the Borrower;

         (b) contravene any applicable law, statute or regulation of the Province of Alberta or the federal laws of Canada;

         (c) to the best of our knowledge, contravene any order, judgment, injunction, award or decree affecting the Borrower or its property, assets and undertakings;

         (d) contravene or result in a breach of or a default under the terms, conditions or provisions of any of the Reviewed Agreements; or

         (e) result in the creation of, or the obligation to create, any Security Interest on or with respect to any of the property, assets or undertaking of the Borrower pursuant to the Reviewed Agreements.

6. To the best of our knowledge, there are no actions, suits or proceedings subsisting, pending or threatened against or affecting the Borrower in or before any court, arbitrator or governmental or regulatory authority, commission, board or agency having jurisdiction in the premises which challenge or purport to challenge the legality, validity or enforceability of the Credit Agreement.

7. No consent, licence, approval or authorization of, or exemption from, or filing, registration, recording, notarization, declaration or qualification with any governmental or regulatory authority, commission, board or agency is required under the laws of the Province of Alberta or the federal laws of Canada in connection with the authorization, execution or delivery of the Credit Agreement by the Borrower or the performance by the Borrower of the terms thereof or to ensure the validity or enforceability thereof, other than those which have been unconditionally obtained or made.


EFFECTIVE DATE AND RELIANCE

         This opinion is effective as of its date and relates exclusively to the present transactions contemplated by the Credit Agreement and may not be relied upon by any person other than the addressees, assignees and participants of the Lenders and successors to the Agent in accordance with the Credit Agreement or for any other purpose without our express prior written consent.

                                                     Yours very truly,

                                   SCHEDULE A

                               REVIEWED AGREEMENTS

Agreements, indentures and instruments which create or evidence Debt in excess of Cdn. $100,000,000:

1. Loan Agreement dated December 29, 1988 and amended and restated as of November 17, 2000, and as further amended on August 1, 2001, July 31, 2002 and July 29, 2003 between the Borrower, The Toronto-Dominion Bank, as agent, and the Lenders (as therein defined), providing for a revolving term facility in the amount of Cdn. $410,000,000 more or less;

2. Restated Credit Agreement made as of April 14, 1997 and amended and restated as of October 16, 2000 and as further amended on July 31, 2001, July 30, 2002, July 29, 2003 and November 4, 2003 between the Borrower, The Toronto-Dominion Bank, as agent, and the Lenders (as therein defined), providing for credit facilities in the amount of Cdn. $1,171,000,000 more or less;

3. Trust Indenture dated as of June 7, 1991, between the Borrower and National Trust Company, as supplemented by four supplemental indentures dated as of January 30, 1992, as of May 6, 1993, as of November 15, 1996 and as of July 2, 1997, pursuant to which debentures or notes are outstanding as follows:

         (a) Cdn. $100,000,000 aggregate principal amount of 6.85% Debentures due 2006;

         (b) Cdn. $150,000,000 aggregate principal amount of 6.45% Medium Term Notes due 2007; and

         (c) Cdn. $125,000,000 aggregate principal amount of 6.30% Medium Term Notes due 2008;

4. Trust Indenture dated as of April 28, 1998 between the Borrower and CIBC Mellon Trust Company, as supplemented by a First Supplemental Indenture dated as of April 28, 1998 pursuant to which U.S. $200,000,000 7.40% Notes due 2028 were issued, a Second Supplemental Indenture dated as of February 4, 1999, a Third Supplemental Indenture dated as of March 11, 2002 pursuant to which U.S. $500,000,000 7.875% Notes due 2032 were issued and a Fourth Supplemental Indenture dated as of November 20, 2003 pursuant to which U.S. $500,000,000 5.05% Notes due 2013 were issued; and

5. Subordinated Debt Indenture dated as of November 4, 2003 between the Borrower and Deutsche Bank Trust Company Americas providing for the issuance of U.S. $460,000,000 of 7.35% Subordinated Notes due 2043.

                                 "SCHEDULE H-2"



1 December 2004



To:        The Toronto-Dominion Bank
           and such other financial institutions
           as are parties to the Credit Agreement
           as lenders (collectively the "Lenders")

And To:    The Toronto-Dominion Bank in its capacity
           As agent of the Lenders (the "Agent)



Dear Sirs

CREDIT AGREEMENT DATED 26 NOVEMBER 2004 BETWEEN NEXEN, INC. (1), THE LENDERS (2) AND THE TORONTO-DOMINION BANK IN ITS CAPACITY AS AGENT OF THE LENDERS (3) (THE "CREDIT AGREEMENT")

Our opinion in relation to the sale and purchase by Nexen Energy Holdings International Limited from EnCana (U.K.) Holdings Limited of the entire issued share capital of EnCana (U.K.) Limited, is attached.

Yours faithfully

                                                                     NORTON ROSE
1 December 2004


                                  1: BACKGROUND

1.1 In this opinion, capitalised terms used without express definition shall have the same meanings as ascribed thereto in the Credit Agreement save that the following terms shall have the same meanings as are ascribed thereto in the Purchase and Sale Agreement: Buzzard Field, Licenses, Material Contracts, Operator, Secretary, and Scott and Telford Fields.

1.2 This opinion is given in relation to certain English law aspects of the Acquisition as set out in Part 2.

1.3 We have acted as English legal advisers to Nexen, Inc and Nexen Energy Holdings International Limited in relation to the Acquisition.

1.4      We have examined copies of the following documents relating to the
         Acquisition:

         (a)  the operating agreements and documents ancillary thereto listed in
              Schedule 1 (the "OPERATING AGREEMENTS"); and

         (b) the engineering, construction and procurement documents governed by English law described in Schedule 2 (the "BUZZARD PROJECT DOCUMENTS").

1.5 For the purpose of giving this opinion, we have examined no other documents and have undertaken no independent searches or enquiries.

1.6 Our opinions are given in Part 2. Part 3 explains their scope and Part 4 describes the assumptions on which they are made.

                                                                     NORTON ROSE
1 December 2004


                                  2: OPINIONS


Based on, and subject to, the other provisions of this opinion, we are of the following opinions:

         GOVERNMENTAL AUTHORISATIONS

2.1 The only Governmental Authorization necessary for the closing of the Acquisition is a confirmation from the Secretary that the Secretary does not intend to exercise her power, under any of the model clauses in any of the Licenses or otherwise, to revoke any of the Licenses or to require a further change of control of the Target as a result of the closing of the Acquisition; such Governmental Authorization has been unconditionally obtained and is in full force and effect at the date of this opinion. However the following matters are drawn to your attention:

         (a) Within the European Union, transactions which fall under the jurisdiction of the EC Merger Regulation (Council Regulation 139/2004/EC) are subject to antitrust approval requirements by way of notification to the European Commission for clearance prior to their implementation. Acquisitions fall under the EC Merger Regulation where the turnovers of the parties involved exceed certain thresholds set out in the Regulation. We have concluded that the EC Merger Regulation does not apply to the Acquisition and, accordingly, no antitrust approval by the European Commission is required.

         (b) Where the EC Merger Regulation does not apply to an acquisition, national merger control regimes within the EU Member States may be relevant. We have concluded that the only national jurisdiction in the EU relevant to the Acquisition is that of the UK. Under the UK merger control regime, in the Enterprise Act 2002, there is no obligation to obtain antitrust clearance for acquisitions falling within its jurisdiction; notification with a view to pre-clearance is voluntary rather than mandatory. However, in the absence of a notification to obtain pre-clearance, the acquirer bears the risk of regulatory intervention by the UK antitrust authorities at any time in the subsequent four months - leading, in the worst case, to a requirement to divest the acquired business. Notification with a view to pre-clearance is therefore advisable where there are material competition issues (e.g. overlaps between the activities of the parties or upstream/downstream links) which give rise to a risk of such regulatory intervention. In the absence of such issues, a notification is generally not considered necessary in practice unless the acquirer wishes to take a very cautious approach. We have concluded in relation to the Acquisition that there is a low risk of material competition issues arising, and no notification to the UK regulatory authorities has been made.

         (c) The conclusions set out in paragraphs 2.1 (a) and (b) are based on our understanding from the publicly available information that:
              (i) Nexen Inc. and its Subsidiaries have no activities/turnover at all within the European Union currently; (ii) Encana (UK) Limited's European Union activities are only those in the UK; and
              (iii) Encana (UK) Limited has a turnover in excess of (pound)70 million from its UK activities.

         (d) We have not advised on antitrust issues outside the UK and the EU and give no opinion in respect thereof.

         EFFECT ON OTHER AGREEMENTS

2.2 The closing of the Acquisition does not require any consent, approval or authorization under, nor does the closing of Acquisition contravene, breach or result in a default under, any of the following:

2.2.1    the Operating Agreements; or

2.2.2    any of the Buzzard Project Documents.

                                                                     NORTON ROSE
1 December 2004


         MAKING OF DISTRIBUTIONS

2.3 Except for required withholding taxes pursuant to the CANADA - UNITED KINGDOM TAX CONVENTION and except for any prohibitions, restrictions or limitations contained in the Companies Act 1985 (as amended) (a summary of which is set out in the Appendix hereto), there are no prohibitions, restrictions, limitations, withholdings or deductions on or applicable to the payment of dividends or other income distributions by any of the Target Companies to any of their respective shareholders.

                                                                     NORTON ROSE
1 December 2004


                                    3: SCOPE

3.1 This opinion is governed by English law and is subject to the exclusive jurisdiction of the English courts.

3.2 This opinion is given only in relation to English law as it is understood at the date of this opinion. We have no duty to keep you informed of subsequent developments which might affect this opinion.

3.3 If a question arises in relation to a cross-border transaction, it may not be the English courts which decide that question and English law may not be used to settle it.

3.4 We express no opinion on, and have taken no account of, the laws of any jurisdiction other than England and Wales.

3.5      We express no opinion on matters of fact.

3.6 Our opinion is limited to the matters expressly stated in Part 2, and it is not to be extended by implication. In particular, we express no opinion on the accuracy of the assumptions contained in Part 4. Each statement which has the effect of limiting our opinion is independent of any other such statement and is not to be impliedly restricted by it. Paragraph headings are to be ignored when construing this opinion.

3.7 Our opinion is given solely for the benefit of the addressees, assignees and participants of the Lenders and successors to the Agent in accordance with the Credit Agreement. It may not be relied on by any other person without our express prior written consent.

                                                                     NORTON ROSE
1 December 2004


                               4   ASSUMPTIONS

This opinion is based on the following assumptions:

         ACCURACY OF DOCUMENTS

4.1 The copy documents made available to us and listed in Schedules 1 and 2 are complete, accurate and up-to-date copies of the originals and there has been no variation of any of the provisions of such documents other than as set out therein.

         OTHER FACTS

4.2 There are no other facts relevant to this opinion that do not appear from the documents referred to in Part 1.

         OTHER LAWS

4.3 No law of any jurisdiction other than England and Wales has any bearing on the opinions contained in Part 2.

                                                                     NORTON ROSE
1 December 2004


                                   SCHEDULE 1
                              OPERATING AGREEMENTS

-----------------------------------------------------------------------------------------------------------------
NO  DATE           DESCRIPTION                                     PARTIES
-----------------------------------------------------------------------------------------------------------------
1   13/08/1987     Operating    Agreement    for   UK   Petroleum  Amerada Hess Limited,  Deminex UK Oil and Gas
                   Production Licence P.218                        Limited,  Pict Petroleum plc,  Kerr-McGee Oil
                                                                   (U.K.) plc and Whitehall Petroleum Limited

-----------------------------------------------------------------------------------------------------------------
2   31/12/1987     Supplemental   Agreement   to  the   Operating  Deminex  UK Oil and Gas  Limited,  Deminex UK
                   Agreement for UK Petroleum  Production Licence  Rob  Roy  Limited,   Amerada  Hess   Limited,
                   P.218,  Block 15/21a (Assignment to Deminex UK  Kerr-McGee  Oil (U.K.)  plc,  Pict  Petroleum
                   Rob Roy Limited)                                plc and Whitehall Petroleum Limited

-----------------------------------------------------------------------------------------------------------------
3   1/10/2003      Execution   Agreement   in   respect   of  the  The  Administrator,   Amerada  Hess  Limited,
                   Affected  Petroleum   Agreements  for  Licence  EnCana  (U.K.)  Limited and the  Secretary of
                   P.218, Block 15/21a and Licence P.588           State for Trade and Industry
                   Blocks 15/21b, 15/21c and 15/21d

-----------------------------------------------------------------------------------------------------------------

4   9/11/1990      Unitisation & Unit Operating Agreement          Amerada Hess Limited,  Deminex UK Oil and Gas
                                                                   Limited,  Kerr-McGee  Oil  (U.K.)  plc,  Pict
                                                                   Petroleum  plc,   Amoco  (U.K.)   Exploration
                                                                   Company,    Amoco   UK   Petroleum   Limited,
                                                                   Enterprise  Oil plc, Mobil North Sea Limited,
                                                                   North Sea, Inc and North Sea Limited

-----------------------------------------------------------------------------------------------------------------
5   13/10/1992     Amendment to Scott Field  Unitisation and Unit  Amerada Hess Limited,  Deminex UK Oil and Gas
                   Operating Agreement                             Limited,  Kerr-McGee  Oil  (U.K.)  plc,  Pict
                                                                   Petroleum  plc,   Amoco  (U.K.)   Exploration
                                                                   Company,    Amoco   UK   Petroleum   Limited,
                                                                   Enterprise   Oil  plc  and  Mobil  North  Sea
                                                                   Limited

-----------------------------------------------------------------------------------------------------------------
6   12/05/1994     Amendment  No.  2 Scott  Unitisation  and Unit  Amerada    Hess    Limited,    Amoco   (U.K.)
                   Operating Agreement                             Exploration   Company,   Amoco  UK  Petroleum
                                                                   Limited,  Deminex  UK Oil  and  Gas  Limited,
                                                                   Enterprise  Oil plc,  Kerr-McGee  Oil  (U.K.)
                                                                   plc,  Superior  Oil (U.K.)  Limited  and Pict
                                                                   Petroleum plc

-----------------------------------------------------------------------------------------------------------------
7   17/07/1998     Amendment  No. 3 to the  Scott  Unitisation  &  Amerada    Hess    Limited,    Amoco   (U.K.)
                   Unit Operating Agreement                        Exploration   Company,   Amoco  UK  Petroleum
                                                                   Limited,  Deminex  UK Oil  and  Gas  Limited,
                                                                   Enterprise  Oil plc,  Kerr-McGee  Oil  (U.K.)
                                                                   plc,  Superior  Oil (U.K.)  Limited  and Pict
                                                                   Petroleum plc

-----------------------------------------------------------------------------------------------------------------
8   8/12/1995      Unitisation & Unit Operating Agreement          Amerada Hess Limited,  Deminex UK Oil and Gas
                                                                   Limited,  Kerr-McGee Oil (U.K.) plc,  Premier
                                                                   Pict   Petroleum   Limited,    Amoco   (U.K.)
                                                                   Exploration   Company,   Amoco  UK  Petroleum
                                                                   Limited,  Enterprise Oil plc, and Mobil North
                                                                   Sea Limited
-----------------------------------------------------------------------------------------------------------------

                                                                     NORTON ROSE
1 December 2004

-----------------------------------------------------------------------------------------------------------------
NO  DATE           DESCRIPTION                                     PARTIES
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
9   13/11/2003     Buzzard  Field Area  Operating  Agreement
                   for UKCS Production Licences P986 and
                   P928S
-----------------------------------------------------------------------------------------------------------------

                                                                     NORTON ROSE
1 December 2004


                                   SCHEDULE 2

                            BUZZARD PROJECT DOCUMENTS

(a) Form of Agreement for Utilities Deck Fabrication and Accommodation Module with Heerema Hartlepool Ltd (00012);

(b) Form of Agreement for Galaxy III drilling unit and associated drilling services dated 21 November 2003 with GlobalSantaFe Drilling UK Ltd (00024);

(c) Form of Agreement for Concept Definition and Project Specification, Detailed Design and Follow On Engineering (00005);

(d)      Form of Agreement for Accommodation Vessel with Prosafe Rigs Ltd
         (00059); and

(e) Form of Agreement for Living Quarters and Helideck with SLP Engineering LTd (00013);

(f) Letter of Agreement for Front End Engineering and Design in respect of the proposed Buzzard Mercaptans Removal Plant dated 4 June 2004.

(g) Form of Agreement for Production Deck Fabrication with Dragados Offshore S.A (00011);

(h) Form of Agreement for Wellhead Deck Fabrication with Burntisland Fabrications Ltd (00035);

(i) Form of Agreement for Subsea Wellheads and Production Trees on UK Continental Shelf with ABB Vetco Gray (UK) Ltd (00046/1);

(j) Form of Agreement for Subsea Control System with ABB Offshore Systems Ltd (00020);

(k) Form of Agreement for Surface Wellheads and Production Trees on the UK Continental Shelf with Drill Quip (Europe) Ltd (00046/2);

(l) Form of Agreement for Buzzard Pipeline Engineering Services with BP Exploration Operating Company Limited [(XEU-9477)];

(m) Buzzard Field Area Operating Agreement between Buzzard field co-venturers and Encana (UK) Limited;

(n) Form of Agreement for Offshore Transportation and Installation with Saipem UK Limited (00028);

(o) Form of Agreement for the Engineering, Procurement and Construction Jackets and Piles with Aker Verdal AS (00007).

                                    APPENDIX

1 S263 (1) Companies Act 1985 ("CA") states that a company shall not make a distribution except out of profits available for the purpose. "Distribution" is defined (in s261(2) CA) as "every description of distribution of a company's assets to its members, whether in cash or otherwise, except distribution by way of [ capital distribution, including redemption, re-purchase or reduction of share capital and distributions of assets on a winding-up]".

2 Under s263(3) CA, a company's "profits available for distribution" are "its accumulated, realised profits, so far as not previously utilised by distribution or capitalisation, less its accumulated, realised losses, so far as not previously written off in a reduction or reorganisation of capital duly made."

3 The amount of a distribution which may be made is, generally speaking, determined by reference to the company's last annual audited accounts, which must be prepared in accordance with CA (although provision exists for payment of interim dividends by reference to unaudited, properly prepared, interim accounts) (ss270-272 CA).

4 Where a company makes a distribution of or including a non-cash asset, and any part of the amount at which that asset is stated in the accounts relevant for the purposes of the distribution represents an unrealised profit, that profit is to be treated as a realised profit for the purpose of determining the lawfulness of the distribution.

5 Where a distribution, or part of one, made by a company to one of its members is made in contravention of CA and, at the time of the distribution, he knows or has reasonable grounds for believing that it is so made, he is liable to repay it (or the relevant part) to the company or (in the case of a distribution made otherwise than in cash) to pay to the company a sum equal to the value of the distribution (or part) at that time.

                    SCHEDULE I - OPINION OF LENDERS' COUNSEL


December 1, 2004


The Toronto-Dominion Bank
Bank of America, N.A., Canada Branch
BNP Paribas (Canada)
Canadian Imperial Bank of Commerce
Citibank, N.A., Canadian Branch
Deutsche Bank AG, Canada Branch
Royal Bank of Canada
The Bank of Nova Scotia
Bank of Montreal
Bank of Tokyo-Mitsubishi (Canada)
Export Development Canada
HSBC Bank USA N.A., Toronto Branch
National Bank of Canada
Congress Financial Corporation Canada
WestLB AG, Toronto Branch
Alberta Treasury Branches
La Caisse centrale Desjardins du Quebec
United Overseas Bank Limited, Vancouver Branch
(collectively, the "INITIAL LENDERS")
and such other persons as may become
Lenders under the Credit Agreement

and

The Toronto-Dominion Bank, as Agent under the Credit Agreement

Dear Sirs:

RE: U.S.$2,000,000,000 NON-REVOLVING TERM CREDIT FACILITIES IN FAVOUR OF NEXEN INC.

         This opinion is furnished to the addressees pursuant to Section 3.2(f)(iii) of the credit agreement made as of November 26, 2004 between Nexen Inc. (the "BORROWER"), as borrower, the Initial Lenders as lenders, and The Toronto-Dominion Bank as agent of the Lenders (the "CREDIT AGREEMENT"). Capitalized terms used herein without express definition shall have the meanings ascribed thereto in the Credit Agreement.

         We have acted as counsel on behalf of the Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the Credit Agreement.

SCOPE OF REVIEW

         We have examined an original or photostatic, facsimile or certified copy of the executed Credit Agreement. In such examination, we have assumed the conformity with the original of any such copies of the executed Credit Agreement and the authenticity of such original.

         We have not conducted or caused to be conducted any searches, inquiries, investigations or reviews relating to the Borrower or any agreement, instrument, judgment, rule, regulation, order, Security Interest or third party interest to which the Borrower is subject or by which the Borrower's property, assets, undertakings, rights or interests are or may be bound or any litigation or governmental or regulatory proceedings commenced, pending or threatened against or affecting the Borrower or the Borrower's property, assets, undertakings, rights or interests.

SUPPORTING OPINION AND CERTIFICATES

         For the purpose of the opinion expressed herein, we have, with your approval, relied upon the opinion of Bennett Jones LLP of even date (the "SUPPORTING OPINION") delivered to you concurrently with this opinion as to the subsistence of the Borrower, the capacity and power of the Borrower, the authorization of the Borrower to enter into and perform the Credit Agreement, the due execution and delivery of the Credit Agreement by the Borrower, and the obtaining of all requisite consents and approvals from Governmental Authorities and other persons in order for the Borrower to enter into and perform the Credit Agreement. We have participated in the negotiation and settlement of the form and content of the Supporting Opinion. The Supporting Opinion is in form and content satisfactory to us and we believe that we and you are justified in relying upon the same.

         In addition, we have, with your approval, relied solely (without independent verification of the facts therein) on the corporate certificates and certificates of officers of the Borrower delivered with the Supporting Opinion as to the matters set forth therein.

QUALIFICATIONS

         Our opinion with respect to the matters referred to below is subject to the following assumptions, qualifications, limitations and reservations:

         (a) the enforceability of the Credit Agreement (including any judgement arising out of or in connection therewith) is subject to and may be limited by:

                  (i) any applicable bankruptcy, insolvency, winding-up, arrangement, liquidation, realization, reorganization, moratorium, fraudulent preference, or other laws affecting creditors' rights generally or affecting the enforcement of the rights of creditors generally;

                  (ii)     applicable laws regarding limitations of actions;

                  (iii) general principles of equity which may apply to any proceeding in equity or at law;

                  (iv) the powers of a court to stay proceedings before it, to stay the execution of judgment and to grant relief from forfeiture;

                  (v) the discretion which a court may reserve to itself to decline to hear an action if it is contrary to public policy for it to do so or if it is not the proper forum to hear such action;

                  (vi) limitations upon the right of a creditor to receive immediate payment of amounts stated to be payable on demand or acceleration; and

                  (vii) limitations upon the right of a party to the Credit Agreement to enforce such document on the basis of a default of a minor or non-substantive nature, such as the failure to produce a document in a timely manner;

         (b) we express no opinion as to the enforceability of any provisions of the Credit Agreement which:

                  (i) purport to establish evidentiary standards, such as provisions stating that certain determinations, calculations, requests or certificates will be conclusive and binding, may not be enforceable or may be limited in their application;

                  (ii) purport to effect waivers of the benefit or protection of doctrines, principles or statutory provisions viewed by a court as based on public policy, and provisions which purport to exclude unwritten variations, amendments, waivers or consents, may not be enforceable;

                  (iii) purport to relieve a person from a duty or liability otherwise owed, or which purport to require indemnification or reimbursement to the extent that they relate to the failure of such person to have performed such a duty or liability;

                  (iv) purport to sever from the Credit Agreement any provision that is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the Credit Agreement;

                  (v) purport to render a party liable for a higher rate of interest after default than before;

                  (vi) purport to apply notwithstanding non-performance by another party thereto or notwithstanding contrary provisions of applicable laws;

                  (vii) deem reliance on, or permit the enforcement of, representations, warranties, certificates or other factual information, by a person having notice (actual or constructive) of inaccuracies or misleading statements therein;

                  (viii) directly or indirectly purport to exclude unwritten variations, amendments, waivers or consents;

                  (ix) purport to waive rights to notice or restrict access to legal or equitable remedies or waive the benefit of legal defenses, doctrines, principles or protections which are judged by a court not to be capable of being waived, in whole or in part, based on public policy;

                  (x) purport to bind or affect, or confer a benefit upon, persons which are not party to the Credit Agreement other than by or through an agent or trustee which is a party thereto; or

                  (xi) provide that delay or failure by a party to exercise any right, remedy or option will not operate as a waiver thereof;

         (c) we express no opinion as to the availability of equitable remedies for the enforcement of any provision of the Credit Agreement;

         (d) we express no opinion as to the compliance of the Credit Agreement with section 347 of the CRIMINAL CODE (Canada) or whether the Credit Agreement provides for receipt of interest or other amounts by the Agent or the Lenders at a "criminal rate" within the meaning of and contravention of section 347 of the CRIMINAL CODE (Canada);

         (e) the provisions of the JUDGMENT INTEREST ACT (Alberta) may limit interest on a judgment debt to a rate less than the rate provided for contractually;

         (f) determinations or demands made by a person in the exercise of a discretion purported to be given to it may be unenforceable if made in unreasonable or arbitrary fashion;

         (g) the ability to recover a claim for certain costs or expenses may be restricted by a court to a reasonable amount and legal fees are subject to taxation;

         (h) the CURRENCY ACT (Canada), in effect, precludes a court in Canada from giving judgment in any currency other than the lawful money of Canada;

         (i) we have assumed the legal existence of the parties to the Credit Agreement other than the Borrower and have further assumed that the Credit Agreement (i) has been duly authorized, executed and delivered and is within the power, capacity and authority of the parties thereto other than the Borrower and (ii) constitutes legal, valid and binding obligations of the parties thereto other than the Borrower, enforceable against such parties in accordance with its terms;

         (j) our opinion is subject to any assumption, qualification, limitation or reservation referred to in the Supporting Opinion to the extent that the same are relevant to our reliance upon such opinion for the purpose hereof; and

         (k) our opinion is limited to matters governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

OPINION

Based and relying upon the foregoing, and subject to the assumptions, qualifications, limitations and reservations set forth herein, we are of the opinion that the Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

EFFECTIVE DATE AND RELIANCE

         This opinion is effective as of the date hereof, relates exclusively to the present transactions contemplated in the Credit Agreement and may not be relied upon by or distributed to any other person other than the addressees (and permitted assignees and participants of the Lenders and successor Agents in accordance with the Credit Agreement) or for any other purpose without our express prior written consent.

Yours very truly,

                                   SCHEDULE J

                        MATERIAL RESTRICTED SUBSIDIARIES

Nexen Chemicals Canada Limited Partnership
Nexen Marketing
Nexen Canada Ltd.
Nexen Petroleum Canada
Nexen Petroleum U.S.A. Inc.
Nexen Petroleum Sales U.S.A. Inc.
Nexen Petroleum Capital Management U.S.A. Inc.
Nexen Petroleum Offshore U.S.A. Inc.
Nexen Marketing U.S.A. Inc.
Nexen Energy Holdings International Limited
Canadian Nexen Petroleum Yemen
Nexen Petroleum Colombia Limited
Nexen Marketing Singapore Pte Ltd.
EnCana (U.K.) Limited (effective upon completion of the Acquisition)

                             RESTRICTED SUBSIDIARIES

EnCana (U.K.) Limited (effective upon completion of the Acquisition)
EnCana (Ettrick) Limited (effective upon completion of the Acquisition)
EnCana Exploration (U.K.) Limited (effective upon completion of the Acquisition) Canadian Nexen Petroleum East Al Hajr Ltd.
Canadian Nexen Yemen Ltd.
Canadian Petroleum Ecuador Limited
Canadian Petroleum Vietnam Ltd.
Canadian Petroleum Yemen Limited
CanadianOxy Offshore Production Co.
ICH Capital Management Hungary Limited Liability Company
ICM Assurance Ltd.
International Capital Corporation Ltd.
International Capital Holdings Limited
Nexen Canada Ltd.
Nexen Chemicals Canada Ltd.
Nexen Chemicals Holdings International Limited
Nexen Chemicals U.S.A. Inc.
Nexen E & P Services Nigeria Limited
Nexen Energy Holdings International Limited
Nexen Energy Services International Ltd.
Nexen Field Services Nigeria Limited
Nexen Holdings U.S.A. Inc.
Nexen Marketing International Ltd.
Nexen Marketing Singapore Pte Ltd.
Nexen Marketing U.S.A. Inc.
Nexen Oil and Gas U.S.A. Inc.

Nexen Oilfield Services Nigeria Ltd.
Nexen Petroleum Australia Pty Limited
Nexen Petroleum Capital Management U.S.A. Inc.
Nexen Petroleum Colombia Limited
Nexen Petroleum do Brasil Ltda.
Nexen Petroleum Equatorial Guinea Limited
Nexen Petroleum Exploration and Production Nigeria Limited
Nexen Petroleum Holdings Australia Pty Limited
Nexen Petroleum Holdings U.S.A. Inc.
Nexen Petroleum International Ltd.
Nexen Petroleum International (U.S.A.) Inc.
Nexen Petroleum Nigeria Limited
Nexen Petroleum Nigeria Offshore Ltd.
Nexen Petroleum North Africa Limited
Nexen Petroleum Offshore Systems U.S.A. Inc.
Nexen Petroleum Offshore U.S.A. Inc.
Nexen Petroleum Operations Yemen Limited
Nexen Petroleum Sales U.S.A. Inc.
Nexen Petroleum U.S.A. Inc.
Nexen Quimica Brasil Ltda.
Nexen Services Jersey Limited


PARTNERSHIPS

Canadian Nexen Petroleum Yemen
Nexen Chemicals Canada Limited Partnership
Nexen Chemicals U.S.A.
Nexen Marketing
Nexen Petroleum Canada